     As filed with the Securities and Exchange Commission on March 10, 2000
                                                     Registration No.: 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                              Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)
       California                     6711                   77-0487041
    (State or other            (Primary Standard          (I.R.S. Employer
    jurisdiction of                Industrial              Identification
    incorporation or      Classification Code Number)         Number)
     organization)
                            2860 West Bayshore Road
                          Palo Alto, California 94303
                                 (650) 813-8200
   (Address including zip code, and telephone number, including area code, of registrant's principal executive office)
                                Linda M. Iannone
                                General Counsel
                              Greater Bay Bancorp
                         400 Emerson Street, 3rd Floor
                          Palo Alto, California 94301
                                 (650) 614-5734
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:

          William T. Quicksilver, Esq.                        Steven M. Plevin, Esq.
         Manatt, Phelps & Phillips LLP                        Lillick & Charles LLP
          11355 West Olympic Boulevard                        Two Embarcadero Center
         Los Angeles, California 90064                   San Francisco, California 94111
           Telephone: (310) 312-4210                        Telephone: (415) 984-8462

                                ---------------
          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

                                ---------------
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                 Proposed maximum Proposed maximum
      Title of Each Class of       Amount to be   offering price      aggregate        Amount of
   Securities to be Registered     registered(2)   per unit(3)    offering price(3) registration fee
----------------------------------------------------------------------------------------------------
Common Stock, no par value(1)...     3,260,000          --          $117,755,400        $31,088
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Includes one attached Preferred Share Purchase Right per share.

(2) This amount is based on the maximum number of shares of Greater Bay common stock to be issued upon consummation of the Merger contemplated in the Agreement and Plan of Reorganization dated December 14, 1999 by and between Greater Bay and Coast Bancorp based on an assumed Conversion Ratio of 0.675.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(f)(l) of the Securities Act of 1933, as amended, based on the product of the estimated maximum number of shares of common stock of Coast Bancorp to be exchanged for the stock of Greater Bay Bancorp (4,830,000) multiplied by the average of the high and low last sale prices of Coast Bancorp common stock as reported on The Nasdaq Stock Market on March 7, 2000 ($24.38).

                                ---------------
   Greater Bay Bancorp hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Greater Bay Bancorp shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, dated March 10, 2000

GREATER BAY BANCORP                                                COAST BANCORP

                        JOINT PROXY STATEMENT/PROSPECTUS

                                MERGER PROPOSED

                          YOUR VOTE IS VERY IMPORTANT

  The Boards of Directors of Greater Bay Bancorp and Coast Bancorp have unanimously approved an agreement to merge Coast Bancorp with and into Greater Bay Bancorp. As a result of the proposed merger, Coast Commercial Bank, a subsidiary of Coast Bancorp, will become a subsidiary of Greater Bay Bancorp.

  If we complete the merger, shareholders of Coast Bancorp will receive approximately 0.675 shares of Greater Bay Bancorp common stock for each share of Coast Bancorp common stock plus cash for any fractional shares. The amount of Greater Bay Bancorp common stock to be received by Coast Bancorp shareholders will adjust according to a formula, depending on the average closing price of Greater Bay Bancorp common stock at the completion of the merger. We estimate that, upon completion of the merger, current Coast Bancorp shareholders will own approximately 19.6% of the outstanding Greater Bay Bancorp common stock.

  This document gives you detailed information about the merger and includes a copy of the merger agreement, and you should read it carefully. It is a joint proxy statement that both companies are using to solicit proxies for use at their shareholder meetings. It is also a prospectus relating to Greater Bay Bancorp's issuance of its shares of common stock in connection with the merger. Before you make a decision on how to vote on the merger, you should consider the "Risk Factors" on page 19 of the attached joint proxy statement/prospectus.

  We are enthusiastic about the merger and the strength and capabilities we expect from the combined company. We join all the other members of each company's Board of Directors in recommending that you vote in favor of the merger.

            David L. Kalkbrenner                   Harvey J. Nickelson
    President and Chief Executive Officer President and Chief Executive Officer
             Greater Bay Bancorp                      Coast Bancorp

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The securities offered through this document are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

  The date of this Joint Proxy Statement/Prospectus is             , 2000 and
it is first being mailed to shareholders on or about             , 2000.

                              GREATER BAY BANCORP

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               To Be Held On          , 2000 at            a.m.
                        Place                         .

Purposes:

     To vote on the merger of Coast Bancorp and Greater Bay Bancorp and related matters

     To elect four directors

     To amend the Greater Bay Bancorp 1996 Stock Option Plan, as amended, to increase by 2,500,000 the number of shares reserved for issuance under the plan.

     To amend the Greater Bay Bancorp Articles of Incorporation to increase the number of authorized shares of common stock from 24,000,000 to 40,000,000

     To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for 2000 and

     To conduct other business if properly raised

   Only shareholders of Greater Bay Bancorp as of the close of business on , 2000 may vote at the annual meeting.

   In connection with the proposed merger, you may exercise dissenters' rights as provided in the California General Corporation Law. If you meet all the requirements of this law, and follow all of its required procedures, you may receive cash in the amount equal to the fair market value, as determined by Greater Bay Bancorp, or, if required, by a court of law, of your shares of Greater Bay Bancorp common stock as of December 13, 1999, the day immediately preceding the announcement of the merger. For additional details about dissenters' rights, please refer to "Dissenting Shareholders' Rights" and Annex E in the accompanying joint proxy statement/prospectus.

   Article IV, Section 2 of our Bylaws provides for the nomination of directors in the following manner:

   "Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder:

  (a) the name and address of each proposed nominee;

  (b) the principal occupation of each proposed nominee;

  (c) the number of shares of capital stock of the corporation owned by each proposed nominee;

  (d) the name and residence address of the notifying shareholder; and

  (e) the number of shares of capital stock of the corporation owned by the notifying shareholder.

   Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected."

   IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          Linda M. Iannone
                                          Corporate Secretary

Palo Alto, California
     , 2000

                                 COAST BANCORP

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                To Be Held On          , 2000 at            a.m.
                        Place: Museum of Art and History
                               705 Front Street
                               Santa Cruz, California 95060

Purposes:

     To vote on the merger of Coast Bancorp and Greater Bay Bancorp and related matters. In the merger, you will receive approximately 0.675 shares of Greater Bay Bancorp common stock for each share of Coast Bancorp common stock you own before the merger. The amount of Greater Bay Bancorp common stock to be received by Coast Bancorp shareholders will adjust according to a formula, depending on the average closing price of Greater Bay Bancorp common stock at the completion of the merger.

     To conduct other business if properly raised.

   Only shareholders of Coast Bancorp as of the close of business on        ,
2000 may vote at the Coast Bancorp special meeting.

   In connection with the proposed merger, you may exercise dissenters' rights as provided by the California General Corporation Law. If you meet all the requirements of this law, and follow all of its required procedures, you may receive cash in the amount equal to the fair market value, as determined by Coast Bancorp, or, if required, by a court of law, of your shares of Coast Bancorp common stock as of December 13, 1999, the day immediately preceding the announcement of the merger. For additional details about dissenters' rights, please refer to "Dissenting Shareholders' Rights" and Annex E in the accompanying joint proxy statement/prospectus.

                                          By Order of the Board of Directors

                                          Sandra Anderson
                                          Corporate Secretary

Santa Cruz, California
       , 2000

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING DOCUMENT.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will I receive in the merger?

A: For each outstanding share of Coast Bancorp common stock you own, you will receive 0.675 shares of Greater Bay common stock if the average closing price of that stock is between $32.84 and $38.16. This is called the "conversion ratio." If the average closing price of that stock is greater than $38.16, the conversion ratio will adjust according to a formula. If the average closing price of Greater Bay stock is less than $32.84, Greater Bay may elect a top up option in which the conversion ratio will adjust according to a formula equivalent to $22.17 per Coast Bancorp share. If Greater Bay does not elect the top up option, the Board of Directors of Coast Bancorp may terminate the merger agreement or agree that the conversion ratio will be fixed at 0.675.

    Average closing price means the average closing sale price on The Nasdaq National Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

    Greater Bay will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Greater Bay common stock that you would otherwise be entitled to receive based upon the market value (as determined in the merger agreement) of a share of Greater Bay common stock at the time of the merger.

    Each share of Greater Bay common stock held by Greater Bay shareholders will continue to represent one share of Greater Bay common stock following the merger. After the merger, Coast Bancorp's former shareholders will own approximately 19.6% of Greater Bay's outstanding shares of common stock and current Greater Bay shareholders will own approximately 80.4% of Greater Bay's outstanding shares of common stock.

    For example:

  . If the average closing price of Greater Bay common stock is $35.00 at the completion of the merger, and you own 100 shares of Coast Bancorp common stock, then after the merger you will receive 67 shares of Greater Bay common stock and a check in an amount representing the fractional share, for an aggregate value of approximately $23.63 per Coast Bancorp share.

  . If the average closing price of Greater Bay common stock is $39.00 at the completion of the merger and you own 100 shares of Coast Bancorp common stock, then after the merger you will receive 66 shares of Greater Bay common stock and a check in an amount representing the fractional share, for an aggregate value of approximately $26.04 per Coast Bancorp share.

Q: What happens as the market price of Greater Bay common stock fluctuates?

A: The conversion ratio may adjust, depending on the average closing price of Greater Bay common stock as described above. Since the market value of Greater Bay common stock will fluctuate before and after the closing of the merger, the value of the Greater Bay common stock that Coast Bancorp shareholders will receive in the merger will fluctuate as well and could increase or decrease. You are urged to obtain current market prices for shares of Greater Bay common stock and Coast Bancorp common stock.

Q: What should I do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

   If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve the merger agreement. If you do not sign and send in your proxy or you abstain, it will have the effect of a vote against the merger.

   You may attend the meeting and vote your shares in person, rather than voting by proxy. In addition, you may revoke your proxy up to and including the day of the meeting by following the directions on pages 20-21 if you are a Coast Bancorp shareholder and page 76 if you are a Greater Bay shareholder.

                                      (i)

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares on the Coast Bancorp merger only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the merger.

Q: When is the merger expected to be completed?

A: We are working to complete the merger during the second quarter of 2000.

Q: If I'm a Coast Bancorp shareholder, should I send in my stock certificates now?

A: No. After the merger is completed we will send you written instructions for exchanging your Coast Bancorp common stock certificates for Greater Bay common stock certificates.

Q: What risks should I consider?

A: You should review "Risk Factors" on page 19.

    You should also review the factors considered by Coast Bancorp's and Greater Bay's Boards of Directors. See "The Merger--Background of and Reasons for the Merger" (pages 25 through 30).

WHO CAN HELP ANSWER YOUR QUESTIONS

   If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

   For Greater Bay shareholders:

     Carleen Maniglia
     Greater Bay Bancorp
     400 Emerson Street, 3rd Floor
     Palo Alto, California 94301
     Telephone (650) 614-5733

   For Coast Bancorp shareholders:

     Sandra Anderson
     Coast Bancorp
     740 Front Street, Suite 240
     Santa Cruz, California 95060
     Telephone (831) 458-4500

                                      (ii)

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   i
SUMMARY....................................................................   1
  The Companies............................................................   1
  The Coast Bancorp Meeting................................................   1
  The Greater Bay Meeting..................................................   2
  Record Date; Voting Power................................................   2
  Vote Required............................................................   2
  Share Ownership of Coast Bancorp Management..............................   3
  Share Ownership of Greater Bay Management................................   3
  Recommendation...........................................................   3
  Opinion of Sandler O'Neill Partners, Financial Advisor to Coast Bancorp..   3
  Opinion of First Security Van Kasper, Financial Advisor to Greater Bay...   3
  Terms of the Merger Agreement............................................   4
  Stock Option Agreement...................................................   5
  Interests of Certain Persons in the Merger...............................   6
  Material Federal Income Tax Consequences.................................   6
  Accounting Treatment.....................................................   6
  Resales of Greater Bay Common Stock......................................   7
  Regulatory Approvals.....................................................   7
  Coast Bancorp Dissenters' Rights.........................................   7
  Greater Bay Dissenters' Rights...........................................   7
  Differences in the Rights of Shareholders................................   7
  Recent Developments......................................................   7
Market Price And Dividend Information......................................   9
  Comparative Market Price Data............................................   9
  Historical Market Prices and Dividends...................................   9
Selected Historical and Pro Forma Financial Data...........................  11
  Historical and Pro Forma Per Share Data..................................  12
  Greater Bay Historical Selected Financial Data...........................  13
  Coast Bancorp Historical Selected Financial Data.........................  15
  Selected Unaudited Pro Forma Combined Financial Data Greater Bay and
   Coast Bancorp...........................................................  16
  Selected Unaudited Pro Forma Combined Financial Data Greater Bay, Coast
   Bancorp and Bank of Santa Clara.........................................  17
RISK FACTORS...............................................................  19
  Since the market price of Greater Bay common stock will vary, Coast
   Bancorp shareholders cannot be sure of the number of shares and value of the Greater Bay common stock to be received in the merger...............  19
  We may not successfully integrate our business operations................  19
THE COAST BANCORP SPECIAL MEETING..........................................  20
  General..................................................................  20
  Record Date; Voting Power................................................  20
  Vote Required............................................................  20
  Share Ownership of Management............................................  20
  Recommendation of the Coast Bancorp Board................................  20
  Solicitation and Revocation of Proxies...................................  20
  Other Matters............................................................  21
THE GREATER BAY ANNUAL MEETING.............................................  22
  General..................................................................  22
  Share Ownership of Management............................................  22

                                     (iii)

  Recommendation of the Greater Bay Board..................................  22
THE MERGER.................................................................  23
  Structure of the Merger..................................................  23
  Background of and Reasons for the Merger.................................  25
  Opinion of Coast Bancorp's Financial Advisor.............................  30
  Opinion of Greater Bay's Financial Advisor...............................  37
  Interests of Certain Persons in the Merger...............................  43
  Nasdaq Listing...........................................................  43
  Material Federal Income Tax Consequences.................................  43
  Accounting Treatment of the Merger.......................................  44
  Exchange of Coast Bancorp Common Stock for Greater Bay Common Stock......  45
THE MERGER AGREEMENT.......................................................  46
  Conditions to the Merger.................................................  46
  Nonsolicitation..........................................................  47
  Expenses.................................................................  48
  Treatment of Options.....................................................  48
  Termination..............................................................  48
  Covenants; Conduct of Business Prior to Effective Time...................  49
  Amendment and Waiver.....................................................  52
  Agreements with Certain Shareholders.....................................  52
  Resales of Greater Bay Common Stock......................................  52
  Regulatory Approvals.....................................................  52
STOCK OPTION AGREEMENT.....................................................  54
DISSENTING SHAREHOLDERS' RIGHTS............................................  56
DESCRIPTION OF GREATER BAY COMMON STOCK AND COAST BANCORP COMMON STOCK.....  60
  Stock Description........................................................  60
  Material Differences Between Holders of Greater Bay Stock and Coast
   Bancorp Stock...........................................................  61
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............  65
MANAGEMENT OF GREATER BAY AFTER THE MERGER.................................  70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  71
EXPERTS....................................................................  72
LEGAL MATTERS..............................................................  72
WHERE YOU CAN FIND MORE INFORMATION........................................  72
A WARNING ABOUT FORWARD-LOOKING INFORMATION................................  74
ADDITIONAL INFORMATION FOR THE GREATER BAY ANNUAL MEETING..................  75
INFORMATION ABOUT GREATER BAY STOCK OWNERSHIP..............................  78
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS.........................  80
  The Board of Directors...................................................  80
  The Committees of the Board..............................................  80
  Compensation Committee Interlocks and Insider Participation..............  80
  Section 16(a) Beneficial Ownership Reporting Compliance by Directors and
   Executive Officers......................................................  80
  How We Compensate Directors..............................................  81
  Certain Relationships and Related Transactions...........................  81
  Executive Officers.......................................................  82
  How We Compensate Executive Officers.....................................  83
  Employment Agreement, Change in Control Arrangements and Termination of
   Employment..............................................................  86
EXECUTIVE COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION.....................  89
  The Report...............................................................  89
PERFORMANCE GRAPH..........................................................  92

                                      (iv)

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD............................  93
  Proposal 1: Approve Merger with Coast Bancorp.............................  93
  Proposal 2: Elect Four Directors..........................................  93
  Proposal 3: Approve Amendment to Option Plan..............................  93
  Proposal 4: Approve Amendment to Articles of Incorporation................  98
  Proposal 5: Ratify Selection of Independent Public Accountants for 2000...  99
OTHER BUSINESS.............................................................. 100
INFORMATION ABOUT SHAREHOLDER PROPOSALS..................................... 100


Annex A: Agreement and Plan of Reorganization by and between Greater Bay
        Bancorp and Coast Bancorp dated December 14, 1999.................. A-1

Annex B: Stock Option Agreement by and between Greater Bay Bancorp and
        Coast Bancorp dated December 14, 1999.............................. B-1
Annex C: Fairness Opinion of Sandler O'Neill Partners dated       , 2000... C-1

Annex D: Fairness Opinion of First Security Van Kasper dated     , 2000.... D-1
Annex E: Selected Provisions of the California General Corporation Law
        Regarding Dissenters' Rights....................................... E-1

                                      (v)

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the merger agreement which we have attached as Annex A. For information about where to obtain these additional documents read the information under the caption entitled "Where You Can Find More Information" (page 72).

The Companies

Greater Bay Bancorp
2860 W. Bayshore Road
Palo Alto, California 94303
(650) 813-8200

   Greater Bay is a bank holding company operating Bay Area Bank, Bay Bank of Commerce, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce. These banks and Greater Bay have various operating divisions, including Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay Bank Contra Costa Region, Greater Bay Bank Fremont Region, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group.

   Through its financial services subsidiaries and operating divisions, Greater Bay serves clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in Cupertino, Danville, Fremont, Hayward, Lafayette, Millbrae, Palo Alto, Pleasanton, Redwood City, San Francisco, San Leandro, San Mateo, San Ramon and Walnut Creek.

   Greater Bay provides a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals.

Coast Bancorp
740 Front Street, Suite 240
Santa Cruz, California 95060
(831) 458-4500

   Coast Bancorp is a bank holding company incorporated in the State of California in 1995. Coast Bancorp owns Coast Commercial Bank which was incorporated as a California state banking corporation in 1981 and commenced operations in 1982. Through Coast Commercial Bank, Coast Bancorp engages in a broad range of financial services activities in its primary market area of Santa Cruz County and the adjacent areas of San Benito, Santa Clara and Monterey counties.

The Coast Bancorp Meeting (pages 20-21)

   The Coast Bancorp shareholders' meeting will be held at the Museum of Art
and History, located at 705 Front Street, Santa Cruz, California at        .m.,
local time, on       ,       , 2000. At the meeting, Coast Bancorp shareholders
will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

The Greater Bay Meeting (pages 22 and 75-100)

   The Greater Bay shareholders' meeting will be held at               ,
located at                 ,          , California, at  :     .m., local time,
on        ,         , 2000. At the meeting, Greater Bay shareholders will be
asked to consider and vote upon proposals

  . to approve and adopt the merger agreement,

  . to elect four directors,

  . to approve an amendment to Greater Bay's 1996 Stock Option Plan, as amended, to increase the number of shares reserved under that plan,

  . to amend Greater Bay's Articles of Incorporation to increase the number of authorized common shares, and

  . to ratify the selection of PricewaterhouseCoopers LLP as independent accountants.


Record Date; Voting Power (pages 20 and 75)

 Coast Bancorp

   You are entitled to vote at the Coast Bancorp meeting if you owned Coast
Bancorp common stock on       , 2000, the record date for the Coast Bancorp
special meeting. As of that date, there were           shares of Coast Bancorp
common stock issued and outstanding held by approximately     holders of
record. Each holder of Coast Bancorp common stock is entitled to one vote per share on any matter that may properly come before the meeting.

 Greater Bay

   You are entitled to vote at the Greater Bay meeting if you owned Greater Bay
common stock on        , 2000, the record date for the Greater Bay annual
meeting. As of that date, there were        shares of Greater Bay common stock
issued and outstanding held by approximately     holders of record. Each holder
of Greater Bay common stock is entitled to one vote per share on any matter that may properly come before the meeting.

Vote Required (pages 20 and 76-77)

   Approval by the Coast Bancorp shareholders of the proposal to approve and adopt the merger agreement will require the affirmative vote of a majority of the outstanding shares of Coast Bancorp common stock.

   Approval by the Greater Bay shareholders of the proposals to approve and adopt the merger agreement and to amend the Articles of Incorporation to increase the number of authorized common shares will require the affirmative vote of a majority of the outstanding shares of Greater Bay common stock. The proposals to approve the amendment to the 1996 Stock Option Plan to increase the shares reserved under that plan and to ratify the selection of PricewaterhouseCoopers LLP as independent accountants require the affirmative vote of a majority of the shares present and voting at the meeting. The four nominees for director who receive the most votes will be elected.

Share Ownership of Coast Bancorp Management (pages 20 and 71)

   On the Coast Bancorp record date for the special meeting, the executive officers and directors of Coast Bancorp, including their affiliates, had voting
power with respect to an aggregate of      shares of Coast Bancorp common
stock, or approximately    % of the shares of the common stock then
outstanding.

   The directors of Coast Bancorp have signed contracts agreeing to vote the shares of Coast Bancorp common stock owned by them FOR the proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

Share Ownership of Greater Bay Management (pages 22 and 78-79)

   On the Greater Bay record date for the annual meeting, the executive officers and directors of Greater Bay, including their affiliates, had voting
power with respect to an aggregate of         shares of Greater Bay common
stock, or approximately   % of the shares of the common stock then outstanding.

   We expect that the directors and executive officers of Greater Bay will vote the shares of Greater Bay common stock owned by them FOR each of the proposals described in this document.

Recommendation (pages 20 and 22)

 To Coast Bancorp Shareholders

   The Coast Bancorp Board of Directors has unanimously approved and adopted the merger agreement, and recommends a vote FOR approval of the merger agreement and the transactions contemplated thereby. You also should refer to the reasons that the Coast Bancorp Board considered in determining whether to approve and adopt the merger agreement on pages 29-30.

 To Greater Bay Shareholders

   The Greater Bay Board of Directors has unanimously approved and adopted the merger agreement, and recommends a vote FOR approval of the merger agreement and the transactions contemplated thereby, the election of four directors, the amendment of the 1996 Stock Option Plan to increase the shares reserved under that plan, the amendment of the Articles of Incorporation to increase the number of authorized shares of common stock, and the ratification of the selection of PricewaterhouseCoopers LLP. You also should refer to the reasons that the Greater Bay Board considered in determining whether to approve and adopt the merger agreement on page 30.

Opinion of Sandler O'Neill Partners, Financial Advisor to Coast Bancorp (pages 30-37)

   Sandler O'Neill Partners, financial advisor to Coast Bancorp, rendered an oral opinion on December 13, 1999 to the Coast Bancorp Board that as of that date, the conversion ratio was fair to the Coast Bancorp shareholders from a financial point of view. Sandler O'Neill Partners confirmed its December 13, 1999 opinion by delivery to the Coast Bancorp Board of a written opinion dated December 14, 1999 and as of the date of this document. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered by Sandler O'Neill Partners, is attached to this document as Annex
C. You should read the fairness opinion in its entirety.

Opinion of First Security Van Kasper, Financial Advisor to Greater Bay (pages 37-42)

   First Security Van Kasper, financial advisor to Greater Bay, rendered an oral fairness opinion on November 23, 1999 to the Greater Bay Board that as of such date, the merger consideration to be paid was fair to the Greater Bay shareholders from a financial point of view. First Security Van Kasper subsequently confirmed its November 23, 1999 opinion by delivery to the Greater Bay Board of a written fairness opinion dated as of the date of this document. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered by First Security Van Kasper, is attached to this document as Annex D. Greater Bay shareholders should read the fairness opinion in its entirety.

Terms of the Merger Agreement (pages 23-25 and 46-53)

   The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement in its entirety. It is the legal document that governs the merger.

   General. The merger agreement provides that Coast Bancorp will be merged with and into Greater Bay, with Coast Commercial Bank becoming a wholly owned subsidiary of Greater Bay.

   Conversion Ratio. For each outstanding share of Coast Bancorp common stock, Coast Bancorp shareholders will receive 0.675 shares of Greater Bay common stock if the average closing price of that stock is between $32.84 and $38.16. If the average closing price of that stock is greater than $38.16, the conversion ratio will adjust according to a set formula. If the average closing price of Greater Bay stock is less than $32.84, Greater Bay may elect a top up option in which the conversion ratio will adjust according to a formula. If Greater Bay does not elect the top up option, the Board of Directors of Coast Bancorp may terminate the merger agreement or agree that the conversion ratio may be fixed at 0.675. Greater Bay will not issue fractional shares. Instead, Coast Bancorp shareholders will receive a check equal to the amount of any fractional share they would otherwise receive. Average closing price means the average closing sale price on The Nasdaq National Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

   Completion of the Merger. The merger will become effective when we file an agreement of merger with the Secretary of State of California. The merger agreement provides that we will file the agreement of merger as soon as practicable following the satisfaction or waiver of the conditions to the merger.

   Conditions to the Merger. The completion of the merger depends upon the satisfaction of a number of conditions, including:

  . approval of the merger agreement by both the Coast Bancorp and Greater
    Bay shareholders and approval of an increase in the shares reserved under Greater Bay's stock option plan by the shareholders of Greater Bay;

  . receipt of listing approval from The Nasdaq National Market for the Greater Bay common stock to be issued in the merger;

  . receipt of all necessary authorizations, orders and consents of governmental authorities without imposition of any conditions that Greater Bay deems to be materially adverse or materially burdensome, and the expiration of any regulatory waiting periods;

  . effectiveness of the registration statement of Greater Bay relating to the shares of Greater Bay common stock to be issued to Coast Bancorp shareholders in the merger, of which this document forms a part;

  . receipt from PricewaterhouseCoopers LLP of a letter confirming that the merger qualifies for pooling of interests accounting treatment and receipt from Deloitte & Touche LLP of a letter confirming that no conditions exist with respect to either Coast Bancorp or Coast Commercial Bank that would preclude pooling of interests accounting treatment;

  . receipt of an opinion of Greater Bay's counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

  . confirmation that the adjusted book value of Coast Bancorp common stock at the close of business on the last day of the month prior to completion of the merger is not less than $33.33 million if the merger closes in March 2000, $34.00 million if the merger closes in April 2000, $34.42 million if the merger closes in May 2000, $34.83 million if the merger closes in June 2000 and $35.25 million if the merger closes in July 2000. Adjusted book value means Coast Bancorp's total shareholders' equity adjusted to eliminate all amounts paid for the exercise of Coast Bancorp stock options since September 30, 1999, to eliminate amounts related to accumulated other comprehensive income and to include the amount of consolidated accumulated other comprehensive income as of September 30, 1999, to deduct any dividends paid after the date of the merger agreement and to eliminate amounts paid or accrued for merger-related expenses; and

  . confirmation that Coast Bancorp's allowance for loan losses equals the greater of 1.65% of Coast Bancorp's total gross loans or $3.47 million if the merger closes in March 2000, $3.50 million if the merger closes in April 2000, $3.53 million if the merger closes in May 2000, $3.57 million if the merger closes in June 2000 and $3.60 million if the merger closes in July 2000.

   Unless prohibited by law, either Greater Bay or Coast Bancorp could elect to waive any condition.

   Termination. Either Coast Bancorp or Greater Bay may call off the merger under a number of circumstances, including if:

  . Greater Bay and Coast Bancorp consent in writing;

  . the merger is not completed before July 31, 2000;

  . legal restraints prevent the merger;

  . the Coast Bancorp or Greater Bay shareholders do not approve the merger agreement;

  . the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the merger agreement; or

  . any condition to the party's obligations under the merger agreement has not been met or waived at a time when the condition could no longer be satisfied.

   In addition, Greater Bay may call off the merger if the Coast Bancorp Board approves, recommends or causes Coast Bancorp to enter into any agreement with a person other than Greater Bay providing for the merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Coast Bancorp or any subsidiary of Coast Bancorp, or any purchase of all or any material portion of the assets of Coast Bancorp or any subsidiary of Coast Bancorp.

   Similarly, Coast Bancorp may call off the merger if Greater Bay announces a business combination, tender offer or similar transaction which, if consummated, would result in Greater Bay shareholders owning less than 51% of the shares of the surviving corporation and the other party requires Greater Bay to terminate the merger agreement between Greater Bay and Coast Bancorp. If that occurs, Greater Bay will have to pay Coast Bancorp the lesser of $2.7 million or 2% of the assumed value of the merger. In addition, Coast Bancorp may call off the merger if the average closing price is less than $32.84 and Greater Bay does not exercise the top up option as described under the heading "The Merger--Structure of the Merger--Conversion of Shares" on page 23.

Stock Option Agreement (pages 54-55)

   Coast Bancorp has signed a stock option agreement granting Greater Bay an option to purchase up to 958,897 shares of Coast Bancorp common stock, or an amount equal to 19.9 percent of the shares of Coast Bancorp common stock outstanding on the date of exercise. The option is exercisable for $21.25 per share, subject to adjustment in certain circumstances. Greater Bay can exercise the option if the merger does not occur because:

  . The Board of Directors of Coast Bancorp has approved a merger or other type of corporate reorganization with a third party, or a tender offer or exchange offer to purchase Coast Bancorp common stock;

  . Coast Bancorp has entered into an agreement with a third party to effect a merger or other type of corporate reorganization; or

  . Any person has acquired more than 20% of the outstanding shares of Coast Bancorp common stock.

   The purpose of the option agreement is to increase the likelihood that we will complete the merger and to protect Greater Bay if a third party prevents the acquisition. The right to purchase common stock of Coast Bancorp is subject to compliance with applicable law, including receipt of any necessary approvals under the Bank Holding Company Act. The option agreement could have the effect of discouraging companies other than Greater Bay from acquiring Coast Bancorp.

Interests of Certain Persons in the Merger (page 43)

   The directors and executive officers of Coast Bancorp have interests in the merger as employees and/or directors that are different from, or in addition to, the interests of Coast Bancorp shareholders. The Coast Bancorp Board recognized these interests and determined that they did not affect the benefits of the merger to the Coast Bancorp shareholders.

   Upon completion of the merger, the current members of the Boards of Greater Bay and Coast Commercial Bank will continue as members of their respective Boards. Also, James Thompson, Chairman of Coast Bancorp, will become a director of Greater Bay and David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay, will become a director of Coast Commercial Bank.

   If the merger takes place, the following will occur:

  . outstanding options to purchase Coast Bancorp common stock held by directors, officers and employees of Coast Bancorp and its subsidiaries will be automatically converted into options to acquire shares of Greater Bay common stock adjusted to account for the conversion ratio; and

  . certain members of senior management of Coast Commercial Bank will remain as senior management of Coast Commercial Bank.

   Upon the signing of the merger agreement, there were outstanding options to purchase an aggregate of 301,660 shares of Coast Bancorp common stock. Of the outstanding options, the executive officers and directors of Coast Bancorp held options to purchase 226,600 shares of Coast Bancorp common stock at a per share weighted average exercise price of $12.45.

Material Federal Income Tax Consequences (pages 43-44)

   Greater Bay and Coast Bancorp have received a legal opinion stating that neither Greater Bay nor Coast Bancorp will recognize gain or loss for federal income tax purposes as a result of the merger. The opinion also concludes that Coast Bancorp shareholders will not recognize gain or loss upon the exchange of their Coast Bancorp common stock for Greater Bay common stock in the merger. If, however, shareholders receive cash instead of fractional shares or upon exercise of dissenters' rights, that cash would be taxable.

Accounting Treatment (pages 44-45)

   We expect the merger to be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

Resales of Greater Bay Common Stock (page 52)

   Shares of Greater Bay common stock that Coast Bancorp shareholders receive in the merger will be freely transferable, except for those shares held by holders who may be deemed to be affiliates. Affiliates generally include directors, specific executive officers and holders of 10% or more of outstanding voting securities of Coast Bancorp or Greater Bay. Coast Bancorp has provided to Greater Bay the written agreements of its affiliates that these persons will not dispose of their shares of Coast Bancorp common stock and Greater Bay common stock, except in compliance with the Securities Act of 1933 and applicable accounting rules governing pooling of interests.

Regulatory Approvals (pages 52-53)

   Greater Bay is required to make filings with or obtain approval from the Board of Governors of the Federal Reserve System and the California Department of Financial Institutions to complete the merger. We cannot predict whether or when we will obtain these approvals.

Coast Bancorp Dissenters' Rights (pages 56-59)

   Shareholders of Coast Bancorp will have dissenters' rights under California law. This means that shareholders who vote against the merger may make a written demand to Coast Bancorp for payment in cash of the "fair market value" of their shares. Coast Bancorp must receive the demand no later than the date of the Coast Bancorp shareholders' meeting. The Coast Bancorp Board of Directors has determined that the "fair market value" of one share of Coast Bancorp common stock for this purpose is $22.50. That amount represents the average of the high and low price for Coast Bancorp common stock on December 13, 1999, the day before the public announcement of the merger. The procedure for exercising dissenters' rights is summarized under the heading "Dissenting Shareholders' Rights." The relevant provisions of California law on dissenters' rights are attached to this document as Annex E.

Greater Bay Dissenters' Rights (pages 56-59)

   Shareholders of Greater Bay will have dissenters' rights under California law. This means that shareholders who vote against the merger may make a written demand to Greater Bay for payment in cash of the "fair market value" of their shares. Greater Bay must receive the demand no later than the date of the Greater Bay annual shareholders' meeting. The Greater Bay Board of Directors has determined that the "fair market value" of one share of Greater Bay common stock for this purpose is $40.53. That amount represents the average of the high and low price for Greater Bay common stock on December 13, 1999, the day before the public announcement of the merger. You may disagree with the Greater Bay Board of Directors' determination on the fair market value. The procedure for exercising your dissenters' rights is summarized under the heading "Dissenting Shareholders' Rights." The relevant provisions of California law on dissenters' rights are attached to this document as Annex E.

Differences in the Rights of Shareholders (pages 61-64)

   Both Greater Bay and Coast Bancorp are incorporated under California law. Upon completion of the merger, Coast Bancorp shareholders will become Greater Bay shareholders. Their rights will be governed by Greater Bay's articles of incorporation and bylaws and will continue to be governed by California law.

Recent Developments

   Greater Bay recently announced the signing of a definitive agreement for a merger with Bank of Santa Clara. Upon completion of the merger, Bank of Santa Clara will operate as a wholly owned subsidiary of Greater Bay.

   In the merger, Greater Bay will issue shares of its stock in a tax free exchange for the shares of stock of Bank of Santa Clara for an estimated value of approximately $90.8 million, depending on the market price of Greater Bay's stock at the time of the merger closing. The merger, which will be accounted for as a pooling of interests, is expected to be completed in the second quarter of 2000.

   Bank of Santa Clara, founded in 1973, is the oldest independent community bank in Santa Clara County. With eight offices located in Milpitas, San Jose, Santa Clara and Sunnyvale, California, Bank of Santa Clara serves the small- to mid-sized business community and retail banking clients. As of December 31, 1999, Bank of Santa Clara had total assets of $327 million and deposits of $294 million. For the year ended December 31, 1999, net income was $4.4 million, an 11.3% increase over net income of $4.0 million in 1998. Net income for the fourth quarter of 1999 was $1.3 million, a 28.7% increase over net income of $1.0 million in the comparable quarter of 1998.

   The terms of the agreement provide for the shareholders of Bank of Santa Clara to receive shares of Greater Bay common stock. Bank of Santa Clara currently has approximately 2.33 million shares of common stock outstanding. If the average closing price of Greater Bay common stock is between $38.3875 and $44.6125, each share of Bank of Santa Clara stock will be exchanged for 0.87 of a share of Greater Bay stock.

   If the average closing price of Greater Bay common stock is greater than $44.6125, the exchange ratio will decrease by dividing the average closing price into $38.8129 plus one-third of the amount that the average closing price exceeds $44.6125. If the average closing price of Greater Bay stock is between $36.3600 and $38.3875, the exchange ratio will increase by dividing the average closing price into $33.3971 minus one-third of the difference between $38.3875 and the average closing price.

   If the average closing price of Greater Bay common stock is less than $36.3600, the conversion ratio will equal 0.9000 but Bank of Santa Clara may decide to terminate the agreement, unless Greater Bay elects to exercise a top up option. In that case, the exchange ratio will equal the quotient obtained by dividing $32.7240 by the average closing price of Greater Bay stock.

   The merger is subject to certain conditions, including the approval of the shareholders of Bank of Santa Clara and regulatory approval. Upon consummation of the merger, former Bank of Santa Clara shareholders will own approximately 11% of Greater Bay's outstanding shares, assuming completion of the merger with Coast Bancorp.

                     Market Price And Dividend Information

Comparative Market Price Data

   The following table presents trading information for Greater Bay and Coast
Bancorp common stock on The Nasdaq Stock Market on December 13, 1999 and      ,
2000. December 13, 1999 was the last full trading day before our announcement
of the signing of the merger agreement.      , 2000 was the last practicable
trading day for which information was available before the date of this document.

                                       GREATER BAY BANCORP     COAST BANCORP
                                       -------------------- --------------------
                                        HIGH   LOW   CLOSE   HIGH   LOW   CLOSE
                                       ------ ------ ------ ------ ------ ------
December 13, 1999 .................... $41.81 $39.25 $41.81 $22.50 $22.50 $22.50
      , 2000.......................... $      $      $      $      $      $

   We urge you to obtain current market quotations for Greater Bay common stock and Coast Bancorp common stock. We expect that the market price of Greater Bay common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the market price of Greater Bay common stock is subject to fluctuation, the value of the shares of Greater Bay common stock that you will receive in the merger may increase or decrease before and after the merger. For more information see the heading "Risk Factors -- Since the market price of Greater Bay common stock will vary, Coast Bancorp shareholders cannot be sure of the number of shares and value of the Greater Bay common stock to be received in the merger." In addition, as a result of this fluctuation, the amount of cash you will receive instead of Greater Bay's fractional shares will also fluctuate.

Historical Market Prices and Dividends

   Greater Bay Bancorp. Greater Bay common stock is listed on The Nasdaq Stock Market under the symbol "GBBK." On the record date for the annual meeting,
there were approximately     holders of record of Greater Bay common stock. The
following table sets forth for the calendar quarters indicated, the high and low sales prices per share of Greater Bay common stock as reported on The Nasdaq Stock Market, and the dividends per share of Greater Bay common stock. The prices per share of Greater Bay common stock set forth below have been adjusted to reflect a two-for-one stock split effective as of April 30, 1998.

                                                                       DIVIDENDS
QUARTER ENDED                                             HIGH   LOW   DECLARED
-------------                                            ------ ------ ---------
2000:
First quarter (through      , 2000)..................... $      $       $0.150
1999:
Fourth quarter ......................................... $43.44 $33.81  $0.120
Third quarter...........................................  36.50  31.13   0.120
Second quarter .........................................  33.25  28.00   0.120
First quarter...........................................  33.75  27.56   0.120
1998:
Fourth quarter.......................................... $35.00 $24.50  $0.095
Third quarter...........................................  39.00  23.38   0.095
Second quarter..........................................  36.00  28.88   0.095
First quarter...........................................  31.38  24.13   0.095

   Coast Bancorp. Coast Bancorp common stock is traded on The Nasdaq Stock Market under the symbol "CTBP." On the record date for the special meeting,
there were approximately      holders of record of Coast Bancorp common stock.

   The following table sets forth for the calendar quarters indicated the high and low sales prices of Coast Bancorp common stock as reported on The Nasdaq Stock Market, and the dividends per share of Coast Bancorp. The prices per share of Coast Bancorp common stock set forth below have been adjusted to reflect a two-for-one stock split effective as of February 5, 1999.

                                                                       DIVIDENDS
QUARTER                                                 HIGH     LOW   DECLARED
-------                                                ------- ------- ---------

2000:
First quarter (through    , 2000)..................... $       $        $ 0.09

1999:
Fourth quarter ....................................... $ 25.00 $ 17.81  $ 0.08
Third quarter.........................................   23.50   18.50    0.08
Second quarter........................................   20.50   15.00    0.08
First quarter.........................................   20.00   15.00    0.08

1998:
Fourth quarter........................................ $ 19.00 $ 15.88  $ 0.07
Third quarter.........................................   23.50   18.00    0.07
Second quarter........................................   22.50   17.27    0.07
First quarter.........................................   18.64   16.36    0.07

                Selected Historical and Pro Forma Financial Data

   We are providing the following information to aid you in your analysis of the financial effects of the merger. The historical selected financial data in the following tables shows financial results actually achieved by each of Greater Bay and Coast Bancorp for the periods presented. These are the historical figures. Greater Bay's annual historical figures are derived from supplemental consolidated financial statements audited by PricewaterhouseCoopers LLP, independent public accountants of Greater Bay. The supplemental consolidated financial statements of Greater Bay have been prepared on a basis that accounts for the merger with Mt. Diablo Bancshares, the former holding company of Mt. Diablo National Bank, which was completed on January 31, 2000 using the pooling of interests method of accounting. Upon publication of Greater Bay's financial statements for a period which includes January 31, 2000, these supplemental consolidated financial statements will become the historical financial statements of Greater Bay. Coast Bancorp's annual historical figures are derived from consolidated financial statements as of December 31, 1999 and 1998 and for the three years then ended audited by Deloitte & Touche LLP, independent auditors of Coast Bancorp. The annual historical information presented below should be read together with the supplemental consolidated audited financial statements of Greater Bay and the consolidated audited financial statements of Coast Bancorp, incorporated in this document by reference. To find this information, see "Where You Can Find More Information" (pages 72-73).

   Pro forma combined figures are simply arithmetical combinations of Greater Bay's and Coast Bancorp's separate financial results. You should not assume that the combined company of Greater Bay and Coast Bancorp would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat the companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" (page 65). For purposes of illustration, the pro forma combined figures have been calculated using the conversion ratio of 0.675 for our proposed merger. However the actual conversion ratio will be determined based on the average closing price of Greater Bay common stock which is explained further under "The Merger-- Structure of the Merger" (pages 23-25).

   The pro forma figures also include information relating to Bank of Santa Clara. On January 26, 2000, Greater Bay signed a definitive agreement for a merger with Bank of Santa Clara. See the information under "Recent Developments" in this Summary.

   We expect to incur merger and other non-recurring expenses as a result of combining the companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

                    Historical and Pro Forma Per Share Data

   We have summarized below the per share information for our respective companies on an historical, pro forma combined and pro forma equivalent basis. We have adjusted Greater Bay's historical per share amounts to reflect a two-for-one stock split effective April 30, 1998. We have adjusted Coast Bancorp's historical per share amounts to reflect a two-for-one stock split effective February 5, 1999.

   We have calculated the pro forma Greater Bay and Coast Bancorp combined per share data for net income using the weighted average number of shares of Greater Bay's common stock outstanding for the periods presented, increased by the weighted average number of shares of Coast Bancorp common stock outstanding for the period presented multiplied by an assumed conversion ratio of 0.675 shares of Greater Bay's common stock for each share of Coast Bancorp common stock, as if these shares were outstanding for each period presented. With respect to the pro forma Greater Bay, Coast Bancorp and Bank of Santa Clara combined per share data for net income, we have further increased the weighted average number of shares of Greater Bay's common stock by the weighted average number of shares of Bank of Santa Clara common stock outstanding for the periods presented multiplied by an assumed conversion ratio of 0.870 shares of Greater Bay's common stock for each share of Bank of Santa Clara common stock, as if these shares were outstanding for each period presented.

   The pro forma Greater Bay and Coast Bancorp combined per share data for dividends declared represents the sum of historical dividends for Greater Bay common stock plus the historical dividends for Coast Bancorp common stock divided by the sum of Greater Bay common stock and Coast Bancorp common stock, adjusted for the assumed conversion ratio of 0.675. With respect to the pro forma Greater Bay, Coast Bancorp and Bank of Santa Clara combined per share data for dividends declared, we have further added historical dividends for Bank of Santa Clara common stock divided by the sum of Greater Bay common stock and Bank of Santa Clara common stock, adjusted for the assumed conversion ratio of 0.870.

   The pro forma Greater Bay and Coast Bancorp combined book value per share has been calculated using the shares of outstanding Greater Bay common stock increased by the shares of outstanding Coast Bancorp common stock multiplied by an assumed conversion ratio of 0.675 for each share of Coast Bancorp common stock as if these shares were outstanding as of the date presented. With respect to the Greater Bay, Coast Bancorp and Bank of Santa Clara combined book value per share, we have further increased the outstanding shares of Greater Bay common stock by the shares of outstanding Bank of Santa Clara common stock multiplied by an assumed conversion ratio of 0.870 for each share of Bank of Santa Clara common stock as if these shares were outstanding as of the date presented.

   The equivalent pro forma Coast Bancorp share information shown in the fourth column in the table below has been calculated by multiplying the pro forma Greater Bay and Coast Bancorp combined per share net income, dividends and book value by an assumed conversion ratio of 0.675. The equivalent pro forma Coast Bancorp share information shown in the last column in the table below has been calculated by multiplying the pro forma Greater Bay, Coast Bancorp and Bank of Santa Clara combined per share net income, dividends and book value by an assumed conversion ratio of 0.675.

                                                                                              Pro Forma
                                                                    Pro Forma               Greater Bay,
                                                      Pro Forma   Equivalent of             Coast Bancorp   Pro Forma
                                                    Greater Bay &      One      Historical    & Bank of   Equivalent of
                          Historical   Historical   Coast Bancorp Coast Bancorp   Bank of    Santa Clara    One Coast
Per Common Share          Greater Bay Coast Bancorp   Combined        Share     Santa Clara   Combined    Bancorp Share
----------------          ----------- ------------- ------------- ------------- ----------- ------------- -------------
Net Income:
Year ended December 31,
 1999
 Basic..................     $2.29        $1.45         $2.27         $1.53        $1.91        $2.26         $1.53
 Diluted................      2.15         1.41          2.14          1.44         1.86         2.14          1.44
Year ended December 31,
 1998
 Basic..................      1.65         1.28          1.70          1.15         1.73         1.73          1.17
 Diluted................      1.53         1.25          1.59          1.07         1.69         1.63          1.10
Year ended December 31,
 1997
 Basic..................      1.24         1.06          1.31          0.88         1.48         1.35          0.91
 Diluted................      1.17         1.05          1.24          0.84         1.45         1.29          0.87
Cash Dividends Declared:
Year ended December 31,
 1999...................      0.43         0.32          0.44          0.30         0.55         0.46          0.31
 Year ended December 31,
  1998..................      0.34         0.28          0.35          0.24         0.49         0.38          0.26
Year ended December 31,
 1997...................      0.39         0.23          0.38          0.26         0.47         0.40          0.27
Book Value:
December 31, 1999.......     12.43         6.85         12.00          8.10        13.53        12.37          8.35
December 31, 1998.......      9.99         6.33          9.87          6.66        12.15        10.32          6.97

                 Greater Bay Historical Selected Financial Data

                                         Years Ended December 31,
                          ----------------------------------------------------------
                             1999        1998        1997        1996        1995
                          ----------  ----------  ----------  ----------  ----------
                             (Dollars in thousands, except per share amounts)
Statement of Operations
 Data
Interest income.........  $  190,298  $  145,906  $  113,458  $   83,179  $   71,253
Interest expense........      76,557      58,818      42,525      29,047      24,946
                          ----------  ----------  ----------  ----------  ----------
 Net interest income....     113,741      87,088      70,933      54,132      46,307
Provision for loan
 losses.................      13,064       7,159       7,541       3,210       1,396
                          ----------  ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  loan losses...........     100,677      79,929      63,392      50,922      44,911
                          ----------  ----------  ----------  ----------  ----------
Other income............      18,798      10,425       9,215       8,577       6,369
Nonrecurring--warrant
 income.................      14,508         945       1,162          92         --
                          ----------  ----------  ----------  ----------  ----------
 Total other income.....      33,306      11,370      10,377       8,669       6,369
                          ----------  ----------  ----------  ----------  ----------
Operating expenses......      67,052      55,064      46,490      41,973      39,729
Other expenses--
 nonrecurring...........      12,160       1,341         --          --          --
                          ----------  ----------  ----------  ----------  ----------
 Total operating
  expenses..............      79,212      56,405      46,490      41,973      39,729
                          ----------  ----------  ----------  ----------  ----------
Income before income tax
 expense & merger and
 other related
 nonrecurring costs.....      54,771      34,894      27,279      17,618      11,551
Income tax expense......      17,659      11,666       9,798       6,278       4,259
                          ----------  ----------  ----------  ----------  ----------
Income before merger and
 other related
 nonrecurring costs.....      37,112      23,228      17,481      11,340       7,292
Merger and other related
 nonrecurring costs, net
 of tax.................      (6,486)     (1,674)     (2,282)     (1,991)        --
                          ----------  ----------  ----------  ----------  ----------
Income before
 extraordinary items....      30,626      21,554      15,199       9,349       7,292
Extraordinary items.....         (88)        --          --          --          --
                          ----------  ----------  ----------  ----------  ----------
 Net income.............  $   30,538  $   21,554  $   15,199  $    9,349  $    7,292
                          ==========  ==========  ==========  ==========  ==========
Per Share Data
Income per share (before
 merger, nonrecurring
 and extraordinary
 items)
 Basic..................  $     2.45  $     1.75  $     1.30  $     0.96  $     0.77
 Diluted................        2.30        1.63        1.23        0.92        0.74
Net income per share
 Basic..................  $     2.29  $     1.65  $     1.24  $     0.79  $     0.65
 Diluted................        2.15        1.53        1.17        0.76        0.62
Shares outstanding at
 year end...............  13,964,065  12,900,934  12,554,799  11,779,759  11,379,000
Average common shares
 outstanding............  13,310,000  13,091,000  12,252,000  11,761,000  11,239,000
Average common and
 common equivalent
 shares outstanding.....  14,189,000  14,047,000  13,028,000  12,348,000  11,718,000
Performance Ratios
Return on average assets
 (before merger,
 nonrecurring and
 extraordinary items)...        1.32%       1.26%       1.19%       1.16%       1.18%
Return on average common
 shareholders' equity
 (before merger,
 nonrecurring and
 extraordinary items)...       22.81%      19.51%      15.81%      12.97%      12.95%
Net interest margin.....        4.98%       5.17%       5.69%       6.05%       6.98%
Balance Sheet Data--At
 Period End
Assets..................  $2,846,088  $2,049,217  $1,560,254  $1,176,087  $  889,952
Loans, net..............   1,880,756   1,299,423     961,179     741,238     531,965
Investment securities...     495,169     422,565     271,498     171,890     180,393
Deposits................   2,506,386   1,758,307   1,374,647   1,047,815     787,173
Subordinated debt.......         --        3,000       3,000       3,000       3,000
Trust Preferred
 Securities.............      50,000      50,000      20,000         --          --
Common shareholders'
 equity.................     173,595     128,826     107,606      91,074      82,393
Regulatory Capital
 Ratios
Leverage Ratio..........        7.85%       7.93%       8.68%       8.40%       9.89%
Tier 1 Capital..........        9.14%       9.85%      10.78%      10.32%      12.62%
Total Capital...........       10.55%      11.99%      12.21%      11.84%      14.22%

   Significant events affecting Greater Bay's historical earnings trends include the following:

  . Amounts indicated have been restated on an historical basis to reflect the mergers with Cupertino National Bancorp, Peninsula Bank of Commerce, Pacific Rim Bancorporation, Pacific Business Funding Corporation, Bay Area Bancshares, Bay Commercial Services and Mt. Diablo Bancshares, each of which was accounted for on a pooling of interests basis.

  . Per share amounts have been adjusted to reflect a two-for-one stock split effective on April 30, 1998.

  . If the performance ratios included merger and other related nonrecurring costs (net of tax) of $6.5 million in 1999, $1.7 million in 1998, $2.3 million in 1997 and $2.0 million in 1996, return on average assets would have been 1.08% for 1999, 1.17% for 1998, 1.04% for 1997 and 0.96% for
    1996, and return on average common shareholders' equity would have been 18.78% for 1999, 18.10% for 1998, 13.75% for 1997 and 10.69% for 1996.

  . Net interest margin for 1999, 1998 and 1997 includes the lower spread earned on a special deposit described in Note 7 of Greater Bay's Supplemental Consolidated Financial Statements. Excluding this special deposit, net interest margin would have been 5.06% for 1999, 5.34% for 1998 and 5.95% for 1997.

                Coast Bancorp Historical Selected Financial Data

                                      Years Ended December 31,
                          -----------------------------------------------------
                            1999       1998       1997       1996       1995
                          ---------  ---------  ---------  ---------  ---------
                          (Dollars in thousands, except per share amounts)
Statement of Operations
 Data
Interest income.........  $  27,301  $  24,127  $  20,810  $  18,368  $  16,138
Interest expense........      7,273      6,763      5,627      4,806      3,740
                          ---------  ---------  ---------  ---------  ---------
   Net interest income..     20,028     17,364     15,183     13,562     12,398
Provision for credit
 losses.................        --         300        450        900        900
                          ---------  ---------  ---------  ---------  ---------
   Net interest income
    after provision for
    credit losses.......     20,028     17,064     14,733     12,662     11,498
                          ---------  ---------  ---------  ---------  ---------
Total other income......      4,670      5,987      4,929      4,770      3,533
                          ---------  ---------  ---------  ---------  ---------
Total operating
 expenses...............     13,372     12,482     11,006     10,538      9,862
                          ---------  ---------  ---------  ---------  ---------
Income before income tax
 expense................     11,326     10,569      8,656      6,894      5,169
Income tax expense......      4,387      4,408      3,501      2,766      2,020
                          ---------  ---------  ---------  ---------  ---------
   Net income...........  $   6,939  $   6,161  $   5,155  $   4,128  $   3,149
                          =========  =========  =========  =========  =========
Per Share Data
Net income per share
  Basic.................  $    1.45  $    1.28  $    1.06  $    0.85  $    0.63
  Diluted...............  $    1.41  $    1.25  $    1.05  $    0.84  $    0.63
Shares outstanding at
 year end...............  4,820,778  4,768,678  4,407,318  4,419,318  4,515,798
Average common shares
 outstanding............  4,792,000  4,803,000  4,853,000  4,881,000  5,011,000
Average common and
 common equivalent
 shares outstanding.....  4,910,000  4,936,000  4,931,000  4,919,000  5,017,000
Performance Ratios
Return on average
 assets.................       2.07%      2.11%      2.08%      1.90%      1.71%
Return on average common
 shareholders' equity...      21.08%     21.51%     20.54%     18.92%     15.70%
Net interest margin.....        6.4%       6.4%       6.7%       6.8%       7.4%
Balance Sheet Data--At
 Period End
Assets..................  $ 370,008  $ 324,748  $ 261,505  $ 236,915  $ 207,668
Loans, net of unearned
 loan fees..............    204,586    157,704    144,078    121,979    105,209
Investment securities...    112,764    106,960     80,466     71,400     70,818
Deposits................    300,613    280,810    201,197    185,467    164,046
Common shareholders'
 equity.................     33,039     30,197     27,764     23,193     20,984
Regulatory Capital
 Ratios
Leverage Ratio..........       9.84%      9.51%     10.33%      9.79%     10.25%
Tier 1 Capital..........      13.19%     14.18%     15.45%     15.17%     15.68%
Total Capital...........      14.44%     15.44%     16.71%     16.43%     16.93%

 . Per share amounts have been adjusted to reflect a two-for-one stock split effective on February 5, 1999.

              Selected Unaudited Pro Forma Combined Financial Data
                         Greater Bay and Coast Bancorp

                                               Years Ended December 31,
                                           ----------------------------------
                                              1999        1998        1997
                                           ----------  ----------  ----------
                                            (Dollars in thousands, except
                                                  per share amounts)
Statement of Operations Data
Interest income........................... $  217,599  $  170,033  $  134,268
Interest expense..........................     83,830      65,581      48,152
                                           ----------  ----------  ----------
   Net interest income....................    133,769     104,452      86,116
Provision for loan losses.................     13,064       7,459       7,991
                                           ----------  ----------  ----------
   Net interest income after provision for
    loan losses...........................    120,705      96,993      78,125
Other income..............................     23,468      16,412      14,144
Nonrecurring--warrant income..............     14,508         945       1,162
                                           ----------  ----------  ----------
   Total other income.....................     37,976      17,357      15,306
Operating expenses........................     80,424      67,546      57,496
Other expenses--nonrecurring..............     12,160       1,341         --
                                           ----------  ----------  ----------
   Total operating expenses...............     92,584      68,887      57,496
                                           ----------  ----------  ----------
Income before income tax expense & merger
 and other related nonrecurring costs.....     66,097      45,463      35,935
Income tax expense........................     22,046      16,074      13,299
                                           ----------  ----------  ----------
Income before merger and other related
 nonrecurring costs.......................     44,051      29,389      22,636
Merger and other related nonrecurring
 costs, net of tax........................     (6,486)     (1,674)     (2,282)
                                           ----------  ----------  ----------
Income before extraordinary items.........     37,565      27,715      20,354
Extraordinary items.......................        (88)        --           --
                                           ----------  ----------  ----------
   Net income............................. $   37,477  $   27,715  $   20,354
                                           ==========  ==========  ==========
Per Share Data
Income per share (before merger,
 nonrecurring and extraordinary items)
 Basic.................................... $     2.39  $     1.78  $     1.36
 Diluted.................................. $     2.26  $     1.67  $     1.29
Net income per share
 Basic.................................... $     2.27  $     1.70  $     1.31
 Diluted.................................. $     2.14  $     1.59  $     1.24
Shares outstanding at year end............ 17,218,090  16,119,792  15,827,233
Average common shares outstanding......... 16,545,000  16,333,000  15,528,000
Average common and common equivalent
 shares outstanding....................... 17,503,000  17,379,000  16,356,000
Performance Ratios
Return on average assets (before merger,
 nonrecurring and extraordinary items)....       1.40%       1.37%       1.32%
Return on average common shareholders'
 equity (before merger, nonrecurring and
 extraordinary items).....................      22.53%      19.89%      16.69%
Net interest margin.......................       5.17%       5.37%       5.86%
Balance Sheet Data--At Period End
Assets.................................... $3,216,096  $2,373,965  $1,821,759
Loans, net................................  2,085,342   1,457,127   1,105,257
Investment securities.....................    607,933     529,525     351,964
Deposits..................................  2,806,999   2,039,117   1,575,844
Subordinated debt.........................        --        3,000       3,000
Trust Preferred Securities................     50,000      50,000      20,000
Common shareholders' equity...............    203,234     159,023     135,370
Regulatory Capital Ratios
Leverage Ratio............................       8.08%       8.14%       8.93%
Tier 1 Capital............................       9.55%      10.34%      11.38%
Total Capital.............................      10.94%      12.38%      12.84%

              Selected Unaudited Pro Forma Combined Financial Data
               Greater Bay, Coast Bancorp and Bank of Santa Clara

                                               Years Ended December 31,
                                           ----------------------------------
                                              1999        1998        1997
                                           ----------  ----------  ----------
                                            (Dollars in thousands, except
                                                  per share amounts)
Statement of Operations Data
Interest income........................... $  241,774  $  192,470  $  154,990
Interest expense..........................     90,043      71,828      54,061
                                           ----------  ----------  ----------
   Net interest income....................    151,731     120,642     100,929
Provision for loan losses.................     13,739       8,059       8,791
                                           ----------  ----------  ----------
   Net interest income after provision for
    loan losses...........................    137,992     112,583      92,138
Other income..............................     27,276      19,810      17,132
Nonrecurring--warrant income..............     14,508         945       1,162
                                           ----------  ----------  ----------
   Total other income.....................     41,784      20,755      18,294
Operating expenses........................     94,718      80,560      69,515
Other expenses--nonrecurring..............     12,160       1,341         --
                                           ----------  ----------  ----------
   Total operating expenses...............    106,878      81,901      69,515
                                           ----------  ----------  ----------
Income before income tax expense & merger
 and other related nonrecurring costs.....     72,898      51,437      40,917
Income tax expense........................     24,444      18,092      14,917
                                           ----------  ----------  ----------
Income before merger and other related
 nonrecurring costs.......................     48,454      33,345      26,000
Merger and other related nonrecurring
 costs, net of tax........................     (6,486)     (1,674)     (2,282)
                                           ----------  ----------  ----------
Income before extraordinary items.........     41,968      31,671      23,718
Extraordinary items.......................        (88)        --          --
                                           ----------  ----------  ----------
   Net income............................. $   41,880  $   31,671  $   23,718
                                           ==========  ==========  ==========
Per Share Data
Income per share (before merger,
 nonrecurring and extraordinary items)
 Basic.................................... $     2.37  $     1.80  $     1.40
 Diluted.................................. $     2.24  $     1.70  $     1.33
Net income per share
 Basic.................................... $     2.26  $     1.73  $     1.35
 Diluted.................................. $     2.14  $     1.63  $     1.29
Shares outstanding at year end............ 19,234,718  18,114,535  17,699,658
Average common shares outstanding......... 18,554,000  18,320,000  17,508,000
Average common and common equivalent
 shares outstanding....................... 19,564,000  19,411,000  18,376,000
Performance Ratios
Return on average assets (before merger,
 nonrecurring and extraordinary items)....       1.40%       1.38%       1.32%
Return on average common shareholders'
 equity (before merger, nonrecurring and
 extraordinary items).....................      21.57%      19.17%      16.32%
Net interest margin.......................       5.27%       5.48%       5.93%
Balance Sheet Data--At Period End
Assets.................................... $3,543,030  $2,671,686  $2,084,217
Loans, net................................  2,298,112   1,644,182   1,276,516
Investment securities.....................    695,950     601,178     415,972
Deposits..................................  3,100,697   2,307,582   1,812,058
Subordinated debt.........................        --        3,000       3,000
Trust Preferred Securities................     50,000      50,000      20,000
Common shareholders' equity...............    238,003     186,883     160,251
Regulatory Capital Ratios
Leverage Ratio............................       8.24%       8.32%       9.02%
Tier 1 Capital............................       9.70%      10.44%      11.37%
Total Capital.............................      11.04%      12.33%      12.73%

   Significant events affecting the selected unaudited pro forma combined financial data include the following:

  . Per share amounts have been adjusted to reflect Greater Bay's two-for-one stock split effective on April 30, 1998 and Coast Bancorp's two-for-one stock split effective February 5, 1999.

  . If the pro forma performance ratios for Greater Bay and Coast Bancorp included merger and other related nonrecurring costs (net of tax) of $6.5 million in 1999, $1.7 million in 1998 and $2.3 million in 1997, return on average assets would have been 1.19% for 1999, 1.29% for 1998 and 1.19% for 1997, and return on average common shareholders' equity would have been 19.17% for 1999, 18.76% for 1998 and 15.01% for 1997.

  . If the pro forma performance ratios for Greater Bay, Coast Bancorp and Bank of Santa Clara included merger and other related nonrecurring costs (net of tax) of $6.5 million in 1999, $1.7 million in 1998 and $2.3 million in 1997, return on average assets would have been 1.21% for 1999, 1.31% for 1998 and 1.20% for 1997, and return on average common shareholders' equity would have been 18.64% for 1999, 18.21% for 1998 and 14.89% for 1997.

                                  RISK FACTORS

   In addition to the other information included in this document including the matters addressed in "A Warning about Forward-looking Information", you should consider the matters described below carefully in determining whether to approve the merger agreement and the transactions contemplated by the merger agreement.

Since the market price of Greater Bay common stock will vary, Coast Bancorp shareholders cannot be sure of the number of shares and value of the Greater Bay common stock to be received in the merger.

   The conversion ratio is based on the Greater Bay common stock average closing sale price for the 20 consecutive trading days prior to the third trading day before the day the merger is completed. This means that at the time of the special meeting, Coast Bancorp shareholders will not know the exact value of the Greater Bay common stock that they will receive when the merger is completed. The market prices of Coast Bancorp common stock and Greater Bay common stock when the merger takes place may vary from their prices at the date of this document and at the date of the shareholder meetings. Such variations in the market prices of Greater Bay common stock and Coast Bancorp common stock may result from changes in the business, operations or prospects of Coast Bancorp, Greater Bay or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors.

   We urge you to obtain current market quotations for Greater Bay common stock and Coast Bancorp common stock.

We may not successfully integrate our business operations.

   Integrating our business operations after the merger may be difficult and time consuming. If we are unable to integrate our businesses successfully, this could hurt our business and operating results. Successful integration of Coast Bancorp's operations will depend primarily on Greater Bay's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. Greater Bay may encounter difficulties in the integration process, such as the loss of key employees and customers, the disruption of ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

                       THE COAST BANCORP SPECIAL MEETING

General

   Coast Bancorp will hold its special meeting on     ,       , 2000 at
p.m., local time, at the Museum of Art and History, located at 705 Front Street, Santa Cruz, California. At the special meeting, Coast Bancorp shareholders will be asked to consider and vote upon a proposal to approve the merger agreement. Coast Bancorp shareholders may also be asked to vote upon a proposal to adjourn or postpone the Coast Bancorp meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from Coast Bancorp shareholders to approve the merger agreement.

Record Date; Voting Power

   If you were a Coast Bancorp shareholder at the close of business on       ,
2000, you may vote at the Coast Bancorp special meeting. As of       , 2000,
there were      issued and outstanding shares of Coast Bancorp common stock
held by approximately    holders of record. These shareholders have one vote
per share on any matter that may properly come before the special meeting. Brokers who hold shares of Coast Bancorp common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. Any shares of Coast Bancorp common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to such broker are referred to as "broker non-votes."

Vote Required

   The presence in person or by proxy of the holders of a majority of the shares of Coast Bancorp common stock outstanding on the record date will constitute a quorum for the transaction of business at the special meeting. Coast Bancorp will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting. The proposal to approve the merger agreement requires the affirmative vote of holders of a majority of the shares of Coast Bancorp common stock outstanding on the record date. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against the proposal to approve the merger agreement.

Share Ownership of Management

   On the record date, the executive officers and directors of Coast Bancorp, including their affiliates, had voting power with respect to an aggregate of
     shares of Coast Bancorp common stock or approximately   % of the shares of
Coast Bancorp common stock then outstanding. We currently expect that the directors will vote all of their shares in favor of the proposal to approve the merger agreement. On the record date, the directors of Greater Bay did not beneficially own any shares of Coast Bancorp common stock.

Recommendation of the Coast Bancorp Board

   The Coast Bancorp Board of Directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement. The Coast Bancorp Board believes that the merger is fair to and in the best interests of Coast Bancorp and Coast Bancorp shareholders and unanimously recommends a vote "FOR" approval of the merger agreement and the transactions contemplated thereby. For more information about the factors the Coast Bancorp Board considered, read the information under the heading entitled "The Merger -- Background of and Reasons for the Merger."

Solicitation and Revocation of Proxies

   A form of proxy is enclosed with this document. Shares of Coast Bancorp common stock represented by a properly executed proxy will, unless the proxy has been previously revoked, be voted at the special meeting as specified in the proxy. If no instructions are indicated, these shares will be voted FOR approval of the merger agreement and in the discretion of the proxy holder as to any other matter which may properly come before the meeting.

   Coast Bancorp shareholders are requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to Coast Bancorp in the enclosed, postage-paid envelope. Coast Bancorp shareholders should not send their stock certificates with their proxy card.

   If you are a Coast Bancorp shareholder and you have previously delivered a properly executed proxy, you may revoke it at any time before its exercise. You may revoke a proxy either by

  . filing with the Secretary of Coast Bancorp prior to the special meeting, at Coast Bancorp's principal executive offices, either a written revocation of the proxy or a duly executed proxy bearing a later date or

  . attending the meeting and voting in person. Your presence at the meeting will not revoke your proxy unless you vote in person.

   Coast Bancorp is soliciting proxies for use at its special meeting. Coast Bancorp will bear the cost of solicitation of proxies from its own shareholders. Coast Bancorp and Greater Bay will share equally the cost of printing and mailing this document. In addition to solicitation by mail, Coast Bancorp directors, officers and employees may solicit proxies from shareholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. Coast Bancorp will also make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares. Coast Bancorp will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation.

Other Matters

   Coast Bancorp is unaware of any matter to be presented at the special meeting other than the proposal to approve the merger agreement. If other matters are properly presented at the special meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any other matters, including, without limitation, any proposal to adjourn or postpone the meeting. Proxies that are voted against approval of the merger agreement will not be voted in favor of any proposal to adjourn or postpone the meeting for the purpose of soliciting additional proxies to approve the merger agreement.

                         THE GREATER BAY ANNUAL MEETING

General

   For a description of the matters to be voted on at the Greater Bay annual meeting and other information concerning the annual meeting and solicitation of proxies, see the heading "Additional Information for the Greater Bay Annual Meeting."

Share Ownership of Management

   On the record date, the executive officers and directors of Greater Bay, including their affiliates, had voting power with respect to an aggregate of
        shares of Greater Bay or approximately     % of the shares of Greater
Bay common stock then outstanding. We currently expect that the Greater Bay directors and officers will vote all of their shares in favor of the proposal to approve the merger agreement. In addition, on the record date, the directors
and executive officers of Coast Bancorp beneficially owned    shares of Greater
Bay common stock.

Recommendation of the Greater Bay Board

   The Greater Bay Board has unanimously approved and adopted the merger agreement. The Greater Bay Board believes that the merger is fair to and in the best interests of Greater Bay and the Greater Bay shareholders and unanimously recommends a vote FOR approval of the merger agreement and the transactions contemplated thereby.

                                   THE MERGER

   The detailed terms of the merger are contained in the merger agreement attached as Annex A to this document. The following discussion and the discussion under "The Merger Agreement" describe the more important aspects of the merger and all of the material terms of the merger agreement. These descriptions are qualified in their entirety by reference to the merger agreement, which is incorporated by reference in this document. We encourage you to read the merger agreement carefully.

Structure of the Merger

   General. The merger agreement provides for Coast Bancorp to merge with and into Greater Bay. After the merger, Coast Commercial Bank, a wholly owned subsidiary of Coast Bancorp, will become a wholly owned subsidiary of Greater Bay. The articles of incorporation and bylaws of Greater Bay, as in effect immediately before the merger, will be the articles of incorporation and bylaws of Greater Bay after the merger. The directors and officers of Greater Bay immediately before the merger, along with James Thompson, the Chairman of Coast Bancorp, will be the directors and officers of Greater Bay after the merger.

   Conversion of Shares. At the completion of the merger, each issued and outstanding share of Coast Bancorp common stock, other than shares as to which statutory dissenters' rights are perfected, will be converted into the right to receive:

  . if the average closing price is from $32.84 to $38.16, 0.675 shares of Greater Bay common stock;

  . if the average closing price is greater than $38.16, a number of shares of Greater Bay common stock equal to the quotient obtained by dividing (1) $25.76 plus the product of 0.333 times the difference between the average closing price and $38.16, by (2) the average closing price;

  . if the average closing price is less than $32.84, Greater Bay may elect to exercise a top up option in which case the conversion ratio will equal that number of shares of Greater Bay common stock equal to the quotient obtained by dividing $22.17 by the average closing price. If Greater Bay does not elect the top up option, then the Board of Directors of Coast Bancorp may give written notice to Greater Bay within one business day of receipt of written notice from Greater Bay of its decision not to elect the top up option of Coast Bancorp's intention to terminate the merger agreement. If Coast Bancorp does not elect to terminate the agreement, the conversion ratio will be 0.675 shares of Greater Bay common stock;

   . if, before the completion of the merger, Greater Bay publicly announces a transaction which if consummated would result in Greater Bay's shareholders owning less than 51% of the outstanding shares of the surviving corporation, which we refer to as a "Greater Bay acquisition transaction," the price to be paid to Greater Bay shareholders in the transaction would exceed $38.16 per share, and the transaction is not terminated before the completion of the Coast Bancorp merger, then, the conversion ratio will be 0.675 shares of Greater Bay common stock. If any Greater Bay acquisition transaction is terminated during the period for determining the average closing price, Greater Bay can elect either to set the conversion ratio at 0.675 or delay the completion of the Coast Bancorp merger to a date which is 25 trading days after the public announcement of the termination of the Greater Bay acquisition transaction.

   The term "average closing price" means the average closing sale price on The Nasdaq Stock Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately prior to the completion of the merger. If Greater Bay changes the number of its outstanding shares through any reclassification, recapitalization, split-up, combination or exchange of shares, or if Greater Bay declares a stock dividend on the shares of Greater Bay common stock, then the conversion ratio also will be adjusted appropriately.

   As described above, the conversion ratio and the resulting value of the Greater Bay common stock to be received by shareholders of Coast Bancorp upon conversion depends upon the average closing price of Greater Bay common stock. The following table shows the effective conversion ratio and the value of the Greater Bay common stock into which one share of Coast Bancorp common stock will be converted as a function of the average closing price of Greater Bay common stock.

                                                                        Value to be
                                                                        received per
         Assuming a             Each Coast Bancorp share               Coast Bancorp
         Greater Bay             will be converted into                share (payable
       Average Closing           this Number of Greater                in Greater Bay
          Price of:                    Bay Shares                          Stock)
       ---------------          ------------------------               --------------
           $33.00                        0.6750                            $22.28
           $33.50                        0.6750                            $22.61
           $34.00                        0.6750                            $22.95
           $34.50                        0.6750                            $23.29
           $35.00                        0.6750                            $23.63
           $35.50                        0.6750                            $23.96
           $36.00                        0.6750                            $24.30
           $36.50                        0.6750                            $24.64
           $37.00                        0.6750                            $24.98
           $37.50                        0.6750                            $25.31
           $38.00                        0.6750                            $25.65
           $38.50                        0.6720                            $25.87
           $39.00                        0.6677                            $26.04
           $39.50                        0.6634                            $26.20
           $40.00                        0.6593                            $26.37
           $40.50                        0.6553                            $26.54
           $41.00                        0.6513                            $26.70
           $41.50                        0.6475                            $26.86
           $42.00                        0.6438                            $27.04
           $42.50                        0.6401                            $27.20
           $43.00                        0.6365                            $27.37
           $43.50                        0.6330                            $27.54
           $44.00                        0.6296                            $27.70
           $44.50                        0.6263                            $27.87
           $45.00                        0.6230                            $28.04

   For average closing prices of less than $32.84, the following tables show the conversion ratio and approximate value to be received by Coast Bancorp shareholders (1) if Greater Bay elects the top up option, and (2) if Greater Bay does not elect the top up option and Coast Bancorp accepts a fixed ratio of 0.675.

                          With Top-Up Election                   Without Top-Up Election
                 --------------------------------------- ---------------------------------------
                 Each Coast Bancorp
                   share will be    Value to be received Each Coast Bancorp Value to be received
  Assuming a       converted into    per Coast Bancorp     share will be     per Coast Bancorp
  Greater Bay      this number of    share (payable in   converted to this   share (payable in
Average Closing       Greater             Greater        number of Greater        Greater
   Price of:         Bay shares          Bay stock)          Bay shares          Bay stock)
---------------  ------------------ -------------------- ------------------ --------------------
    $31.00             0.7152              $22.17              0.675               $20.93
    $31.50             0.7038              $22.17              0.675               $21.26
    $32.00             0.6928              $22.17              0.675               $21.60
    $32.50             0.6822              $22.17              0.675               $21.94

   No assurance can be given as to what will be the average closing price. No assurance can be given that the market price of Greater Bay common stock on or after consummation of the merger will approximate the average closing price.

   You are urged to obtain current market quotations for Greater Bay common stock and Coast Bancorp common stock. It is expected that the market price of Greater Bay common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the number of shares of Greater Bay common stock to be received by you in the merger will be determined based on the average closing price and the market price of Greater Bay common stock is subject to fluctuation, the value of the shares of Greater Bay common stock that you will receive in the merger may increase or decrease before and after the merger. This risk is further explained under "Risk Factors--Since the market price of Greater Bay common stock will vary, Coast Bancorp shareholders cannot be sure of the number of shares and value of the Greater Bay common stock to be received in the merger."

   Fractional Shares. No fractional shares of Greater Bay common stock will be issued in the merger. Instead, if you would otherwise be entitled to receive a fractional share, Greater Bay will pay you an amount in cash equal to the product obtained by multiplying (1) the closing sale price of Greater Bay common stock as reported on The Nasdaq Stock Market on the day immediately preceding the merger closing date times (2) the fraction of the share of Greater Bay common stock to which you would otherwise be entitled. You will not be entitled to dividends or other rights in respect of any fractional share.

Background of and Reasons for the Merger

   General. Each of the Greater Bay Board and Coast Bancorp Board believes the merger to be in the best interests of the two companies and their shareholders and banking customers. Each Board believes that the merger will position Greater Bay, on a consolidated basis, to be well positioned to penetrate the banking market in the communities currently served by Coast Bancorp and, in doing so, will advance its strategic objective of becoming the preeminent independent bank holding company in Northern California and strengthen Greater Bay, on a consolidated basis, in terms of management, growth opportunities and profitability. Furthermore, each Board believes that Greater Bay, as a larger independent financial institution, will be better able to compete with major banks in the communities now served by its existing banking subsidiaries and Coast Commercial Bank and will benefit such communities by providing increased banking services. The parties also anticipate that the merger will present significant revenue enhancement opportunities for the combined entity. These opportunities result from, among other factors:

  . an increased ability to cross-sell a wider variety of banking products and services;

  . the ability to generate increased loan and fee income from Coast
    Commercial Bank customers as a result of the higher lending limits available to the combined entity;

  . the potential to increase overall market share in the communities presently served by Greater Bay and Coast Commercial Bank as a result of the wider range of products and services to be offered through the combined entity;

  . the ability to leverage marketing expense and thereby improve the return on the combined entity's marketing investment; and

  . the ability to achieve cost savings, operating efficiencies and other opportunities for revenue enhancement.

   Background of the Merger--Coast Bancorp. The Board of Directors of Coast Bancorp periodically asked Sandler, O'Neill Partners, L.P. to model and analyze the feasibility of Coast Bancorp engaging in a business combination with financial institutions in the areas within or adjacent to Santa Cruz County, primarily as an acquiror. Ongoing observations and inquiries regarding market conditions during early 1999 indicated that the likelihood of acquiring another institution in the local area at an acceptable price was low.

   During May 1999, the Board of Directors expanded the discussions of business combinations to include the possibility of joining together with a larger financial institution. Preliminary information regarding possible larger merger candidates was provided by Sandler, O'Neill to members of the Board on June 2, 1999. Coast Bancorp engaged Sandler, O'Neill as its financial advisor in June 1999 for the purpose of evaluating Coast Bancorp as a potential merger participant and to contact potential business combination partners. Sandler,

O'Neill contacted, on a no names basis, nine institutions during June and July regarding their interest in mergers in the central coast of California. Interested parties, including Greater Bay, provided confidentiality agreements in July 1999 and Sandler, O'Neill sent them information to use in preparing a proposal to Coast Bancorp.

   Greater Bay initially declined to provide a proposal to Coast Bancorp. Sandler, O'Neill continued discussions with Greater Bay and other interested parties on behalf of Coast Bancorp. On August 11, 1999 and September 22, 1999, Sandler, O'Neill met with the Board of Directors to review the responses from the contacted parties. In reviewing the responses received from the contacted parties, the Board of Directors requested management to work with Sandler, O'Neill to continue discussions with Greater Bay. Sandler, O'Neill and Harvey
J. Nickelson, President and Chief Executive Officer, again contacted Greater Bay to emphasize the potential benefits of a merger of the two companies. Subsequently, representatives of Sandler, O'Neill and Coast Bancorp management held a number of conversations with Greater Bay's management. By early October 1999, Coast Bancorp and Greater Bay each began to conduct due diligence examinations of the other company.

   Greater Bay sent a nonbinding expression of interest letter to Coast Bancorp on October 15, 1999, in which Greater Bay proposed a business combination of the two companies and proposed a conversion ratio between 0.670 and 0.685 shares of Greater Bay common stock for each share of Coast Bancorp common stock, as well as other proposed terms.

   The Board of Directors of Coast Bancorp considered the expression of interest letter at a meeting on October 20, 1999. Coast Bancorp's legal counsel and financial advisor participated in the discussions at the meeting. Coast Bancorp management discussed at length the due diligence being conducted. Management noted that some provisions in the expression of interest letter required additional discussions and revisions. Sandler, O'Neill reviewed financial information with the Board of Directors and responded to questions from the directors. They also commented on possible variations to the price proposed by Greater Bay and the methodology for determining the price.

   Management next discussed communications received from two other institutions suggesting the possibility of merger discussions. Management and the Board discussed issues relating to both institutions and the preliminary consensus was that, based on the information available, significant obstacles existed to an advantageous business combination with either institution. Representatives of Sandler, O'Neill were requested to conduct a further analysis of potential transactions with each entity and to report the results of their analysis to the Board at a subsequent meeting.

   During the period between October 20, 1999 and December 13, 1999, management of the companies and the companies' legal counsel and financial advisors negotiated the principal remaining terms and conditions of the merger agreement.

   Representatives of Deloitte & Touche LLP, consultants to Coast Bancorp, and Sandler O'Neill met with the Board of Directors of Coast Bancorp on November 23, 1999 to discuss the status of the transaction. Coast Bancorp's legal counsel also participated in the discussions at the meeting. At the meeting, the Board of Directors received information regarding the due diligence process, and discussed the pending transaction. A draft of the merger agreement and related documents were distributed to the directors.

   Deloitte & Touche LLP and Coast Bancorp's legal counsel provided information to the Board of Directors regarding their respective due diligence examinations of Greater Bay and responded to questions from the directors.

   Coast Bancorp's legal counsel next reviewed in detail with the Board of Directors the draft of the merger agreement. Legal counsel and management next responded to questions from directors concerning the agreement and the directors reached a consensus on the remaining open issues to be negotiated.

   Representatives of Sandler, O'Neill next reviewed financial information with the directors and answered directors' questions. A focus of this discussion was the mechanics of the conversion ratio and the calculation of the "top up" option in the merger agreement. The representatives of Sandler, O'Neill discussed further the methodology of price negotiations and presented data to support different scenarios. Sandler, O'Neill presented to the Board its oral opinion on the fairness of the merger to the shareholders of Coast Bancorp from a financial point of view. As requested at a previous meeting, they also reported the results of their analysis of a potential transaction with the other two institutions that had contacted Coast Bancorp. They reviewed financial information and projections in detail, reflecting the impact of a transaction with either entity. It was the general consensus that neither presented a better alternative than the proposed Greater Bay transaction.

   The Board of Directors next met on December 13, 1999 to discuss the status of the transaction. Coast Bancorp's legal counsel and financial advisor participated in the discussions at the meeting. A revised draft of the merger agreement was distributed to the directors and Coast Bancorp's legal counsel discussed in detail the revisions to the agreement that had been negotiated since the preceding board meeting. Representatives of Sandler, O'Neill reviewed financial information with the directors and answered directors' questions regarding the pricing provisions. They discussed the conversion ratio and explained how the conversion ratio would operate should another institution purchase Greater Bay during the transaction.

   Coast Bancorp's legal counsel discussed in detail the top up option. He discussed with the Board how and under what circumstances the top up option would be exercised, notification requirements, the role of each institution and termination considerations. He also discussed the appointment of a director to the Greater Bay Board of Directors and the Coast Bancorp Board determined that James Thompson, the Chairman of the Board of Coast Bancorp, should be designated to serve on the Greater Bay Board.

   At the December 13, 1999 meeting, the Coast Bancorp Board evaluated a final proposed draft of the merger agreement with its legal counsel and financial advisor. At that meeting, the financial advisor delivered to the Coast Bancorp Board its oral opinion, subsequently confirmed in writing on December 14, 1999, to the effect that the conversion ratio was fair to Coast Bancorp's shareholders from a financial point of view. The financial advisor also reviewed the financial analyses underlying its fairness opinion and the financial terms of the agreement. As a result of the thorough review of the proposed merger, the merger agreement and the Sandler, O'Neill fairness opinion, the Coast Bancorp Board of Directors approved the proposed merger and authorized management to execute and deliver the merger agreement in substantially the form presented.

   On December 14, 1999, Coast Bancorp and Greater Bay executed the merger agreement. Thereafter, Coast Bancorp received from its financial advisor confirmation of its written fairness opinion dated as of the date of this document.

   Background of the Merger--Greater Bay. Greater Bay's assets have increased from $1.2 billion at December 31, 1996 to $2.85 billion at December 31, 1999. During this period, Greater Bay has pursued a strategy of both internal growth and external mergers and acquisitions. Since 1997, Greater Bay has completed seven mergers. Greater Bay engages in mergers to provide

  . geographic expansion;

  . growth in customer base and overall market share; and

  . increased earnings capacity.

   In early June 1999, Sandler O'Neill, the financial advisor for Coast Bancorp, contacted Greater Bay about its possible interest in a merger with Coast Bancorp. At that time, Sandler O'Neill explained to Greater Bay that it was contacting several institutions and then would evaluate the proposals it received. Initially, Greater Bay expressed to Sandler O'Neill that it was not interested in this type of bidding process and would not be presenting a proposal.

   During the next three months, representatives of Sandler O'Neill continued discussions with management of Greater Bay. In addition, Greater Bay's Executive Committee met several times (on July 13, 1999, August 13, 1999 and September 10, 1999) to consider the possibility of a merger with Coast Bancorp. By September, Sandler O'Neill had narrowed the field of potential acquirors to Greater Bay and again asked Greater Bay to present a proposal. As a result of these meetings and discussions, Greater Bay engaged its financial advisor, First Security Van Kasper, on September 22, 1999 to prepare a preliminary analysis of the proposed merger.

   On September 30, 1999, Mr. Kalkbrenner and Mr. Nickelson met to discuss the terms of the proposed merger. Following this meeting, Greater Bay submitted a written nonbinding expression of interest to Coast Bancorp on October 15, 1999. The letter outlined proposed terms of Greater Bay's offer to merge with Coast Bancorp. At this same time, Greater Bay and Coast Bancorp began independent due diligence reviews of each other. This process involved an analysis by Coast Bancorp and Greater Bay of the assets, liabilities, business and operations of the other. Greater Bay also engaged KPMG, an independent accounting firm, to conduct financial due diligence on Coast Bancorp and Richard Garrett Associates, an independent loan review consultant, to review Coast Bancorp's loan portfolio.

   Numerous meetings and discussions occurred between management of Greater Bay and Coast Bancorp, as well as representatives of Sandler O'Neill and First Security Van Kasper, during October 1999. Greater Bay's Executive Committee considered the status of the merger at its meeting on October 18, 1999 and instructed management to commence preparation of a definitive merger agreement. On October 26, 1999, Greater Bay sent to Coast Bancorp and its financial and legal advisors a draft merger agreement. Negotiations regarding the terms of the merger agreement commenced in early November 1999 and continued through that month.

   On November 22, 1999, Greater Bay's Executive Committee met to review the final terms of the merger agreement. Based on that review, the Executive Committee determined to recommend to the full Board of Directors that it approve the merger agreement.

   Greater Bay's Board of Directors considered the proposed merger with Coast Bancorp at its regular meeting on November 23, 1999. Representatives of KPMG presented the results of its due diligence review of Coast Bancorp and First Security Van Kasper reviewed the terms of the proposed merger agreement. First Security Van Kasper presented its oral preliminary opinion on the fairness of the merger to the shareholders of Greater Bay from a financial point of view. First Security Van Kasper reviewed financial projections, potential costs and savings associated with the merger and historical and projected methods with the Greater Bay Board in the context of presenting its oral fairness opinion. As a result of a thorough review of the proposed merger and the First Security Van Kasper oral fairness opinion, the Greater Bay Board of Directors approved the merger agreement on November 23, 1999, subject to satisfaction by Greater Bay's Executive Committee of certain due diligence items.

   Negotiations between Greater Bay and Coast Bancorp continued after November 23, 1999. On December 13, 1999, the Greater Bay Executive Committee reviewed additional due diligence information about Coast Bancorp and found that information satisfactory. On December 14, 1999, Greater Bay and Coast Bancorp executed the merger agreement.

   Reasons for the Merger--Coast Bancorp. The Coast Bancorp Board believes that the terms of the merger agreement and the merger are fair from a financial point of view to, and are in the best interests of, Coast Bancorp and its shareholders. Accordingly, the Coast Bancorp Board has unanimously approved and adopted the merger agreement and recommends approval of the merger agreement by the Coast Bancorp shareholders. In reaching its decision, the Coast Bancorp Board consulted with Coast Bancorp's management, legal counsel, Deloitte & Touche LLP and Sandler, O'Neill, and considered a number of factors, to which relative weights were not assigned, including the following:

  . The Coast Bancorp Board's review of:

    --the business, operations, financial condition and earnings of Greater
      Bay on an historical and a prospective basis and of the combined company on a pro forma basis and

    --the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company as a result of the merger.

  . The compatibility of the respective businesses, operating philosophies and strategic objectives of Coast Bancorp and Greater Bay, including the superior credit quality of their respective loan portfolios.

  . The terms of the merger agreement and the merger, including the conversion ratio, which, based on the closing price of $41.81 for Greater Bay common stock on The Nasdaq Stock Market on December 13, 1999, reflected purchase price to September 1999 trailing 12 months earnings per share of 20.27X and purchase price to September 1999 book value of 4.05X, at the time that the Coast Bancorp Board approved the merger agreement. The Coast Bancorp Board gave due consideration to the fact that the provision causing the conversion ratio to adjust in the event that the market price of Greater Bay common stock before the merger is above $38.16 would allow shareholders to benefit from a portion of any increase in the market price of Greater Bay common stock before the merger. For more detailed information about the conversion ratio please read the information under the heading entitled "Structure of the Merger--Conversion of Shares."

  . The current and prospective economic and competitive environment facing the financial services industry generally, and Coast Bancorp in particular, including the continued pace of consolidation in the industry and the perceived importance of operational scale in enhancing efficiency and profitability and remaining competitive over the long term.

  . The potential level of earnings of Greater Bay that would be attributable to the shareholders following the merger as compared to the level Coast Bancorp might attain if it continued to operate independently.

  . The preliminary presentation of Sandler, O'Neill to the Coast Bancorp
    Board on November 23, 1999, and the opinion of Sandler, O'Neill rendered on December 14, 1999 that, as of such date, the conversion ratio was fair from a financial point of view to you. Sandler, O'Neill's opinion is further described under "--Opinion of Coast Bancorp's Financial Advisor."

  . The expectation that the merger will generally be a tax-free transaction for federal income tax purposes to Coast Bancorp and Coast Bancorp shareholders and will qualify as a pooling of interests for accounting and financial reporting purposes. For a detailed discussion about the tax impacts, read
   "--Accounting Treatment" and "--Material Federal Income Tax Consequences."

  . The generally favorable impact that the merger could be expected to have on the constituencies served by Coast Bancorp, including its customers, employees and communities.

   The foregoing discussion of the information and factors considered by the Coast Bancorp Board is not intended to be exhaustive but is believed to include all material factors considered by the Coast Bancorp Board. In reaching its determination to approve the merger, the Coast Bancorp Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

   The Coast Bancorp Board believes that the merger, including the conversion ratio, is fair to and in the best interests of Coast Bancorp and you as the Coast Bancorp shareholders and has unanimously approved and adopted the merger agreement and recommends that you vote for approval of the merger agreement.

   Reasons for the Merger--Greater Bay. The Greater Bay Board believes that the terms of the merger agreement and the merger are fair from a financial point of view to, and are in the best interests of, Greater Bay and the Greater Bay shareholders. Accordingly, the Greater Bay Board has unanimously approved and adopted the merger agreement and recommends approval of the merger agreement by the Greater Bay shareholders. In reaching its decision on November 23, 1999, the Greater Bay Board consulted with Greater Bay's management, legal counsel, KPMG and First Security Van Kasper, and considered a number of factors, to which relative weights were not assigned, including the following:

  . the business, operations, financial condition and earnings of Greater Bay on an historical and a prospective basis and of the combined company on a pro forma basis

  . the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company as a result of the merger

  . the compatibility of the respective businesses, operating philosophies and strategic objectives of Greater Bay and Coast Bancorp, including their commercial banking focus, the growth of their assets and the superior credit quality of their loan portfolios

  . review of the combined earnings of Greater Bay and Coast Bancorp

  . the current and prospective economic and competitive environment facing the financial services industry generally, and Greater Bay in particular, including the continued pace of consolidation in the industry and the perceived importance of operational scale in enhancing efficiency and profitability and remaining competitive over the long term

  . the Greater Bay Board's familiarity with and review of Coast Bancorp's business, operations, financial condition and earnings on an historical and a prospective basis

  . the oral presentation of First Security Van Kasper to the Greater Bay
    Board on November 23, 1999, and the preliminary fairness opinion of First
    Security Van Kasper rendered on that date, as confirmed on           ,
    2000 that, as of such date, the merger was fair from a financial point of view to the holders of Greater Bay common stock

  . the expectation that the merger will generally be tax-free, for federal income tax purposes to Greater Bay and will qualify as a pooling of interests for accounting and financial reporting purposes and

  . the generally favorable impact that the merger could be expected to have on the constituencies served by Greater Bay, including its clients, employees and communities.

   There are numerous factors other than the merger that could cause Greater Bay's results of operations, including, among other things, earnings per share, to increase or decrease after the merger. Therefore, we cannot assure you that the anticipated benefits of the merger discussed in the previous paragraphs will happen. You should read "Risk Factors" on page 19 for a discussion of the factors that could affect Greater Bay's future operations and financial condition.

   The foregoing discussion of the information and factors considered by the Greater Bay Board is not intended to be exhaustive but is believed to include all material factors considered by the Greater Bay Board.

Opinion of Coast Bancorp's Financial Advisor

   By letter agreement dated as of June 1, 1999, Coast Bancorp retained Sandler O'Neill as an independent financial advisor in connection with Coast Bancorp's consideration of a possible business combination with a second party. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

   Sandler O'Neill acted as financial advisor to Coast Bancorp in connection with the merger and participated in certain of the negotiations leading to the merger agreement. At the request of the Coast Bancorp Board, representatives of Sandler O'Neill attended the December 13, 1999 meeting of the Coast Bancorp Board at which the Board considered and approved the merger agreement. At the meeting, Sandler O'Neill delivered to the Coast Bancorp Board its oral opinion, confirmed in writing on December 14, 1999, that as of such dates, the conversion ratio was fair to Coast Bancorp shareholders from a financial point of view. Sandler O'Neill has also delivered to the Coast Bancorp Board a written opinion dated the date of this document which is substantially identical to the December 14, 1999 opinion.

   The full text of the Sandler O'Neill opinion is attached as Annex C to this document. The Sandler O'Neill opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering the opinion. The opinion is incorporated by reference into this description of the opinion and this description is qualified in its entirety by reference to the opinion. Coast Bancorp shareholders are urged to carefully read the opinion in connection with their consideration of the proposed merger.

   The Sandler O'Neill opinion was directed to the Coast Bancorp Board and was provided for its information in considering the merger. The opinion is directed only to the fairness of the conversion ratio to Coast Bancorp shareholders from a financial point of view. It does not address the underlying business decision of Coast Bancorp to engage in the merger or any other aspect of the merger and is not a recommendation to any Coast Bancorp shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other related matter.

   In rendering its December 14, 1999 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion.

   Also, no company included in Sandler O'Neill's comparative analyses described below is identical to Greater Bay or Coast Bancorp and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Greater Bay and Coast Bancorp and the companies to which they are being compared.

   The earnings projections for Coast Bancorp and Greater Bay relied upon by Sandler O'Neill in its analyses were reviewed with management and were based upon 1999 and 2000 internal projections of Coast Bancorp and Greater Bay provided to Sandler O'Neill by the respective companies and on published IBES consensus earnings estimates for 2000 for Greater Bay. For periods after 2000, Sandler O'Neill assumed an annual growth rate on earning assets of 8.00% in the case of Coast Bancorp and 15.00% in the case of Greater Bay. The 1999 and 2000 earnings projections furnished to Sandler O'Neill were prepared by the senior managements of Coast Bancorp and Greater Bay for internal purposes only and not with a view towards public disclosure. Those projections, as well as the other earnings estimates relied upon by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and accordingly, actual results could vary materially from those set forth in such projections.

   In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Coast Bancorp, Greater Bay and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Coast Bancorp Board at the December 13th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of Coast Bancorp common stock or Greater Bay common stock or the prices at which Coast Bancorp common stock or Greater Bay common stock may be sold at any time.

   Summary of Proposal. Sandler O'Neill reviewed the financial terms of the proposed transaction. Based on the closing price of Greater Bay common stock on December 10, 1999 of $39.375 and an exchange ratio of 0.664, Sandler O'Neill calculated an implied transaction value per share of Coast Bancorp common stock of $26.16. The implied aggregate transaction value was approximately $130.4 million, based upon the implied transaction value of $26.16 per share and 4.9 million fully diluted shares of Coast Bancorp common stock outstanding, which was determined using the treasury stock method at the implied value. Based upon the implied transaction value and Coast Bancorp's September 30, 1999 financial information, Sandler O'Neill calculated the following ratios:

Implied value/Tangible book value........................................  3.94x
Implied value/Book value.................................................  3.94x
Implied value/Last twelve months EPS..................................... 19.67x
Implied value/Projected 1999 EPS......................................... 18.94x
Tangible book premium/core deposits (1).................................. 36.66%
Implied value/Total deposits............................................. 46.11%
Implied value/Total assets............................................... 37.25%

--------
(1) Assumes 5% non-core deposits

For purposes of Sandler O'Neill's analyses, earnings per share were based on fully diluted earnings per share. Sandler O'Neill noted that the implied transaction value represented a 14.36% premium over the December 10, 1999 closing price of Coast Bancorp common stock of $22.875.

   Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of Coast Bancorp common stock and Greater Bay common stock, and the relationship between the movements in the prices of Coast Bancorp common stock and Greater Bay common stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Bank Index and the median performance of composite groups of publicly traded regional commercial banks selected by Sandler O'Neill. During the one year period ended December 10, 1999, Coast Bancorp common stock outperformed each of the indices to which it was compared, while Greater Bay common stock outperformed the Nasdaq Bank Index and its composite index, and underperformed the S&P Index.

   Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information for Coast Bancorp and two groups of selected financial institutions. The first group consisted of Coast Bancorp and the following 10 publicly traded regional commercial banks and bank holding companies, or the Regional Group: Pacific Crest Capital, Central Coast Bancorp, Bank of the Sierra, SJNB Financial Corp., BYL Bancorp, Community West Bancshares, Bank of Santa Clara, North Valley Bancorp, Community Bancorp and National Mercantile Bancorp. Sandler O'Neill also compared Coast Bancorp to a group of nine publicly traded commercial bank holding companies which had a return on average equity (based on last twelve months' earnings) of greater than 16% and a price-to-tangible book value of greater than 150%, or the Highly Valued Group. The Highly Valued Group was comprised of S.Y. Bancorp, Inc., Summit Bancshares, Inc., United Security Bancorp, Oak Hill Financial, Inc., Bryn Mawr Bank Corp., Cascade Bancorp, C&F Financial Corp., MidSouth Bancorp, Inc. and Bridge View Bancorp. The analysis compared publicly available financial information for Coast Bancorp and the median data for each of the Regional Group and Highly Valued Group as of and for each of the years ended December 31, 1994 through 1998 and as of and for the twelve months ended September 30, 1999. The table below sets forth the comparative data as of and for the twelve months ended September 30, 1999.

                                                    Coast    Regional   Highly
                                                   Bancorp    Group     Valued
                                                   --------  --------  --------
                                                     (Dollars in thousands)
Total assets...................................... $350,088  $350,088  $405,448
Annual growth rate of total assets................    13.48%    15.59%    14.04%
Tangible equity/assets............................     9.12%     7.97%     8.68%
Intangible assets/total equity....................     0.00%     0.10%     1.69%
Net loans/total assets............................    54.08%    78.48%    76.38%
Cash & securities/total assets....................    40.64%    26.53%    17.76%
Gross loans/total deposits........................    68.24%    79.45%    86.67%
Total borrowings/total assets.....................     9.00%     2.58%     4.18%
Non-performing assets/total assets................     0.52%     0.60%     0.22%
Loan loss reserves/gross loans....................     1.90%     1.14%     1.26%
Net interest margin...............................     6.31%     5.86%     5.40%
Loan loss provision/Average assets................     0.02%     0.24%     0.28%
Non-interest income/Average assets................     1.58%     1.20%     1.45%
Non-interest expense/Average assets...............     4.10%     4.26%     3.84%
Efficiency ratio..................................    54.16%    62.04%    51.20%
Return on average assets..........................     2.01%     1.37%     1.70%
Return on average equity..........................    20.42%    14.88%    17.66%
Price/tangible book value per share...............   343.98%   206.65%   236.12%
Price/earnings per share..........................    17.20x    14.06x    14.28x
Dividend yield....................................     1.36%     1.60%     2.13%
Dividend payout ratio.............................    23.31%    20.22%    22.99%

   Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Greater Bay and two different groups of commercial banks. The first group consisted of Greater Bay and the following nine publicly traded regional commercial banks and bank holding companies, or the California Group: City National Corp., Bay View Capital Corp., Westamerica Bancorp, Silicon Valley Bancshares, First Republic Bank, Pacific Capital Bancorp, GBC Bancorp, CVB Financial Corp and Mid-State Bancshares. Sandler O'Neill also compared Greater Bay to a group of 12 publicly traded commercial bank holding companies which had a return on average equity of greater than 16% (based on last twelve months' earnings) and a price-to-tangible book value of greater than 160%, or the High Performing Group. The High Performing Group consisted of the following: Old National Bancorp, Cullen/Frost Bankers, Inc., Commerce Bancorp, Valley National Bancorp, First Midwest Bancorp, Inc., Park National Corp., Local Financial Corp., Independent Bank Corp., Mississippi Valley Bancshares, Merchants New York Bancorp, CCBT Financial Cos., and Frontier Financial Corp. The analysis compared publicly available financial information for Greater Bay and the median data for the California Group and the High Performing Group as of and for each of the years ended December 31, 1994 through 1998 and as of and for the twelve months ended September 30, 1999. The table below sets forth the comparative data as of and for the twelve months ended September 30, 1999.

                                         Greater
                                           Bay      California  High Performing
                                         Bancorp      Group          Group
                                        ----------  ----------  ---------------
                                               (Dollars in thousands)
Total assets........................... $2,283,887  $3,091,528    $2,430,221
Annual growth rate of total assets.....      48.75%       7.26%         8.57%
Tangible equity/assets.................       5.26%       6.53%         6.82%
Intangible assets/total equity.........       0.00%       5.41%         1.78%
Net loans/total assets.................      63.68%      61.02%        65.76%
Cash & securities/total assets.........      31.80%      34.74%        29.74%
Gross loans/total deposits.............      73.01%      74.21%        85.41%
Total borrowings/total assets..........       2.28%       6.01%        15.29%
Non-performing assets/total assets.....       0.32%       0.34%         0.24%
Loan loss reserves/gross loans.........       2.00%       2.01%         1.59%
Net interest margin....................       5.14%       5.19%         4.25%
Loan loss provision/Average assets.....       0.42%       0.20%         0.16%
Non-interest income/Average assets.....       0.59%       1.01%         0.94%
Non-interest expense/Average assets....       2.64%       2.70%         2.69%
Efficiency ratio.......................      49.34%      53.33%        55.87%
Return on average assets...............       1.15%       1.41%         1.37%
Return on average equity...............      20.10%      17.80%        17.80%
Price/tangible book value per share....     371.46%     351.53%       286.32%
Price/earnings per share...............      20.40x      15.18x        15.36x
Dividend yield.........................       1.16%       1.79%         2.29%
Dividend payout ratio..................      23.58%      24.06%        36.31%

   Analysis of Selected Merger Transactions. Sandler O'Neill reviewed certain other transactions announced from January 1, 1999 to December 9, 1999 involving publicly traded commercial banks as acquired institutions with transaction values greater than $15 million. Sandler O'Neill reviewed 136 transactions announced nationwide, or the Nationwide Transactions, 26 transactions in the state of California, or the California Transactions, and 23 transactions announced nationwide where the acquired institution had a return on average equity greater than 18%, or the High-Performing Transactions. Sandler O'Neill reviewed the multiples of transaction value to last four quarters' earnings, transaction value to book value, transaction value to tangible book value, tangible book premium to core deposits, transaction value to total assets, and transaction value to total deposits and computed high, low, mean and median multiples and premiums for the respective groups of transactions. These multiples were applied to Coast Bancorp's financial information as of and for the twelve months ended September 30, 1999.

   As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of Coast Bancorp common stock of $16.07 to $28.46 based upon the median multiples for Nationwide Transactions, $14.50 to $27.38 based upon the median multiples for California Transactions and $18.70 to $26.43 based upon the median multiples for High-Performing Transactions. As calculated by Sandler O'Neill, the implied transaction value per share of Coast Bancorp common stock in the merger was $26.16.

                                Nationwide       California    High-Performing
                               Transactions     Transactions     Transactions
                             ---------------- ---------------- ----------------
                              Median  Implied  Median  Implied  Median  Implied
                             Multiple  Value  Multiple  Value  Multiple  Value
                             -------- ------- -------- ------- -------- -------
Deal price/LTM EPS.........    21.5x  $28.46    20.7x  $27.38    20.0x  $26.43
Deal price/Book value......    2.60x   17.27    2.55x   16.95    3.10x   20.57
Deal price/Tangible book
 value.....................    2.74x   18.19    2.58x   17.12    3.26x   21.66
Tangible book premium/Core
 deposits..................    20.7%   17.91    19.7%   17.34    25.8%   20.67
Deal price/Total assets....    23.7%   16.95    22.4%   16.04    28.4%   20.29
Deal price/Total deposits..    27.8%   16.07    25.1%   14.50    32.4%   18.70

   Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of Coast Bancorp through December 31, 2004 under various circumstances, assuming Coast Bancorp's current dividend payout ratio and that Coast Bancorp performed in accordance with the earnings forecasts reviewed with management. To approximate the terminal value of Coast Bancorp common stock at December 31, 2004, Sandler O'Neill applied price/earnings multiples ranging from 14x to 24x and applied multiples of tangible book value ranging from 200% to 450%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return to holders or prospective buyers of Coast Bancorp common stock.

   As illustrated in the following table, this analysis indicated an imputed range of values per share of Coast Bancorp common stock of $18.97 to $39.36 when applying the price/earnings multiples and $18.08 to $50.88 when applying multiples of tangible book value. As calculated by Sandler O'Neill, the implied transaction value per share of Coast Bancorp common stock in the merger was $26.16.

                                                Price/Earnings   Tangible Book
                                                   Multiples    Value Multiples
                                                --------------- ---------------
      Discount Rate                               14x     24x    2.00x   4.50
      -------------                             ------- ------- ---------------
      9%....................................... $ 23.62 $ 39.36 $ 23.80 $ 50.88
      11.......................................   21.93   36.49   21.71   46.23
      13.......................................   20.38   33.88   19.80   42.02
      15.......................................   18.97   31.50   18.08   38.22

   In connection with its analysis, Sandler O'Neill considered and discussed with the Coast Bancorp Board how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expenses and dividend payout ratio. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

   Pro Forma Merger Analysis. Sandler O'Neill analyzed certain potential pro forma effects of the merger, based upon a conversion ratio of 0.664, Greater Bay's and Coast Bancorp's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the merger, charges associated with the merger, operating efficiencies and other adjustments discussed with the senior managements of Coast Bancorp and Greater Bay.

   As illustrated in the following table, assuming the merger is completed in the first quarter of 2000, this analysis indicated that the merger would be accretive to Greater Bay's annualized earnings per share and dilutive to tangible book value per share for the nine months ending December 31, 2000. The analysis also indicated that, from a Coast Bancorp shareholder's perspective, as compared to the projected stand-alone performance of Coast Bancorp, the merger would be accretive to both earnings per share and tangible book value per share. The actual results achieved by Greater Bay and Coast Bancorp may vary from projected results and the variations may be material.

Nine months ending December 31,
             2000                     Greater Bay           Coast Bancorp
-------------------------------  --------------------- -----------------------
                                 Stand alone Pro Forma Stand alone Pro Forma(1)
                                 ----------- --------- ----------- -----------
Projected EPS..................     $2.75      $2.82      $1.65       $1.87
Projected tangible book value..     13.51      13.01       8.25        8.64
Projected dividend.............       .53        .53        .35         .35
Projected tangible equity
 ratio.........................     5.01%       5.32%        NM          NM

--------
(1) Determined by multiplying the Greater Bay values by a conversion ratio of 0.664.

   In connection with rendering its December 14, 1999 opinion, Sandler O'Neill reviewed, among other things:

  .  the merger agreement and exhibits thereto;

  . the Stock Option Agreement, dated December 14, 1999, by and between Coast Bancorp and Greater Bay (attached to this document as Annex B);

  . certain publicly available financial statements of Coast Bancorp and other historical financial information provided by Coast Bancorp that they deemed relevant;

  . certain publicly available financial statements of Greater Bay and other historical financial information provided by Greater Bay that they deemed relevant;

  . certain internal financial analyses and forecasts of Coast Bancorp prepared by and reviewed with management of Coast Bancorp and the views of senior management of Coast Bancorp, based on certain limited discussions with certain members of senior management, regarding Coast Bancorp's past and current business, financial condition, results of operations and future prospects;

  . certain internal financial analyses and forecasts of Greater Bay prepared by and reviewed with management of Greater Bay and the views of senior management of Greater Bay, based on certain limited discussions with certain members of senior management, regarding Greater Bay's past and current business, financial condition, results of operations and future prospects;

  .  the pro forma impact of the merger;

  . the publicly reported historical price and trading activity for Coast Bancorp's and Greater Bay's common stock, including a comparison of certain financial and stock market information for Coast Bancorp and Greater Bay with similar publicly available information for certain other companies the securities of which are publicly traded;

  . the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available;

  . the current market environment generally and the banking environment in particular; and

  . such other information, financial studies, analyses and investigations and financial, economic and market criteria as they considered relevant.

   In connection with rendering its opinion included as Annex C to this document, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its December 14, 1999 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the other factors considered in rendering its opinion.

   In performing its reviews and analyses, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill did not assume any responsibility or liability for independently verifying the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of Coast Bancorp or Greater Bay or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of Coast Bancorp or Greater Bay, nor has it reviewed any individual credit files relating to Coast Bancorp or Greater Bay. With Coast Bancorp's consent, Sandler O'Neill has assumed that the respective allowances for loan losses for both Coast Bancorp and Greater Bay are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

   In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of Coast Bancorp or Greater Bay. With respect to all financial projections reviewed with each company's management and used by Sandler O'Neill in its analyses, Sandler O'Neill assumed that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of Coast Bancorp and Greater Bay and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

   Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived. Sandler O'Neill also assumed, with Coast Bancorp's consent, that there has been no material change in Coast Bancorp's and Greater Bay's assets, financial condition, results of operations, business or prospects since the date of the last publicly filed financial statements made available to them, that Coast Bancorp and Greater Bay will remain as going concerns for all periods relevant to its analyses, and that the merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

   Coast Bancorp has agreed to pay Sandler O'Neill a transaction fee in connection with the merger, a substantial portion of which is contingent upon the closing of the merger. Based on the closing price of Coast Bancorp common
stock on          , 2000 (the latest practicable date prior to the date of this document), Coast Bancorp would pay Sandler O'Neill a transaction fee of
approximately $   million, of which $418,732 has been paid and the balance will be paid when the merger is closed. Coast Bancorp has also paid Sandler O'Neill a fee of $75,000 for rendering its fairness opinion. Coast Bancorp has also agreed to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

   Sandler O'Neill has in the past provided certain other investment banking services to Coast Bancorp and has received compensation for such services. In addition, Sandler O'Neill has in the past provided and may in the future provide investment banking services to Greater Bay and will receive compensation for such services. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may also purchase securities from and sell securities to Coast Bancorp and Greater Bay and may actively trade the equity or debt securities of Coast Bancorp and Greater Bay and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of Greater Bay's Financial Advisor

   Greater Bay engaged First Security Van Kasper to act as its exclusive financial advisor in connection with the merger. First Security Van Kasper agreed to assist Greater Bay in analyzing, structuring, negotiating and effecting a transaction with Coast Bancorp. Greater Bay selected First Security Van Kasper because First Security Van Kasper is a nationally recognized investment-banking firm with substantial experience in transactions similar to the merger and is familiar with Greater Bay and its business. As part of its investment banking business, First Security Van Kasper is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

   Representatives of First Security Van Kasper attended the meeting of the Greater Bay Board of Directors held on November 23, 1999 at which the Greater Bay Board considered and approved the merger agreement. At the November 23, 1999 meeting, First Security Van Kasper rendered an oral opinion that, as of that date, the conversion ratio was fair to Greater Bay and its shareholders from a financial point of view. That opinion was reconfirmed in writing as of the date of this document.

   The full text of First Security Van Kasper's written opinion dated the date of this document is attached as Annex D and is incorporated herein by reference.

   Greater Bay shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by First Security Van Kasper.

   First Security Van Kasper's opinion is directed to the Greater Bay Board of Directors and addresses only the conversion ratio. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote at the annual meeting with respect to the merger or any matter related thereto.

   In rendering its opinion, First Security Van Kasper:

  --reviewed, among other things,

    --the merger agreement,

    --Annual Reports to shareholders and Annual Reports on Form 10-K of
      Greater Bay and Coast Bancorp,

    --Quarterly Reports on Form 10-Q of Greater Bay and Coast Bancorp,

    --Certain internal financial analyses and forecasts for Greater Bay and Coast Bancorp prepared by their respective managements, and

    --certain other publicly available research reports, earnings estimates and other financial information regarding Greater Bay.

  --held discussions with members of senior management of Greater Bay and Coast Bancorp regarding their respective

    --past and current business operations,

    --regulatory relationships,

    --financial condition, and

    --future prospects of the respective companies.

  --compared certain financial and stock market information for Greater Bay and Coast Bancorp with similar information for certain other companies with publicly traded securities,

  --reviewed the financial terms of certain recent business combinations in the banking industry; and

  --performed other studies and analyses that it considered appropriate.

   In conducting its review and arriving at its opinion, First Security Van Kasper relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available. First Security Van Kasper did not attempt to verify such information independently. First Security Van Kasper relied upon the managements of Greater Bay and Coast Bancorp as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to First Security Van Kasper. First Security Van Kasper assumed that those forecasts and projections reflected the best available estimates and judgments of the respective managements of Greater Bay and Coast Bancorp. First Security Van Kasper also assumed, without independent verification, that the aggregate allowances for loan losses for Coast Bancorp and Greater Bay are adequate to cover those losses. First Security Van Kasper did not make or obtain any evaluations or appraisals of the property of Coast Bancorp or Greater Bay, and First Security Van Kasper did not examine any individual credit files.

   The projections furnished to First Security Van Kasper and used by it in certain of its analyses were prepared by the senior management of Greater Bay and Coast Bancorp. Greater Bay and Coast Bancorp do not publicly disclose internal management projections of the type provided to First Security Van Kasper in connection with its review of the Merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. ACCORDINGLY, ACTUAL RESULTS COULD VARY SIGNIFICANTLY FROM THOSE SET FORTH IN THE PROJECTIONS.

   The following is a summary of the material analyses performed by First Security Van Kasper related to the oral opinion rendered to Greater Bay's Board on November 23, 1999:

   Transaction Summary. First Security Van Kasper calculated the merger consideration to be paid pursuant to the exchange ratio as a multiple of Coast Bancorp's book value, and estimated earnings for the 12 months ended September 30, 1999 and for the years 2000 and 2001. This computation was based on Coast Bancorp's earnings per share of $1.33 for the 12 months ended September 30, 1999, estimated Coast Bancorp earnings per share of $1.64 for the year 2000 and estimated Coast Bancorp earnings per share of $1.81 for the year 2001. The computation was also based upon an exchange ratio of 0.6428 Greater Bay share for each Coast Bancorp share and the closing price of Greater Bay's common stock on November 22, 1999 of $42.125. Based on those assumptions, this analysis indicated that Coast Bancorp shareholders would receive shares of Greater Bay common stock worth $27.08 for each share of Coast Bancorp common stock held and that this amount would represent a multiple of 4.07 times book value per share, and 20.36 times earnings per share for the 12 months ended September 30, 1999, 16.51 times estimated 2000 earnings per share and 14.96 times estimated 2001 earnings per share.

   Discounted Cash Flow Analysis. First Security Van Kasper estimated the present value of future cash flows that would accrue to a holder of a share of Coast Bancorp common stock assuming that the shareholder held the stock for five years and then sold it. The analysis was based on earnings forecasts prepared by management on a stand-alone, independent basis for the year 2000 and annual net income growth rates from 11.0% to 15.0% for the years 2001through 2004. A 22% dividend payout ratio was assumed for Coast Bancorp through the year 2004. An estimated year 2004 year end stock price was estimated by multiplying the projected annual earnings by earnings multiples ranging from 14 to 22 times. The estimated stock price for each year and the estimated dividends were discounted at rates from 12% to 16%. These rates were selected because, in First Security Van Kasper's experience, they represent the risk-adjusted rates of return that investors in securities such as the common stock of Coast Bancorp would require. On the basis of these assumptions, First Security Van Kasper calculated a range of present values ranging from $17.97 to $37.39. These values were compared to the $27.08 offer from Greater Bay.

   The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Greater Bay common stock.

   Selected Transaction Analysis. Using publicly available information, First Security Van Kasper reviewed certain terms and financial characteristics, including the historical price-to-earnings ratio, the price-to-tangible book ratio, and the tangible book value premium to core deposits paid in prior commercial banking institution merger or acquisition transactions. The first comparable group, or Comparable Group One, included nationwide transactions announced since January 1, 1999 with sellers with assets between $200 million and $700 million that earned more than 0.75% on total assets. Comparable Group One included 58 transactions. The average price-to-last twelve month earnings for Comparable Group One was 22.2x, and ranged from 14.1x to 41.4x. The average price-to-tangible book value for Comparable Group One was 279.4%, and ranged from 99.9% to 455.4%. The average tangible book value premium to core deposits for Comparable Group One was 22.5%, and ranged from 0% to 58.7%.

   The second comparable group, or Comparable Group Two, included transactions announced since January 1, 1999 with sellers located in California with assets between $200 million and $700 million that earned more than 0.75% on total assets. Comparable Group Two included 8 transactions. The average price-to-last twelve month earnings for Comparable Group Two was 21.2x, and ranged from 14.1x to 27.1x. The average price-to-tangible book value for Comparable Group Two was 311.0%, and ranged from 158.8% to 455.4%. The average tangible book value premium to core deposits for Comparable Group Two was 24.5%, and ranged from 8.9% to 48.1%.

   No company or transaction used as a comparison in the above analysis is identical to Coast Bancorp, Greater Bay or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

   Selected Peer Group Analysis. First Security Van Kasper compared the financial performance and market performance of Greater Bay with selected banking institutions with assets between $2 billion and $4 billion, or the Greater Bay Comparable Bank Group, deemed relevant by First Security Van Kasper. The Greater Bay Comparable Bank Group consisted of 41 institutions nationwide.

   First Security Van Kasper also compared the financial performance and market performance of Coast Bancorp with selected banking institutions with assets between $200 million and $700 million, or the Coast Bancorp Comparable Bank Group, deemed relevant by First Security Van Kasper. The Coast Bancorp Comparable Bank Group consisted of 38 California based institutions.

   The comparisons were based on:

   --various financial measures, including

    --earnings performance,

    --operating efficiency,

    --capital adequacy and

    --asset quality and

   --various measures of market performance, including

    --market to book values,

    --price to earnings and

    --dividend yields.

   To perform this analysis, First Security Van Kasper used the financial information as of and for the latest available twelve months and market price information as of November 22, 1999.

   First Security Van Kasper's analysis showed the following concerning Greater Bay's financial performance:

                                                                     Greater Bay
                                                                     Comparable
                                                                     Bank Group
   Performance Measure                                   Greater Bay   Average
   -------------------                                   ----------- -----------
   Return on Equity.....................................    20.10%      13.20%
   Return on Assets.....................................     1.15%       1.10%
   Net Interest Margin..................................     5.17%       4.29%
   Efficiency Ratio.....................................    49.02%      57.15%
   Leverage Ratio.......................................     7.56%       8.22%
   Non-Performing Assets to Total Assets................     0.32%       0.67%
   Loan Loss Reserve to Nonperforming Assets............   399.89%     266.75%

   First Security Van Kasper's analysis showed the following concerning Greater Bay's market performance:

                                                                    Greater Bay
                                                                    Comparable
                                                                    Bank Group
   Performance Measure                                  Greater Bay   Average
   -------------------                                  ----------- -----------
   Price to Earnings Multiple, based on 1999 estimated
    earnings..........................................    18.11x      16.12x
   Price to Earnings Multiple, based on 2000 estimated
    earnings..........................................    15.72x      13.95x
   Price to Tangible Book Multiples...................     5.24x       2.47x
   Dividend Yield.....................................     1.97%       2.20%

   First Security Van Kasper's analysis showed the following concerning Coast Bancorp's financial performance:

                                                                   Coast Bancorp
                                                                    Comparable
                                                                    Bank Group
   Performance Measure                               Coast Bancorp    Average
   -------------------                               ------------- -------------
   Return on Equity.................................     20.42%        13.01%
   Return on Assets.................................      2.01%         1.14%
   Net Interest Margin..............................      6.31%         5.69%
   Efficiency Ratio.................................     54.16%        65.42%
   Leverage Ratio...................................     10.00%         8.83%
   Non-Performing Assets to Total Assets............      0.52%         1.29%
   Loan Loss Reserve to Nonperforming Assets........    199.89%       221.71%

   First Security Van Kasper's analysis showed the following concerning Coast Bancorp's market performance:

                                                                 Coast Bancorp
                                                                  Comparable
                                                                  Bank Group
   Performance Measure                             Coast Bancorp    Average
   -------------------                             ------------- -------------
   Price to Earnings Multiple, based on 1999
    estimated earnings............................     14.36x       12.70x
   Price to Earnings Multiple, based on 2000
    estimated earnings............................     12.35x       11.32x
   Price to Tangible Book Multiples...............      3.05x        1.96x
   Dividend Yield.................................      1.58%        1.26%

   For purposes of the above calculations, all earnings estimates are based upon management estimates for Greater Bay and Coast Bancorp. Because of the inherent differences in the businesses, operations, financial conditions and prospects of Greater Bay, Coast Bancorp and the companies included in the Comparable Bank Groups, First Security Van Kasper believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the merger. First Security Van Kasper believed that the appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning the differences between Greater Bay and the companies included in the Comparable Bank Groups which would affect the trading values of the comparable companies.

   Contribution Analysis. First Security Van Kasper analyzed the relative contribution of each of Greater Bay and Coast Bancorp to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed:

   Greater Bay Contribution To:
     Combined Common Equity...................... ....................... 81.7%
     Combined 2000 Estimated Net Income without Cost Savings............. 82.6%
     Combined Total Assets............................................... 88.2%
     Greater Bay Estimated Pro Forma Ownership........................... 81.0%

   First Security Van Kasper compared the relative contribution of the balance sheet and income statement items with the estimated pro forma ownership for Greater Bay shareholders based on an exchange ratio of 0.6428.

   Other Analyses. First Security Van Kasper reviewed the relative financial and market performance of Greater Bay and Coast Bancorp to a variety of relevant industry peer groups and indices. First Security Van Kasper also reviewed earnings estimates, balance sheet composition, historical stock performance and other financial data for Coast Bancorp.

   In connection with its opinion dated as of the date of this document, First Security Van Kasper performed procedures to update, as necessary, certain of the analyses described above. First Security Van Kasper reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. First Security Van Kasper did not perform any analyses in addition to those described above in updating its November 23, 1999 oral opinion.

   First Security Van Kasper. The Greater Bay Board of Directors retained First Security Van Kasper as an independent contractor to act as financial adviser to Greater Bay regarding the merger. As part of its investment banking business, First Security Van Kasper is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. First Security Van Kasper has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, First Security Van Kasper may, from time to time, purchase securities from, and sell securities to, Greater Bay and Coast Bancorp. As a market maker in securities First Security Van Kasper may from time to time have a long or short position in, and buy or sell, debt or equity securities of Greater Bay and Coast Bancorp for First Security Van Kasper's own account and for the accounts of its customers. First Security Van Kasper has previously provided investment banking services to Greater Bay.

   Greater Bay and First Security Van Kasper have entered into an agreement relating to the services to be provided by First Security Van Kasper in connection with the merger. Greater Bay has agreed to pay First Security Van Kasper, at the time of closing, a cash fee equal to 0.70% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of Coast Bancorp in the merger. Pursuant to the First Security Van Kasper engagement agreement, Greater Bay also agreed to reimburse First Security Van Kasper for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify First Security Van Kasper against certain liabilities, including liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

   After completion of the merger, the Greater Bay Board of Directors will consist of the current members of that Board and James Thompson, Coast Bancorp's Chairman. In addition, the Coast Commercial Bank Board of Directors will be comprised of eight directors, consisting of the current members of the Board and David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay. Harvey J. Nickelson, President and Chief Executive Officer of Coast Commercial Bank, will continue to serve in those capacities.

   The former officers and employees of Coast Bancorp who become officers or employees of Greater Bay or who continue as officers or employees of Coast Commercial Bank will be entitled to participate in all employee benefits and benefit programs of Greater Bay, as the case may be, in accordance with the terms of those plans or programs.

   To the extent Greater Bay is not able to add the directors of Coast Bancorp to Greater Bay's directors and officers liability insurance policy, Coast Bancorp anticipates purchasing continued coverage under its directors' and officers' liability insurance policy, which insurance will cover persons serving as directors and officers of Coast Bancorp before the merger for a period of three years from the completion of the merger.

   As of the record date of the special meeting, the directors and executive
officers of Coast Bancorp beneficially owned     shares of Coast Bancorp common
stock, not including shares such persons could acquire through the exercise of
options, constituting approximately     % of the outstanding shares of Coast
Bancorp common stock as of the record date. The affirmative vote of an
additional     % of the outstanding shares of Coast Bancorp common stock
entitled to vote at the meeting will be required in order to approve the merger agreement.

   If the merger takes place, outstanding options to purchase Coast Bancorp common stock held by directors, officers and employees of Coast Bancorp and Coast Commercial Bank will be automatically converted into options to acquire shares of Greater Bay common stock adjusted to account for the conversion ratio. Upon the signing of the merger agreement, there were outstanding options to purchase an aggregate of 301,660 shares of Coast Bancorp common stock.

   Upon the signing of the merger agreement, the executive officers and directors of Coast Bancorp held options to purchase 226,600 shares of Coast Bancorp common stock at a per share weighted average exercise price of $12.45. Upon consummation of the merger, these options will be assumed by and deemed to be options granted by Greater Bay. The options will be adjusted appropriately to reflect the conversion ratio. If exercised before the merger, the shares of Coast Bancorp common stock acquired will be converted into the right to receive Greater Bay common stock upon completion of the merger in the same manner as will the shares of Coast Bancorp common stock held by all other Coast Bancorp shareholders.

Nasdaq Listing

   Greater Bay submitted an application on March 1, 2000 to list the shares of Greater Bay common stock to be issued in the merger on The Nasdaq Stock Market. The stock must be authorized for listing on Nasdaq for the merger to proceed.

Material Federal Income Tax Consequences

   Greater Bay and Coast Bancorp have obtained an opinion of counsel from Manatt, Phelps & Phillips, LLP, to the effect that, for federal income tax purposes, the merger is a tax-deferred reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code and shall not result in gain or loss for federal income tax purposes to Greater Bay or Coast Bancorp. In addition, the opinion states that the issuance of Greater Bay common stock in the merger will not result in the recognition of gain or loss by the holders of Coast Bancorp common stock who receive Greater Bay common stock in connection with the merger, nor shall the substitution of options result in any income or gain to the option holder or disqualify any substituted options as incentive stock options in connection with the merger.

   Based upon this opinion, the ancillary federal income tax consequences to the merger include the following:

  . Greater Bay and Coast Bancorp will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

  . no gain or loss will be recognized by Coast Bancorp on the transfer of its assets to Greater Bay solely in exchange for Greater Bay common stock and the assumption of Coast Bancorp's liabilities;

  . no gain or loss will be recognized by Greater Bay upon receipt of the assets of Coast Bancorp in exchange for Greater Bay common stock;

  . the basis of Coast Bancorp's assets in the hands of Greater Bay will be the same as the basis of such assets in the hands of Coast Bancorp immediately before the merger;

  . no gain or loss will be recognized by the shareholders of Coast Bancorp upon the transfer of their Coast Bancorp common stock solely in exchange for Greater Bay common stock;

  . Coast Bancorp dissenters, if any, will recognize gain or loss in connection with the merger;

  . holders of Coast Bancorp common stock who receive cash instead of fractional shares will recognize gain or loss as a result of receipt of the cash;

  . the basis of Greater Bay common stock to be received by the shareholders of Coast Bancorp in the merger will be the same as the basis of their Coast Bancorp common stock surrendered in exchange for the Greater Bay common stock;

  . the holding period of the Greater Bay common stock to be received by the Coast Bancorp shareholders in the merger will include the holding period of the Coast Bancorp common stock surrendered in exchange therefor, provided that the Coast Bancorp common stock is held as a capital asset;

  . the holding period of the assets of Coast Bancorp in the hands of Greater
    Bay will include the period during which the assets were held by Coast Bancorp;

  . provided that any stock options to purchase Coast Bancorp common stock and options to purchase Greater Bay common stock into which they will be converted do not have a readily ascertainable fair market value, the conversion of the Coast Bancorp options into Greater Bay options will not result in income, gain or loss to the holders of stock options; and

  . no gain or loss will be recognized by Coast Bancorp or Greater Bay upon the issuance of Greater Bay common stock to an optionee pursuant to the optionee's exercise of a stock option issued by Coast Bancorp and converted into an option to acquire Greater Bay common stock.

   The foregoing discussion is based upon current law and is intended for general information only. In addition, you are urged to consult with your own own tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of foreign, state, local or other tax laws and of any future changes in the Internal Revenue Code, the Treasury Regulations, tax rulings or court decisions or other laws concerning taxes.

Accounting Treatment of the Merger

   The merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, after the merger, the assets, liabilities and shareholders' equity of Coast Bancorp will be added to the corresponding balance sheet categories of Greater Bay at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of Greater Bay will include the results of both Coast Bancorp and Greater Bay for the entire fiscal year in which the merger occurs and all preceding fiscal periods presented therein. Greater Bay must treat various expenses incurred to effect the merger as current charges against income rather than as adjustments to its balance sheet.

   The unaudited pro forma combined financial information contained in this document has been prepared using the pooling of interests accounting method to account for the merger, which is described under the headings entitled "Summary -- Selected Historical and Pro Forma Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

Exchange of Coast Bancorp Common Stock for Greater Bay Common Stock

   Promptly after the completion of the merger, Greater Bay will cause Norwest Bank Minnesota, N.A., to send to each holder of record of Coast Bancorp common stock transmittal materials for use in exchanging certificates representing shares of Coast Bancorp common stock for a certificate or certificates representing shares of Greater Bay common stock and a check for any fractional share interest. The transmittal materials will contain information and instructions with respect to the surrender of certificates representing shares of Coast Bancorp common stock in exchange for certificates representing shares of Greater Bay common stock.

   You should not send in your share certificates until you receive the letter of transmittal form and instructions.

   Following the completion of the merger and upon surrender of all of the certificates representing shares of Coast Bancorp common stock registered in the name of a holder of Coast Bancorp common stock, or a satisfactory indemnity bond if any of the certificates are lost, stolen or destroyed, together with a properly completed letter of transmittal, Norwest Bank Minnesota, N.A. will mail to you a certificate or certificates representing the number of shares of Greater Bay common stock to which you are entitled, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required, in respect of such shares and a check in the amount of any cash to be paid instead of fractional shares.

   Declaration of dividends by Greater Bay after the completion of the merger will include dividends on all Greater Bay common stock issued in the merger. However, no dividend or other distribution payable to the holders of record of Greater Bay common stock at or as of any time after the completion of the merger will be paid to the holders of Coast Bancorp common stock until they physically surrender all certificates as described above. Promptly after surrender, all undelivered dividends and other distributions, less the amount of any withholding taxes which may be required and a check for the amount representing any fractional share interest, will be delivered to the holder, in each case, without interest. After the completion of the merger, the stock transfer books of Coast Bancorp will be closed and there will be no transfers on the transfer books of Coast Bancorp.

                              THE MERGER AGREEMENT

Conditions to the Merger

   The obligation of Greater Bay and Coast Bancorp to consummate the merger is subject to the satisfaction or waiver on or before the completion of the merger of many conditions, including the following:

  . the merger agreement and the transactions contemplated by the merger agreement must receive all requisite approvals of the shareholders of Greater Bay and Coast Bancorp;

  . the shareholders of Greater Bay must also approve an increase in the number of shares reserved for issuance under Greater Bay's stock option plan (see Proposal 3 under "Additional Information for the Greater Bay Annual Meeting");

  . no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside the merger substantially in the form contemplated by the merger agreement;

  . all approvals or consents of any applicable governmental agency will have been obtained or granted for the merger and the transactions contemplated by the merger agreement and the applicable waiting periods under all laws will have expired;

  . the registration statement shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order;

  . Greater Bay shall have received all state securities permits and other authorizations necessary to issue the Greater Bay common stock to consummate the merger;

  . the Greater Bay common stock issuable in the merger shall have been included for listing on The Nasdaq Stock Market;

  . Greater Bay and Coast Bancorp will have received an opinion reasonably satisfactory to Greater Bay and Coast Bancorp from Manatt, Phelps & Phillips, LLP to the effect that the merger will not result in the recognition of gain or loss for federal income tax purposes to Greater Bay or Coast Bancorp, nor will the issuance of Greater Bay common stock result in the recognition of gain or loss by holders of Coast Bancorp common stock who receive Greater Bay common stock in the merger, nor will the substitution of options result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the merger; and

  . PricewaterhouseCoopers LLP will have confirmed in writing to Greater Bay and Coast Bancorp that the merger will qualify for pooling of interests accounting treatment. In addition, Deloitte & Touche LLP will have delivered a letter to Coast Bancorp that no conditions exist with respect to either Coast Bancorp or Coast Commercial Bank that would preclude accounting for the merger as a pooling of interests.

   The obligation of Greater Bay to consummate the merger is also subject to fulfillment of various other conditions, including the following:

  . there will not have occurred, between December 14, 1999 and the completion of the merger, any materially adverse change in the business, financial condition, results of operations or prospects of Coast Bancorp on a consolidated basis;

  . the number of dissenting shares will not exceed an amount which would disqualify the merger from pooling of interests accounting treatment;

  . all remediation of environmental contamination or conditions on any Coast
    Bancorp property will have been completed to the satisfaction of Greater
    Bay;

  . at the close of business on the last day of the month prior to the completion of the merger, the Coast Bancorp adjusted book value will not be less than $33.33 million if the merger closes in March 2000,

   $34.00 million if the merger closes in April 2000, $34.42 million if the merger closes in May 2000, $34.83 million if the merger closes in June 2000 and $35.25 million if the merger closes in July 2000. Adjusted book value means Coast Bancorp's total shareholders' equity adjusted to eliminate all amounts paid for the exercise of Coast Bancorp stock options since September 30, 1999, to eliminate amounts related to accumulated other comprehensive income and to include the amount of consolidated accumulated other comprehensive income as of September 30, 1999, to deduct any dividends paid after the date of the merger agreement and to eliminate amounts paid or accrued for merger-related expenses;

  . receipt of a fairness opinion from First Security Van Kasper, financial advisor to Greater Bay;

  . at the close of business on the last day of the month prior to completion of the merger, Coast Bancorp's allowance for loan and lease losses will equal the greater of 1.65% of Coast Bancorp's loan portfolio or $3.47 million if the merger closes in March 2000, $3.50 million if the merger closes in April 2000, $3.53 million if the merger closes in May 2000, $3.57 million if the merger closes in June 2000 and $3.60 million if the merger closes in July 2000; and

  . the regulatory approvals for the merger will not impose any conditions which Greater Bay, in its reasonable opinion, deems materially adverse or materially burdensome.

   The obligation of Coast Bancorp to consummate the merger is also subject to the fulfillment of other conditions, including the following:

  . there will not have occurred, between December 14, 1999 and the completion of the merger, any material adverse change in the business, financial condition, results of operations or prospects of Greater Bay on a consolidated basis; and

  . receipt of the Sandler O'Neill fairness opinion.

   Additionally, the consummation of the merger is subject to the performance of covenants, the execution and delivery of ancillary documents, the accuracy of representations and warranties and the receipt of various legal opinions, third-party consents, officers' certificates and other documents.

   If these and other conditions are not satisfied or waived, the merger agreement may be terminated. The merger agreement may also be terminated upon the occurrence of certain other events which are more fully described under the heading entitled "--Termination."

Nonsolicitation

   Under the terms of the merger agreement, Coast Bancorp has agreed not to solicit, initiate or encourage any competing transaction (as defined below). In addition, Coast Bancorp has agreed, unless it determines, with advice of counsel, that its fiduciary duty requires otherwise, not to participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, any effort or attempts to effect any competing transaction with or involving any person other than Greater Bay. This restriction does not apply, however, if Coast Bancorp receives a bona fide offer from a person other than Greater Bay and the Coast Bancorp Board responds in accordance with applicable fiduciary obligations. Coast Bancorp has agreed to promptly notify Greater Bay of the terms of any proposal which it may receive in respect of any competing transaction.

   The term "competing transaction" means any of the following involving Coast
Bancorp: a merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 10% or more of Coast Bancorp's assets; a sale of shares of capital stock representing 10% or more of the voting power of Coast Bancorp; a tender offer or exchange offer for at least 10% of the outstanding shares of Coast Bancorp; a solicitation of proxies in opposition to approval of the merger by Coast Bancorp's shareholders; or a public announcement of an unsolicited bona fide proposal, plan or intention to do any of the foregoing.

   Similarly, Coast Bancorp may call off the merger if Greater Bay announces a Greater Bay acquisition transaction, and the other party requested Greater Bay to terminate the merger agreement between Greater Bay and Coast Bancorp. If that occurs, Greater Bay will have to pay Coast Bancorp the lesser of $2.7 million or 2% of the value of the merger. Greater Bay would also be required to pay this amount to Coast Bancorp if Greater Bay terminates the merger agreement for a reason not permitted by the merger agreement and then consummates an acquisition transaction within 12 months following termination.

Expenses

   If Coast Bancorp terminates the merger agreement because Greater Bay's shareholders fail to approve the merger, or because Greater Bay fails to satisfy its obligations under the merger agreement, Greater Bay will be obligated to pay all of Coast Bancorp's expenses incurred in connection with the merger transaction, not to exceed $175,000.

   If Greater Bay terminates the merger agreement because Coast Bancorp's shareholders fail to approve the merger, or because Coast Bancorp fails to satisfy its obligations under the merger agreement, Coast Bancorp will be obligated to pay all of Greater Bay's expenses incurred in connection with the merger transaction, not to exceed $250,000.

Treatment of Options

   Each and every option to purchase shares of Coast Bancorp common stock issued and outstanding immediately before the completion of the merger and all obligations of Coast Bancorp under the Coast Bancorp stock option plan will, on and after the completion of the merger, be assumed by and be deemed to be options granted by Greater Bay to purchase that number of shares of Greater Bay common stock equal to the conversion ratio times the number of shares of Coast Bancorp common stock subject to the option rounded down to the nearest whole number of shares of Greater Bay common stock. The per share exercise price for the shares of Greater Bay common stock issuable upon exercise of such Coast Bancorp option will be determined by dividing the exercise price immediately before the completion of the merger by the conversion ratio.

Termination

   The merger agreement may be terminated at any time before the completion of the merger:

  . by mutual consent of Greater Bay and Coast Bancorp in writing;

  . by Coast Bancorp or Greater Bay immediately on the failure of the shareholders of Coast Bancorp or Greater Bay to approve the merger agreement;

  . by Greater Bay or Coast Bancorp if any material breach or default by the other party is not cured within 20 days after notice;

  . by Greater Bay or Coast Bancorp if any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained to consummate the transactions contemplated by the merger agreement unless, within 30 days after the denial or refusal, all parties agree to resubmit the application to the regulatory authority that has denied or refused to grant the approval, consent or qualification requested;

  . by Coast Bancorp or Greater Bay if any conditions set forth in Article 9 of the merger agreement shall not have been met by July 31, 2000;

  . by Coast Bancorp if any of the conditions of Article 10 of the merger agreement shall not have been met, or by Greater Bay if any of the conditions of Article 11 of the merger agreement shall not have been met, by July 31, 2000, or an earlier time as it becomes apparent that these conditions shall not be met;

  . by Greater Bay if Coast Bancorp shall have failed to comply with its agreements with respect to any competing transaction;

  . by Greater Bay if it is determined that the estimated cost of any environmental remediation on any Coast Bancorp property is in excess of $500,000 or is not reasonably determinable;

  . by Coast Bancorp if Greater Bay enters into a Greater Bay acquisition transaction and the third party requires the termination of the merger agreement; or

  . by Coast Bancorp if the average closing price of Greater Bay common stock is less than $32.84, subject to Greater Bay's right to exercise the top up option as explained under "The Merger-- Structure of the Merger-- Conversion of Shares."

Covenants; Conduct of Business Prior to Effective Time

   The merger agreement provides that, during the period from the date of the merger agreement to the completion of the merger, Coast Bancorp will conduct its business only in the normal and customary manner and in accordance with sound banking practices and will not, without the prior written consent of Greater Bay, which will not be unreasonably withheld, take any of the following actions:

  . issue any security except pursuant to the exercise of options outstanding as of the date of the merger agreement;

  . declare, set aside or pay any dividend, other than its regular cash dividend, or make any other distribution upon, or purchase or redeem any shares of its stock;

  . amend its articles of incorporation or its bylaws;

  . grant any general or uniform increase in the rate of pay of employees or employee benefits;

  . grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any person or voluntarily accelerate the vesting of any employee benefits, except that Coast Bancorp may grant salary increases and bonuses to employees at the vice president level or below in amounts consistent with past practices;

  . make any capital expenditure in excess of $50,000, except for ordinary repairs, renewals and replacements;

  . compromise, settle or adjust any assertion or claim of a deficiency in taxes, extend the statute of limitations with any tax authority or file any pleading in court on any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

  . grant, renew or commit to grant or renew any extension of credit or amend the terms of any credit outstanding on the date hereof to any person that would exceed $500,000 on an unsecured basis or $1,000,000 if secured by real estate;

  . change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or by law or regulation;

  . grant or commit to grant any extension of credit or amend the terms of any credit outstanding as of the date of the merger agreement to any executive officer, director or holder of 10% or more of the outstanding Coast Bancorp common stock, or any affiliate of such person, if the credit would exceed $50,000;

  . close any offices at which business is conducted or open any new office;

  . adopt or amend any employment agreement or other employee benefit plan or arrangement except amendments as are required by law;

  . change any policies and practices with respect to liquidity management and cash flow planning, lending, personnel practices, accounting or any other material aspect of its business or operations, except those changes as may be required in the opinion of management to respond to economic or market conditions or as may be required by generally accepted accounting principles or by applicable governmental authorities;

  . grant any person a power of attorney or similar authority;

  . make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person, except for investments made in the ordinary course of business consistent with past practice;

  . amend, modify or terminate, except in accordance with its terms, any material contract or enter into any material agreement or contract;

  . sell, transfer, mortgage, encumber or otherwise dispose of any assets or release any claims, except in the ordinary course of business consistent with past practice;

  . take any action which would or is reasonably likely to

    --adversely affect the ability of Greater Bay or Coast Bancorp to obtain any necessary regulatory approval of the merger;

    --adversely affect Coast Bancorp's ability to perform its covenants and agreements under the merger agreement; or

    --result in any of the conditions relating to the performance of Greater Bay's or Coast Bancorp's obligations under the merger agreement not being satisfied;

  . make any special or extraordinary payments;

  . reclassify any investment security from held-to-maturity or available for sale to trading;

  . sell any security other than in the ordinary course of business, or engage in gains trading;

  . take title to any real property without conducting an environmental investigation, which shall disclose the absence of any suspected environmental contamination;

  . take or cause to be taken any action which would prevent the transactions contemplated by the merger agreement from qualifying as a tax free reorganization or prevent Greater Bay from accounting for the business combination to be effected by the merger as a pooling of interests;

  . settle any claim involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

  . make, acquire, or reacquire any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months; or

  . borrow money or become responsible for the obligations of any other person, except

    --in connection with banking transactions with banking customers in the ordinary course of business or

    --short-term borrowings made at prevailing market rates and terms.

   The merger agreement also provides that Coast Bancorp will:

  . use its commercially reasonable efforts to preserve its present business organization and its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Coast Bancorp or Coast Commercial Bank;

  . use its commercially reasonable efforts to keep in full force and effect all material licenses and permits;

  . use its commercially reasonable efforts to maintain insurance coverage substantially the same as in effect as of the date of the merger agreement;

  . perform its material contractual obligations;

  . duly observe and conform in all material respects to all lawful requirements applicable to its business;

  . maintain its assets and properties in good condition and repair, normal wear and tear excepted;

  . periodically furnish to Greater Bay information, loan reports and updates of information previously provided;

  . promptly notify Greater Bay upon learning that a person or related group of persons has acquired 5% or more of Coast Bancorp's outstanding common stock;

  . promptly notify Greater Bay of communications from tax authorities, material litigation and any event which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects on a consolidated basis;

  . provide Greater Bay with access to information about Coast Bancorp;

  . maintain an allowance for loan and lease losses consistent with past practices; and

  . use its reasonable efforts between the date of the merger agreement and the completion of the merger to take all actions necessary or desirable to complete the merger, including the filing of any regulatory applications.

   The merger agreement also provides that Greater Bay will not, without the prior written consent of Coast Bancorp:

  . take any action which would or is reasonably likely to adversely affect the ability of Greater Bay to obtain any necessary regulatory approvals for the merger, adversely affect Greater Bay's ability to perform its covenants under the merger agreement or result in any of the conditions to the performance of its obligations under the merger agreement not being satisfied;

  . take any action which would disqualify the merger as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code;

  . amend its articles of incorporation in any respect which would materially adversely affect the rights and privileges attendant to Greater Bay common stock; or

  . enter into a Greater Bay acquisition transaction that requires the termination of the merger agreement, subject to the fiduciary duties of the Board of Directors of Greater Bay.

   The merger agreement also provides that Greater Bay will:

  . duly observe and conform in all material respects to all lawful requirements applicable to its business;

  . use its commercially reasonable efforts to have the directors and officers of Coast Bancorp and Coast Commercial Bank added to Greater Bay's directors' and officers' liability insurance policy;

  . provide Coast Bancorp with access to information about Greater Bay;

  . file all necessary regulatory applications; and

  . reserve for issuance sufficient shares of Greater Bay common stock to issue in connection with the merger.

   The merger agreement also provides that each of Greater Bay and Coast Bancorp will:

  . use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement as promptly as practical;

  . obtain the consent of the other before it issues any press release or makes any public statement with respect to the merger agreement or the transactions contemplated by the merger agreement; and

  . cause to be prepared, at Greater Bay's discretion, one or more environmental investigations with respect to real property owned or leased by Coast Bancorp.

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

Amendment and Waiver

   Subject to applicable law, the merger agreement may be amended at any time by the action of the Boards of Directors of Greater Bay or Coast Bancorp without action by their shareholders if Greater Bay and Coast Bancorp mutually agree in writing to the amendment. In addition, either Greater Bay or Coast Bancorp by action of their respective Boards of Directors, may, at any time before completion of the merger, extend the performance of any obligation or action required by the merger agreement, waive inaccuracies in representations and warranties and waive compliance with any agreements or conditions for their respective benefit contained in the merger agreement.

Agreements with Certain Shareholders

   Greater Bay has entered into shareholder's agreements with various shareholders of Coast Bancorp, each of whom is also a director of Coast Bancorp, pursuant to which these directors have agreed to vote all shares of Coast Bancorp common stock which they own or hold in trust in favor of the approval of the merger agreement, thereby increasing the likelihood that the merger agreement will be approved by the shareholders of Coast Bancorp .

   Greater Bay has entered into noncompetition agreements with each of the Coast Bancorp directors, pursuant to which these directors have agreed, among other things and with limited exceptions, not to participate or engage in any business which is competitive with Greater Bay or Coast Commercial Bank for a period of two years after the completion of the merger.

Resales of Greater Bay Common Stock

   The shares of Greater Bay common stock to be issued to Coast Bancorp shareholders in the merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Coast Bancorp. An affiliate of a corporation, as defined by the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of Coast Bancorp must be made in compliance with the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

   SEC guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the merger. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

   Coast Bancorp has delivered to Greater Bay an agreement for each affiliate of Coast Bancorp that such person will not dispose of:

  . any Greater Bay common stock in violation of the Securities Act; or

  . any Coast Bancorp common stock or Greater Bay common stock during the pooling restricted period.

Regulatory Approvals

   Under the merger agreement, Greater Bay and Coast Bancorp have agreed to use their commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the merger agreement. The approvals of the Federal Reserve Board under the Bank Holding Company Act of 1956 and the California Department of Financial Institutions are required.

   Federal Reserve Bank. The closing of the merger is conditioned on the receipt of approval from the Federal Reserve Board. If the Federal Reserve Board imposes any conditions that Greater Bay, in its reasonable opinion, deems will materially and adversely affect Greater Bay or will materially burden Greater Bay, then Greater Bay will use commercially reasonable efforts to obtain the removal of the condition. If the condition is not removed, Greater Bay is not required to complete the merger.

   Section 3 of the Bank Holding Company Act requires the Federal Reserve Board, when considering a transaction such as the merger, to take into consideration the financial and managerial resources, including the competence, experience and integrity of the officers, directors and principal stockholders, and the future prospects of the existing and proposed institutions and the effect of the transaction on the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions.

   The Bank Holding Company Act prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

   In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the depository institution subsidiaries of Greater Bay and Coast Bancorp in meeting the credit needs of the communities served by such institutions, including low- and moderate-income neighborhoods.

   The merger may not be completed until the 30th day, or, with the consent of the relevant agencies, the 15th day, following the date of the Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the merger or challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board approval unless a court specifically orders otherwise.

   Greater Bay submitted a notice of proposed acquisition with the Federal Reserve Board on March 6, 2000.

   California Department of Financial Institutions. In determining whether to approve the merger, the California Department of Financial Institutions will consider factors such as:

  . the effects of the merger on competition;

  . the effects of the merger on the convenience and needs of the communities to be served;

  . the financial condition of Greater Bay;

  . whether the merger is fair and reasonable to the depositors, creditors and shareholders of Coast Bancorp;

  . the competence, experience and integrity of Greater Bay's management; and

  . whether the merger is fair, just and equitable to Coast Bancorp.

   Greater Bay submitted an application for approval of the merger with the California Department of Financial Institutions on March 6, 2000.

                             STOCK OPTION AGREEMENT

   We believe this summary describes all material terms of the stock option agreement that Greater Bay and Coast Bancorp entered into in connection with the merger in order to reinforce their commitment to the merger. However, we recommend that you read carefully the complete text of the stock option agreement for its precise legal terms and other information that may be important to you. The stock option agreement is included in this document as Annex B.

   In connection with the merger agreement, Coast Bancorp granted to Greater Bay an option to purchase up to 958,897 shares of Coast Bancorp common stock, representing approximately 19.9 percent of the shares of Coast Bancorp outstanding, at a price of $21.25 per share.

   The option is intended to increase the likelihood that we will complete the merger in accordance with the terms of the merger agreement. Some aspects of the stock option agreement may have the effect of discouraging persons who might, prior to the time the merger is completed, be interested in acquiring Coast Bancorp or a significant interest in Coast Bancorp from considering or proposing such an acquisition, even if they were prepared to pay a higher price per share for Coast Bancorp common stock than the price per share implicit in the exchange ratio used in the merger agreement.

   Attempts to acquire Coast Bancorp or an interest in Coast Bancorp could cause the option to become exercisable and give Greater Bay the right to receive a portion of any premium offered to Coast Bancorp shareholders. This right would significantly increase the cost of a proposed transaction to a potential acquiror when compared to the cost if the stock option agreement did not exist. This increased cost might discourage a potential acquiror from proposing to pay a higher price per share to acquire Coast Bancorp than it might otherwise have been willing to pay. In addition, the management of Coast Bancorp believes that exercise of the option is likely to prohibit any reasonably foreseeable acquiror of Coast Bancorp, other than Greater Bay, from accounting for any acquisition of Coast Bancorp under the pooling of interests accounting method, thereby further diminishing Coast Bancorp's attractiveness to such an acquiror. Finally, because Greater Bay would be a 19.9% shareholder of Coast Bancorp after it exercises the option, exercise of the option would increase the ability of Greater Bay to obtain the approval of Coast Bancorp's shareholders to consummate the merger with Greater Bay and adversely affect the ability of a third party to obtain Coast Bancorp shareholder approval for an alternative transaction.

   Greater Bay may exercise the option only following the occurrence of a "purchase event," as defined below. The option terminates, however, on

  . the completion of the merger; or

  . fifteen months after the first occurrence of a "purchase event;"

  . fifteen months after (a) the termination of the merger agreement on or following the occurrence of a "preliminary purchase event" or "purchase event" or (b) termination of the merger agreement by Greater Bay because of a material breach of the agreement by Coast Bancorp or because Coast Bancorp engages, solicits or lends assistance to a business combination transaction with or entity other than Greater Bay; or

  . any other termination of the merger agreement prior to the occurrence of a purchase event or preliminary purchase event.

   A "purchase event" includes the following:

  . The Board of Directors of Coast Bancorp enters into or agrees to engage in or recommends to its shareholders a merger or other form of business combination with an entity other than Greater Bay, or a tender offer or exchange offer with an entity other than Greater Bay; or

  . any third party acquires ownership of more than 20% of Coast Bancorp common stock.

   A "preliminary purchase event" includes the following:

  . any third party acquires ownership of 10% or more of Coast Bancorp common stock;

  . any third party makes a tender or exchange offer for more than 10% of Coast Bancorp common stock;

  . any third party files an application with a government agency to enter into a merger or other business combination with Coast Bancorp; or

  . the Coast Bancorp shareholders fail to approve the merger agreement, or the Coast Bancorp shareholders meeting is not held, or the Coast Bancorp Board of Directors shall have withdrawn or modified its recommendation to approve the merger agreement, in each case following an announcement by a third party of its intention to engage in a business combination or commence a tender offer or exchange offer for Coast Bancorp common stock.

   Repurchase Obligation. In connection with consummation of a merger or other business combination with a third party or the acquisition of the majority of Coast Bancorp common stock, the stock option agreement provides that Greater Bay may require Coast Bancorp to repurchase the option and any option shares already acquired for cash. The repurchase price is equal to the amount paid for any option shares Greater Bay has already acquired plus the excess of (a) the applicable price, as defined below, for each option share over the (b) purchase price per option share multiplied by the number of option shares with respect to which the option has not been exercised plus the excess of (c) the applicable price for each option share over the (d) purchase price per option share multiplied by the number of option shares with respect to which the option has been exercised.

   The "applicable price" means the highest price of

  . Coast Bancorp common stock at which a third party has made a tender offer or exchange offer for those shares;

  . the trading price of Coast Bancorp common stock on The Nasdaq Stock
    Market; or

  . the price per share received by Coast Bancorp shareholders in any merger or other business combination with a party other than Greater Bay.

   Listing and Registration Rights. The stock option agreement provides that Coast Bancorp has agreed to list the option shares on The Nasdaq Stock Market (if Coast Bancorp common stock is not then listed) and to grant Greater Bay customary rights to require registration by Coast Bancorp of option shares for sale by Greater Bay under the securities laws.

   Substitute Option. The stock option agreement provides that if Coast Bancorp agrees to be acquired through merger or other business combination, then the agreement governing that transaction shall provide that the option shall, upon consummation of any stock transaction, be converted into an option to acquire securities of the acquiror.

   Profit Limitation. The stock option agreement provides that Greater Bay's total profit with respect to the option may not exceed $5.5 million.

                        DISSENTING SHAREHOLDERS' RIGHTS

   You are entitled to dissenters' rights in connection with the merger. The procedures for you to obtain dissenters' rights are set forth in Chapter 13 of the California General Corporation Law. The information set forth below is a general summary of Chapter 13 dissenters' rights as they apply to you. This summary is not a complete discussion of Chapter 13 and is qualified in its entirety by reference to Chapter 13, which is attached as Annex E. If you wish to exercise dissenters' rights or wish to preserve the right to do so you should carefully read Annex E. You must follow exactly the required procedures set forth in Chapter 13 of the California General Corporation Law or any dissenters' rights may be lost.

   If the merger is consummated, if you elect to exercise your dissenters' rights and you comply with the procedures set forth in Chapter 13, you will be entitled to receive an amount equal to the fair market value of your shares. Chapter 13 provides the fair market value shall be determined as of December 13, 1999, the day before the public announcement of the merger. Coast Bancorp believes the fair market value of its stock is equal to $22.50 as of December 13, 1999, which is the average of the high and low prices of its stock as of such date. Greater Bay believes the fair market value of its stock is $40.53 as of December 13, 1999, which is the average of the high and low prices of its stock as of such date.

   You must satisfy each of the following requirements for your shares to be considered dissenting shares under Chapter 13. Shares of Coast Bancorp common stock must be purchased by Coast Bancorp, and shares of Greater Bay must be purchased by Greater Bay, from a dissenting shareholder if all applicable requirements are complied with, but only if:

  . For Coast Bancorp shareholders, demands are made for payment with respect to 5% or more of the outstanding shares of Coast Bancorp common stock.

  . For Greater Bay shareholders, demands are made for payment with respect to 5% or more of the outstanding shares of Greater Bay common stock.

   This 5% limitation does not apply to shares which are subject to a restriction on transfer imposed by Coast Bancorp or Greater Bay, respectively, or by any law or regulation. Coast Bancorp and Greater Bay are not aware of any restriction on transfer of any of their respective shares of common stock except restrictions which may be imposed upon shareholders who are deemed to be "affiliates" of Greater Bay or Coast Bancorp as that term is used in the Securities Act. Those shareholders who believe there is some restriction affecting their shares should consult with their own counsel as to the nature and extent of any dissenters' rights they may have. In addition, Greater Bay or Coast Bancorp is required to purchase dissenting shares only if:

  . You must have shares of Coast Bancorp common stock or Greater Bay common stock, as the case may be, outstanding as of the record date of the shareholder's meeting at which you may vote the shares;

  . You must vote the shares against the merger. It is not sufficient to abstain from voting. However, you may abstain as to part of your shares or vote part of those shares for the merger without losing the right to have purchased those shares which were voted against the merger; and

  . If you voted against the merger and you wish to have purchased shares that were voted against the merger, you must make a written demand to have Coast Bancorp purchase those shares of Coast Bancorp for cash at their fair market value or, in case of Greater Bay common stock, must make written demand to have Greater Bay purchase those shares of Greater Bay common stock for cash at their fair market value. The demand must include the information specified below and must be received by Coast Bancorp or its transfer agent, or Greater Bay or its transfer agent in case of shares of Greater Bay, no later than the date of the shareholders' meeting at which the shareholder may vote the shares.

   If you return a proxy without voting instructions or with instructions to vote FOR the proposal to approve the principal terms of the merger agreement, your shares will automatically be voted in favor of the merger and you will lose your dissenters' rights.

   If the merger is approved by the Coast Bancorp shareholders, Coast Bancorp will have 10 days after the approval to mail those shareholders who did not vote in favor of the merger and made a timely demand for purchase, assuming more than 5% of the Coast Bancorp shareholders made such demand, written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Coast Bancorp must state the price it determines represents the fair market value of the dissenting shares. This price constitutes an offer by Coast Bancorp to purchase the dissenting shares at the price stated. Additionally, Coast Bancorp must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters' rights.

   If the merger is approved by the Greater Bay shareholders, Greater Bay will have 10 days after the approval to mail those shareholders who did not vote in favor of the merger and who made a timely demand for purchase, assuming more than 5% of the Greater Bay shareholders made such demand, written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Greater Bay must state the price it determines represents the fair market value of the dissenting shares. This price constitutes an offer by Greater Bay to purchase the dissenting shares at the price stated. Additionally, Greater Bay must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters' rights.

   A written demand is essential for dissenters' rights. In the written demand, Chapter 13 requires you to specify the number shares you hold of record which you are demanding Coast Bancorp or Greater Bay to purchase. In the written demand, you must also include a statement of the figure you claim to be the fair market value of those shares as of the day before the terms of the merger were first announced, excluding any appreciation or depreciation because of the proposed merger. It is Coast Bancorp's and Greater Bay's position that this day is December 13, 1999. You may take the position in the written demand that a different date is applicable. This price constitutes an offer by you to sell the dissenting shares at the price stated.

   In addition, it is recommended that you comply with the following conditions to ensure that the demand is properly executed and delivered:

  . The demand should be sent by registered or certified mail, return receipt requested;

  . The demand should be signed by the shareholder of record, or his or her duly authorized representative, exactly as his or her name appears on the stock certificates evidencing the shares.

  . A demand for the purchase of the shares jointly owned by more than one person should identify and be signed by all such holders.

  . Any person signing a demand for purchase in any representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, should indicate his or her title, and, if Coast Bancorp so requests, or, for Greater Bay shareholders, if Greater Bay so requests, furnish written proof of his or her capacity and authority to sign the demand.

  . A shareholder may not withdraw a demand for payment without the consent of Coast Bancorp or Greater Bay, as the case may be.

   Under California law, a demand by a shareholder is not effective for any purpose unless it is received by Coast Bancorp, for Coast Bancorp shareholders, or Greater Bay, for Greater Bay shareholders, or their respective transfer agents, no later than the date of the shareholders' meeting at which such shares are entitled to be voted.

   For Coast Bancorp shareholders, within 30 days after the date on which Coast Bancorp mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Coast Bancorp at the office it designates in the notice of approval. Coast Bancorp will stamp or endorse the certificates with a statement that the shares are dissenting shares or Coast Bancorp will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Coast Bancorp common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

   For Greater Bay shareholders, within 30 days after the date on which Greater Bay mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Greater Bay at the office it designates in the notice of approval. Greater Bay will stamp or endorse the certificates with a statement that the shares are dissenting shares or Greater Bay will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Greater Bay common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

   If Coast Bancorp or Greater Bay and you agree that the surrendered shares are dissenting shares and agree upon the price of the shares, you are entitled to receive the agreed price together with interest thereon at the legal rate on judgments from the date of the agreement between Coast Bancorp or Greater Bay and the dissenting shareholder. Coast Bancorp or Greater Bay will pay the fair value of the respective dissenting shares within 30 days after Coast Bancorp or Greater Bay and you agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. Coast Bancorp's and Greater Bay's duty to pay is subject to you surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of Coast Bancorp and Greater Bay to purchase its outstanding shares.

   If Coast Bancorp or Greater Bay denies that the shares surrendered are dissenting shares or Coast Bancorp or Greater Bay and you fail to agree upon the fair market value of such shares, then you may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations. In the alternative, you may intervene in any pending action brought by any other dissenting shareholder. If you fail to file such a complaint or fail to intervene in a pending action within the specified six-month period, your dissenting rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed 125% of the price offered to the shareholder, Coast Bancorp or Greater Bay will be required to pay such costs.

   This summary has already described certain situations where shareholders of Coast Bancorp or Greater Bay will cease to have dissenters' appraisal rights. In addition to the situations described above, you will cease to have dissenters' appraisal rights if:

  . Greater Bay or Coast Bancorp abandons the merger, in which case Coast
    Bancorp or Greater Bay will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys' fees incurred in such proceedings;

  . you surrender your shares for conversion into shares of another class; or

  . you withdraw your demand for the purchase of the dissenting shares with the consent of Coast Bancorp or Greater Bay, as the case may be.

   In addition, one condition to Greater Bay and Coast Bancorp completing the merger is that the total cash payable to both Greater Bay and Coast Bancorp dissenting shareholders, when combined with all other cash payable in the merger, should not disqualify the merger from pooling of interests accounting treatment.

   For Coast Bancorp shareholders, any demands, notices, certificates or other documents required to be delivered to Coast Bancorp may be sent to:

   Corporate Secretary
   Coast Bancorp
   740 Front Street, Suite 240
   Santa Cruz, California 95060

   For Greater Bay shareholders, any demands, notices, certificates or other documents required to be delivered to Greater Bay may be sent to:

   Corporate Secretary
   Greater Bay Bancorp
   400 Emerson Street, 3rd Floor
   Palo Alto, California 94301

     DESCRIPTION OF GREATER BAY COMMON STOCK AND COAST BANCORP COMMON STOCK

   In the merger, you will exchange your shares of Coast Bancorp common stock for shares of Greater Bay common stock. Both Greater Bay and Coast Bancorp are California corporations subject to the provisions of the California General Corporation Law. On consummation of the merger, you will become Greater Bay shareholders. The articles of incorporation and bylaws of Greater Bay, in addition to the California General Corporation Law, will govern your rights as Greater Bay shareholders.

   Set forth below is a summary of the material features of the Greater Bay common stock and the Coast Bancorp common stock. Also set forth below is a summary of the material differences between the rights of a holder of Greater Bay common stock and a holder of Coast Bancorp common stock.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Greater Bay and Coast Bancorp, Greater Bay and Coast Bancorp have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Stock Description

   Greater Bay. Greater Bay has authority to issue 24,000,000 shares of Greater Bay common stock and 4,000,000 shares of serial preferred stock, without par value.

   At the annual meeting, Greater Bay will be seeking approval to increase the authorized number of shares of common stock to 40,000,000 shares. See "Additional Information for the Greater Bay Annual Meeting--Proposal 4. Amend Articles of Incorporation."

   On the record date, there were      shares of Greater Bay common stock
outstanding. There are no shares of preferred stock outstanding. On any matter submitted to a vote of the shareholders, holders of Greater Bay common stock are entitled to one vote, in person or by proxy, for each share of Greater Bay common stock held of record in the shareholder's name on the Greater Bay books as of the record date. Holders of any class of Greater Bay common stock lack the right to cumulate votes at any election of directors. Each share of Greater Bay common stock has the same rights, privileges and preferences as every other share and will share equally in Greater Bay's net assets upon liquidation or dissolution. Greater Bay common stock has no preemptive, conversion or redemption rights, or sinking fund provisions.

   The Greater Bay Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Greater Bay common stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the Greater Bay common stock, the issuance of serial preferred stock might

  . restrict dividends on Greater Bay common stock if preferred stock dividends have not been paid;

  . dilute the voting power and equity interest of holders of Greater Bay common stock to the extent that any preferred stock series has voting rights or is convertible into Greater Bay common stock; or

  . prevent current holders of Greater Bay common stock from participating in Greater Bay's assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied.

   In addition, Greater Bay's issuance of serial preferred stock, may, under certain circumstances, have the effect of discouraging an attempt to change control of Greater Bay. The Greater Bay Board of Directors has adopted a shareholder rights plan and distributed preferred share purchase rights to protect Greater Bay from improper takeover tactics and unfair takeover bids. A detailed description of the shareholder rights plan is set forth below.

   Greater Bay's articles of incorporation provide that the liability of Greater Bay directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Additionally, Greater Bay has authority to provide for the indemnification of Greater Bay agents, as defined in Section 317 of the California General Corporation Law, in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders. Greater Bay is allowed to provide this indemnification to the extent not prohibited by applicable sections of California law.

   Shareholders are entitled to dividends when declared by the Greater Bay Board of Directors, after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law. The transfer agent and registrar for Greater Bay Common Stock is Norwest Bank Minnesota, N.A.

   Coast Bancorp. Coast Bancorp is authorized to issue 40,000,000 shares of
common stock, no par value, of which      shares are issued and outstanding as
of the record date, and 10,000,000 shares of preferred stock, no par value, none of which are issued and outstanding. In addition, 770,260 shares of Coast Bancorp common stock are reserved for issuance pursuant to the Coast Bancorp 1995 Amended and Restated Stock Option Plan, of which options to purchase a total of 295,060 shares had been granted and were outstanding and options to purchase 475,200 shares remained available for grant thereunder as of the record date. Coast Bancorp's Board of Directors may issue additional shares of common stock without shareholder approval. Issuance of these additional shares could cause a dilution of the book value of the stock and the voting power of present shareholders. The holders are entitled to one vote per share on all matters presented to them except that, on prior notice, they have the right to cumulate votes in the election of directors.

   The common stock of Coast Bancorp has no preemptive, subscription or conversion rights, or redemption or repurchase provisions. These shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation.

   Shareholders of Coast Bancorp are entitled to dividends when declared by the Coast Bancorp Board of Directors, after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law. U.S. Stock Transfer Corporation is the transfer agent for Coast Bancorp's common stock.

Material Differences Between Holders of Greater Bay Stock and Coast Bancorp
Stock

 Cumulative Voting

   Greater Bay. Greater Bay shareholders do not have cumulative voting in the election of directors.

   Coast Bancorp. Shareholders of Coast Bancorp are entitled to cumulate their votes for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

 Classified Board of Directors

   Greater Bay. Greater Bay's Board of Directors is divided into three classes of directors, with each class of directors serving for staggered three-year terms. Greater Bay's bylaws provide for the election of directors by class for a term of three years and until his or her successor is elected and qualified.

   Coast Bancorp. The Coast Bancorp bylaws provide that directors will be elected at each annual meeting of shareholders. Coast Bancorp's bylaws provide that each director will hold office until the next annual meeting and until a successor has been elected and qualified.

 Shareholder Rights Plan

   Greater Bay. On November 17, 1998, the Greater Bay Board of Directors declared a dividend distribution of one share purchase right for each outstanding share of Greater Bay common stock to shareholders of record at the close of business on November 30, 1998. Each Greater Bay right entitles the registered holder to purchase from Greater Bay one one-hundredth of a share of Series A Preferred Stock. The initial purchase price of each right is $145, subject to adjustment.

   These rights will also attach to all shares of Greater Bay common stock issued after November 30, 1998, but before the distribution date, as discussed below. The description and terms of the rights are set forth in a rights agreement.

   The rights are attached to all Greater Bay common stock certificates representing shares currently outstanding and no separate certificates evidencing these rights have been distributed. Greater Bay has sent a copy of a Summary of Rights to Purchase Common Shares to its shareholders. The right will separate from the Greater Bay common stock (this is referred to as the distribution date) upon the earlier of

  . 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership or record ownership of 10% or more of the outstanding shares of Greater Bay common stock,

  . 10 business days following the commencement of, or the public announcement of an intent to make, a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of the outstanding shares of Greater Bay common stock; or

  . the date a person or group becomes the beneficial or record owner of 10% or more of the outstanding shares of Greater Bay common stock, and the actions that person proposes to take are likely to have a material adverse impact on the business or prospects of Greater Bay; that person intends to cause Greater Bay to repurchase the common stock owned by that person; that person exercises or attempts to exercise a controlling influence over Greater Bay; or that person transfers all or a portion of Greater Bay common stock in a manner that results in a person owning 9.9% or more of the Greater Bay common stock (an "Adverse Person").

   Until the distribution date, the rights will be evidenced by the Greater Bay common stock certificates together with a copy of the Summary of Rights to Purchase Common Shares attached to the certificate and will be transferred only with the Greater Bay common stock certificates. Also, new Greater Bay common stock certificates issued after November 30, 1998 will contain a notation incorporating the rights agreement by reference. The surrender or transfer of any certificates for common stock outstanding even without the notation or a copy of the Summary of Rights to Purchase Common Shares will also constitute the transfer of the rights represented by the certificates.

   The rights are not exercisable until the distribution date and will expire on November 17, 2008, unless Greater Bay extends this date or the rights are earlier redeemed by Greater Bay as described below.

   While each right initially will provide for the acquisition of one one-hundredth of a share of Series A Preferred Stock at the purchase price, the rights agreement provides that the purchase price is subject to adjustment from time to time to prevent dilution

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

  . upon the grant to holders of the preferred stock of rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into preferred stock with a conversion price, less than the then current market price of the preferred stock; or

  . upon the distribution to holders of the preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in preferred stock, or of subscription rights or warrants, other than those referred to above.

   If Greater Bay is acquired in a merger or other business combination, or 50% or more of Greater Bay's consolidated assets or earnings power is sold, each holder of a right will have the right to receive, upon exercise and payment of the purchase price, common stock of the acquiring company having a value equal to twice the purchase price.

   If any person becomes an Acquiring Person or an Adverse Person, each holder of a right, other than rights beneficially owned by the Acquiring Person or Adverse Person (which will become void), will then have the right to receive, upon exercise and payment of the purchase price, fractions of shares of preferred stock having a value equal to twice the purchase price.

   At any time after an Acquiring Person obtains 10% or more of Greater Bay common stock and before the Acquiring Person obtains 50% of Greater Bay common stock, Greater Bay may exchange all or part of the rights for shares of Greater Bay common stock at an exchange ratio of one share per right, subject to adjustment.

   With limited exceptions, the rights agreement does not require adjustment to the purchase price until cumulative adjustments require an adjustment of at least 1% in the purchase price. The rights agreement also disallows the issuance of fractional shares of preferred stock, other than fractions that are integral multiples of one one-hundredths, and instead of issuing fractional shares, a cash adjustment will be made based on the market price of the preferred stock on the last trading day before the date of exercise.

   At any time before a person becomes an Acquiring Person or an Adverse Person, Greater Bay may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price.

   Greater Bay may amend the terms of the rights without the consent of the holders of the rights, including an amendment to extend the expiration date and, provided there is no Acquiring Person or Adverse Person, to extend the period during which the rights may be redeemed, except that from and after the time that any person becomes an Acquiring Person or an Adverse Person no amendment may adversely affect the interests of the holders of the rights.

   Until a right is exercised, the holder of a right will have no rights as a shareholder of Greater Bay, including, without limitation, the right to vote or to receive dividends.

   The rights may have certain anti-takeover effects. The rights agreement is designed to maximize the long-term value of Greater Bay and protect Greater Bay's shareholders from improper takeover tactics or from takeover bids that are not fair to all Greater Bay shareholders.

   Coast Bancorp. Coast Bancorp does not have a shareholder rights plan.

 Super-majority Voting for Certain Transactions

   Greater Bay. The Greater Bay articles of incorporation provide that the vote of not less than two-thirds of all members of the Greater Bay Board of Directors is required to approve the following types of transactions:

  . any merger, sale of control or sale of material assets of Greater Bay;

  . the creation of any new business unit of Greater Bay or any subsidiary;

  . any operating budget, or any material change therein of Greater Bay or any subsidiary; or

  . any material change in the business organization or organizational structure of Greater Bay or any subsidiary.

   Coast Bancorp. Coast Bancorp's articles of incorporation and bylaws do not require super-majority voting by its directors for these types of transactions.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1999, combines the historical consolidated balance sheets of Greater Bay, Coast Bancorp and Bank of Santa Clara as if the mergers between these entities had been effective on December 31, 1999, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of Greater Bay, Coast Bancorp and Bank of Santa Clara as if the mergers had been effective at the earliest period presented. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Greater Bay and Coast Bancorp.

   The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the mergers. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Greater Bay, Coast Bancorp and Bank of Santa Clara are combined and reflected at their historical amounts.

   The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of Greater Bay's, Coast Bancorp's and Bank of Santa Clara's separate financial results; you should not assume that Greater Bay, Coast Bancorp or Bank of Santa Clara would have achieved the pro forma combined results if they had actually been combined during the periods presented.

   Information about the proposed Bank of Santa Clara merger with Greater Bay is set forth in the Summary under "Recent Developments."

   The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of Greater Bay, Coast Bancorp and Bank of Santa Clara, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. For further explanation about these risks, read the information under "A Warning About Forward-Looking Information" and "Risk Factors--We may not successfully integrate our business operations."

              Unaudited Pro Forma Condensed Combined Balance Sheet

                            As of December 31, 1999
               (In thousands, except per share and share amounts)

                                                                                                  Greater Bay,
                                                                                                  Coast Bancorp
                                                            Greater Bay & Bank of                   & Bank of
                          Greater    Coast                  Coast Bancorp  Santa                   Santa Clara
                            Bay     Bancorp  Adjustments(1)   Combined     Clara   Adjustments(2)   Combined
                         ---------- -------- -------------- ------------- -------- -------------- -------------
Assets
 Cash and due from
  banks................. $  107,591 $ 18,295     $  --       $  125,886   $ 11,244     $  --       $   137,130
 Federal funds sold.....    200,550   15,000        --          215,550        --         --           215,550
 Other short-term
  securities............     30,257      --         --           30,257        --         --            30,257
 Securities available-
  for-sale..............    332,133  112,764        --          444,897        --         --           444,897
 Securities held-to-
  maturity and other....    163,036      --         --          163,036     88,017        --           251,053
 Total loans, net.......  1,880,756  204,586        --        2,085,342    212,770        --         2,298,112
 Property, premises and
  equipment.............     23,878    1,994        --           25,872     10,086        --            35,958
 Interest receivable
  and other assets......    107,887   17,369        400         125,656      4,817      1,000          131,473
                         ---------- --------     ------      ----------   --------     ------      -----------
   Total assets......... $2,846,088 $370,008     $  400      $3,216,496   $326,934     $1,000      $ 3,544,430
                         ========== ========     ======      ==========   ========     ======      ===========
Liabilities
 Total deposits......... $2,506,386 $300,613     $  --       $2,806,999   $293,698     $  --       $ 3,100,697
 Other borrowings.......     69,100   31,500        --          100,600        --         --           100,600
 Subordinated debt......        --       --         --              --         --         --               --
 Other liabilities......     47,007    4,856      3,800          55,663      1,867      4,400           61,930
 Trust Preferred
  Securities............     50,000      --         --           50,000        --         --            50,000
                         ---------- --------     ------      ----------   --------     ------      -----------
Total liabilities.......  2,672,493  336,969      3,800       3,013,262    295,565      4,400        3,313,227
                         ---------- --------     ------      ----------   --------     ------      -----------
Shareholders' equity....    173,595   33,039     (3,400)        203,234     31,369     (3,400)         231,203
                         ---------- --------     ------      ----------   --------     ------      -----------
   Total liabilities and
    shareholders'
    equity.............. $2,846,088 $370,008     $  400      $3,216,496   $326,934     $1,000      $ 3,549,430
                         ========== ========     ======      ==========   ========     ======      ===========

--------
(1) The table above reflects all nonrecurring Greater Bay and Coast Bancorp estimated merger-related costs as of December 31, 1999. The nonrecurring Greater Bay and Coast Bancorp estimated merger-related costs are not included on the unaudited pro forma condensed combined statement of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $2.0 million tax benefit. These costs will be charged to expense immediately following the consummation of the merger. These estimated merger-related costs are summarized below, in thousands:

                                                              Merger Costs
                                                        ------------------------
                                                        Greater  Coast
                                                          Bay   Bancorp Combined
                                                        ------- ------- --------
   Financial advisory.................................. $   50  $1,750   $1,800
   Professional fees...................................    200     200      400
   Printing............................................     50     100      150
   Other...............................................    850   2,200    3,050
                                                        ------  ------   ------
     Total............................................. $1,150  $4,250   $5,400
                                                        ======  ======   ======

(2) The table above reflects all nonrecurring Greater Bay and Bank of Santa Clara estimated merger-related costs as of December 31, 1999. The nonrecurring Greater Bay and Bank of Santa Clara estimated merger-related costs are not included on the unaudited pro forma condensed combined statement of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $2.1 million tax benefit. These costs will be charged to expense immediately following the consummation of the merger. These estimated merger-related costs are summarized below, in thousands:

                                                            Merger Costs
                                                    ----------------------------
                                                    Greater   Bank of
                                                      Bay   Santa Clara Combined
                                                    ------- ----------- --------
   Financial advisory.............................. $   50    $  500     $  550
   Professional fees...............................    200       250        450
   Printing........................................     50       100        150
   Other...........................................    850     3,450      4,300
                                                    ------    ------     ------
     Total......................................... $1,150    $4,300     $5,450
                                                    ======    ======     ======

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1999
               (In thousands, except per share and share amounts)

                                                                                                         Greater Bay,
                                                                 Greater Bay                             Coast Bancorp
                                                                   & Coast                                 & Bank of
                            Greater      Coast                     Bancorp      Bank of                   Santa Clara
                              Bay       Bancorp   Adjustments(2)  Combined    Santa Clara Adjustments(3)   Combined
                          -----------  ---------- -------------- -----------  ----------- -------------- -------------
Interest on loans.......  $   149,883  $   19,403                $   169,286  $   18,384                  $   187,670
Interest on investment
 securities.............       27,675       7,013                     34,688       5,200                       39,888
Other interest income...       12,740         885                     13,625         591                       14,216
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
 Total interest income..      190,298      27,301                    217,599      24,175                      241,774
Interest on deposits....       68,049       6,179                     74,228       6,213                       80,441
Other interest expense..        8,508       1,094                      9,602         --                         9,602
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Net interest income.....      113,741      20,028                    133,769      17,962                      151,731
Provision for loan
 losses.................       13,064         --                      13,064         675                       13,739
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Net interest income
 after provision for
 loan losses............      100,677      20,028                    120,705      17,287                      137,992
Other income............       33,306       4,670                     37,976       3,808                       41,784
Operating expenses......       79,212      13,372                     92,584      14,294                      106,878
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Income before provision
 for income taxes and
 merger and other
 related nonrecurring
 costs and extraordinary
 items..................       54,771      11,326                     66,097       6,801                       72,898
Provision for income
 taxes..................       17,659       4,387                     22,046       2,398                       24,444
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Income before merger and
 other related
 nonrecurring costs, net
 of tax.................       37,112       6,939                     44,051       4,403                       48,454
Merger and other related
 nonrecurring costs, net
 of tax.................       (6,486)        --                      (6,486)        --                        (6,486)
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Income before
 extraordinary items....       30,626       6,939                     37,565       4,403                       41,968
Extraordinary item......          (88)                                   (88)        --                           (88)
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
 Net income.............  $    30,538  $    6,939                $    37,477  $    4,403                  $    41,880
                          ===========  ==========   ==========   ===========  ==========     ========     ===========
Net income per share--
 basic(1)...............  $      2.45  $     1.45                $      2.39  $     1.91                  $      2.37
                          ===========  ==========   ==========   ===========  ==========     ========     ===========
Average common shares
 outstanding............   13,310,000   4,792,000   (1,557,000)   16,545,000   2,310,000     (301,000)     18,554,000
                          ===========  ==========   ==========   ===========  ==========     ========     ===========
Net income per share--
 diluted(1).............  $      2.30  $     1.41                $      2.26  $     1.86                  $      2.24
                          ===========  ==========   ==========   ===========  ==========     ========     ===========
Average common and
 common equivalent
 shares outstanding.....   14,189,000   4,910,000   (1,596,000)   17,503,000   2,369,000     (308,000)     19,564,000
                          ===========  ==========   ==========   ===========  ==========     ========     ===========

--------
(1) Before merger and other related nonrecurring costs and extraordinary items.

(2) Calculated as the historical Greater Bay weighted average shares plus the historical Coast Bancorp weighted average shares adjusted for the assumed conversion ratio of 0.675.

(3) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Santa Clara weighted average shares adjusted for the assumed conversion ratio of 0.870.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1998
               (In thousands, except per share and share amounts)

                                                                                                         Greater Bay,
                                                                 Greater Bay                             Coast Bancorp
                                                                   & Coast                                 & Bank of
                                         Coast                     Bancorp      Bank of                   Santa Clara
                          Greater Bay   Bancorp   Adjustments(2)  Combined    Santa Clara Adjustments(3)   Combined
                          -----------  ---------- -------------- -----------  ----------- -------------- -------------
Interest on loans.......  $   111,361  $   16,891                $   128,252  $   18,145                  $   146,397
Interest on investment
 securities.............       22,740       5,848                     28,588       3,836                       32,424
Other interest income...       11,805       1,388                     13,193         456                       13,649
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
 Total interest income..      145,906      24,127                    170,033      22,437                      192,470
Interest on deposits....       50,563       5,589                     56,152       6,247                       62,399
Other interest expense..        8,255       1,174                      9,429         --                         9,429
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Net interest income.....       87,088      17,364                    104,452      16,190                      120,642
Provision for loan
 losses.................        7,159         300                      7,459         600                        8,059
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Net interest income
 after provision for
 loan losses............       79,929      17,064                     96,993      15,590                      112,583
Other income............       11,370       5,987                     17,357       3,398                       20,755
Operating expenses......       56,405      12,482                     68,887      13,014                       81,901
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Income before provision
 for income taxes and
 merger and other
 related nonrecurring
 costs and extraordinary
 items..................       34,894      10,569                     45,463       5,974                       51,437
Provision for income
 taxes..................       11,666       4,408                     16,074       2,018                       18,092
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
Income before merger and
 other related
 nonrecurring costs, net
 of tax.................       23,228       6,161                     29,389       3,956                       33,345
Merger and other related
 nonrecurring costs, net
 of tax.................       (1,674)        --                      (1,674)        --                        (1,674)
                          -----------  ----------   ----------   -----------  ----------     --------     -----------
 Net income.............  $    21,554  $    6,161                $    27,715  $    3,956                  $    31,671
                          ===========  ==========   ==========   ===========  ==========     ========     ===========
Net income per share--
 basic(1)...............  $      1.75  $     1.28                $      1.78  $     1.73                  $      1.80
                          ===========  ==========   ==========   ===========  ==========     ========     ===========
Average common shares
 outstanding............   13,091,000   4,803,000   (1,561,000)   16,333,000   2,284,000     (297,000)     18,320,000
                          ===========  ==========   ==========   ===========  ==========     ========     ===========
Net income per share--
 diluted(1).............  $      1.63  $     1.25                $      1.67  $     1.69                  $      1.70
                          ===========  ==========   ==========   ===========  ==========     ========     ===========
Average common and
 common equivalent
 shares outstanding.....   14,047,000   4,936,000   (1,604,000)   17,379,000   2,336,000     (304,000)     19,411,000
                          ===========  ==========   ==========   ===========  ==========     ========     ===========

--------
(1) Before merger and other related nonrecurring costs and extraordinary items
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Coast Bancorp weighted average shares adjusted for the assumed conversion ratio of 0.675.
(3) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Santa Clara weighted average shares adjusted for the assumed conversion ratio of 0.870.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1997
               (In thousands, except per share and share amounts)

                                                                                                       Greater Bay,
                                                               Greater Bay                             Coast Bancorp
                                                                 & Coast                                 & Bank of
                           Greater      Coast                    Bancorp      Bank of                   Santa Clara
                             Bay       Bancorp  Adjustments(2)  Combined    Santa Clara Adjustments(3)   Combined
                          ----------  --------- -------------- -----------  ----------- -------------- -------------
Interest on loans.......  $   91,138  $  14,514                $  105,652    $  16,463                  $  122,115
Interest on investment
 securities.............      12,028      5,052                    17,080        3,953                      21,033
Other interest income...      10,292      1,244                    11,536          306                      11,842
                          ----------  ---------   ----------   ----------    ---------     --------     ----------
 Total interest income..     113,458     20,810                   134,268       20,722                     154,990
Interest on deposits....      38,981      4,116                    43,097        5,909                      49,006
Other interest expense..       3,544      1,511                     5,055          --                        5,055
                          ----------  ---------   ----------   ----------    ---------     --------     ----------
Net interest income.....      70,933     15,183                    86,116       14,813                     100,929
Provision for loan
 losses.................       7,541        450                     7,991          800                       8,791
                          ----------  ---------   ----------   ----------    ---------     --------     ----------
Net interest income
 after provision for
 loan losses............      63,392     14,733                    78,125       14,013                      92,138
Other income............      10,377      4,929                    15,306        2,988                      18,294
Operating expenses......      46,490     11,006                    57,496       12,019                      69,515
                          ----------  ---------   ----------   ----------    ---------     --------     ----------
Income before provision
 for income taxes and
 merger and other
 related nonrecurring
 costs and extraordinary
 items..................      27,279      8,656                    35,935        4,982                      40,917
Provision for income
 taxes..................       9,798      3,501                    13,299        1,618                      14,917
                          ----------  ---------   ----------   ----------    ---------     --------     ----------
Income before merger and
 other related
 nonrecurring costs, net
 of tax.................      17,481      5,155                    22,636        3,364                      26,000
Merger and other related
 nonrecurring costs, net
 of tax.................      (2,282)       --                     (2,282)         --                       (2,282)
                          ----------  ---------   ----------   ----------    ---------     --------     ----------
 Net income.............  $   15,199  $   5,155                $   20,354    $   3,364                  $   23,718
                          ==========  =========   ==========   ==========    =========     ========     ==========
Net income per share--
 basic(1)...............  $     1.30  $    1.06                $     1.36    $    1.48                  $     1.40
                          ==========  =========   ==========   ==========    =========     ========     ==========
Average common shares
 outstanding............  12,252,000  4,853,000   (1,577,000)  15,528,000    2,276,000     (296,000)    17,508,000
                          ==========  =========   ==========   ==========    =========     ========     ==========
Net income per share--
 diluted(1).............  $     1.23  $    1.05                $     1.29    $    1.45                  $     1.33
                          ==========  =========   ==========   ==========    =========     ========     ==========
Average common and
 common equivalent
 shares outstanding.....  13,028,000  4,931,000   (1,603,000)  16,356,000    2,321,000     (301,000)    18,376,000
                          ==========  =========   ==========   ==========    =========     ========     ==========

--------
(1) Before merger and other related nonrecurring costs and extraordinary items.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Coast Bancorp weighted average shares adjusted for the assumed conversion ratio of 0.675.
(3) Calculated as the historical Greater Bay weighted average shares plus the historical Bank of Santa Clara weighted average shares adjusted for the assumed conversion ratio of 0.870.

                   MANAGEMENT OF GREATER BAY AFTER THE MERGER

   After completion of the merger, James C. Thompson (age 60), Chairman of Coast Bancorp, will be appointed to the Board of Directors of Greater Bay. Mr. Thompson has served as a director of Coast Bancorp since 1995 and as a director of Coast Commercial Bank since 1982. He has been a partner with the law firm of Comstock, Thompson, Kontz and Brenner since August 1994. Prior to that time, he was a partner with the law firm of Comstock, Shannon and Thompson from June 1992 to August 1994 and with the law firm of Comstock, Shanle, Shannon & Thompson from August 1989 to June 1992. As a director of Coast Bancorp, Mr. Thompson received $35,000 in director fees for 1999.

   Information concerning the directors and executive officers of Greater Bay is set forth under the heading "Additional Information for the Greater Bay Annual Meeting."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   Information concerning security ownership of certain beneficial owners and management of Greater Bay is set forth under the heading "Additional Information for the Greater Bay Annual Meeting."

   The following table sets forth certain information regarding the beneficial ownership of Coast Bancorp common stock as of February 29, 2000 by: (i) each person known by Coast Bancorp to beneficially own more than 5% of the outstanding shares of Coast Bancorp, (ii) each of its directors, (iii) each of its executive officers; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named below has an address c/o Coast Bancorp's principal executive offices and has sole voting and investment power with respect to all shares of Coast Bancorp common stock shown as beneficially owned by such person or entity, except to the extent authority is shared by spouses under applicable law.

                                                          Shares Beneficially
                                                                 Owned
                                                         ----------------------
                                                            Number     Percent
                                                           of Shares   of Class
                                                         ------------- --------
      Richard E. Alderson...............................   408,510(1)    8.45%
      Douglas D. Austin.................................    51,404(2)    1.06
      John C. Burroughs.................................    70,250(3)    1.45
      Bud W. Cummings...................................   121,736(4)    2.52
      David V. Heald....................................    58,290(5)    1.20
      Richard G. Hofstetter.............................    70,385(6)    1.45
      Ronald M. Israel, M.D.............................   398,780(4)    8.25
      Bruce H. Kendall..................................    17,540(7)     .36
      Harvey J. Nickelson...............................   188,312(8)    3.87
      Gus J.F. Norton...................................   127,034(9)    2.62
      James C. Thompson.................................   312,339(10)   6.47
      All directors and executive officers of Coast
       Bancorp
       as a group (10 persons).......................... 1,416,070(11)  28.49%

--------
(1) Mr. Alderson disclaims beneficial ownership of 9,746 shares held in trust for his children. Mr. Alderson has sole voting and investment power over
    374,304 shares held in various trusts. Includes options for       shares
    exercisable within 60 days of February 29, 2000. Mr. Alderson resigned as a director of Coast Bancorp in February 2000. Mr. Alberson is reported only as a person beneficially owning more than 5% of the outstanding shares of Coast Bancorp.
(2) Includes options for 13,200 shares exercisable within 60 days of February 29, 2000.
(3) Includes 48,000 shares held in a trust over which Mr. Burroughs has shared voting and investment power, 6,570 shares in Coast Bancorp's Employee Stock Ownership Plan (with 401(k) provisions) and options for 19,800 shares exercisable within 60 days of February 29, 2000.
(4) Includes options for 8,800 shares exercisable within 60 days of February 29, 2000.
(5) Includes 16,128 shares held in a trust over which Mr. Heald has shared voting and investment power, 13,980 shares in Coast Bancorp's Employee Stock Ownership Plan (with 401(k) provisions) and options for 19,800 shares exercisable within 60 days of February 29, 2000.
(6) Includes 29,630 shares held in various trusts over which Mr. Hofstetter has voting and investment power, 8,249 shares in Coast Bancorp's Employee Stock Ownership Plan (with 401(k) provisions) and options for 15,840 shares exercisable within 60 days of February 29, 2000.
(7) Includes 3,460 shares in Coast Bancorp's Employee Stock Ownership Plan (with 401(k) provisions) and options for 11,880 shares exercisable within 60 days of February 29, 2000.
(8) Includes 132,000 shares held in a trust over which Mr. Nickelson has shared voting and investment power, 16,712 shares in Coast Bancorp's Employee Stock Ownership Plan (with 401(k) provisions) and options for 39,600 shares exercisable within 60 days of February 29, 2000.

(9) Includes 109,434 shares in a trust over which Mr. Norton has sole voting and investment power and options for 17,600 shares exercisable within 60 days of February 29, 2000.
(10) Includes 191,996 shares in a trust over which Mr. Thompson has shared voting and investment power and 114,143 shares held as trustee of a second trust over which he holds sole voting power, and as to which he disclaims beneficial ownership.
(11) Includes options for 151,800 shares exercisable within 60 days of February 29, 2000.

                                    EXPERTS

   The supplemental consolidated balance sheets as of December 31, 1999 and 1998 of Greater Bay and the supplemental consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999, included in Greater Bay's Current Report on Form 8-K filed with the SEC on February 1, 2000, incorporated by reference in this joint proxy statement/prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The consolidated balance sheets as of December 31, 1999 and 1998 of Coast Bancorp and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999 incorporated by reference in this document have been audited by Deloitte & Touche LLP , independent auditors, as stated in their report, which is incorporated by reference herein. These statements have been incorporated by reference in reliance upon the report of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Greater Bay annual meeting and representatives of Deloitte & Touche LLP are expected to be present at the Coast Bancorp special meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

   The validity of the shares of Greater Bay common stock to be issued pursuant to the terms of the merger agreement will be passed upon for Greater Bay by Linda M. Iannone, Senior Vice President and General Counsel of Greater Bay. As of the date of this document, Ms. Iannone owned 324 shares of Greater Bay common stock and held options to purchase 23,900 shares of Greater Bay common stock. Certain legal matters in connection with the federal income tax consequences of the merger will be passed upon for Greater Bay by Manatt, Phelps & Phillips, LLP, Los Angeles, California.

                      WHERE YOU CAN FIND MORE INFORMATION

   Greater Bay and Coast Bancorp each file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies submit at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Greater Bay's and Coast Bancorp's public submissions are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov."

   Greater Bay has filed a registration statement to register with the SEC the shares of Greater Bay common stock to be issued to Coast Bancorp shareholders in the merger. This document is a part of the registration statement and constitutes a prospectus and proxy statement of Greater Bay for its annual meeting and a proxy statement of Coast Bancorp for its special meeting.

   As allowed by SEC rules, this document does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

   The SEC allows Greater Bay and Coast Bancorp to "incorporate by reference" information into this document, which means that the company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that Greater Bay and Coast Bancorp have previously filed with the SEC. These documents contain important business information about Greater Bay and its financial condition.

                                                                 Period
                                                                 ------
Greater Bay Commission Filings (File No. 0-
 25034)

Annual Report on Form 10-K ..................... Year ended December 31, 1999

Current Reports on Form 8-K..................... February 1, 2000, February 3, 2000 and
                                                 February 4, 2000
Coast Bancorp Commission Filings (File No. 0-
 28938)
Annual Report on Form 10-K...................... Year ended December 31, 1999

   Greater Bay and Coast Bancorp incorporate by reference additional documents that they may file with the SEC between the date of this document and the date of their respective shareholder meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Greater Bay has supplied all information contained or incorporated by reference in this document relating to Greater Bay, and Coast Bancorp has supplied all such information relating to Coast Bancorp.

   Shareholders may obtain documents incorporated by reference through Greater Bay, Coast Bancorp or through the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following:

   GREATER BAY BANCORP          COAST BANCORP
   2860 W. Bayshore Road        740 Front Street
   Palo Alto, California 94303  Santa Cruz, California 95060
   Telephone: (650) 614-5733    Telephone: (831) 458-4500
   Attention: Carleen Maniglia  Attention: Sandra Anderson

   If you would like to request documents, please do so at least five business
days before the date of the Coast Bancorp special meeting (by      , 2000) or
Greater Bay annual meeting (by   , 2000) in order to receive timely delivery of
such documents before the meeting.

   You should rely only on the information contained or incorporated by reference in this document to vote your shares at your meeting. Greater Bay and Coast Bancorp have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated
     , 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Greater Bay common stock in the merger creates any implication to the contrary.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

   Greater Bay Bancorp and Coast Bancorp have each made forward-looking statements in this document and in certain documents that we refer to in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Greater Bay and/or Coast Bancorp set forth under "Questions and Answers About the Merger," "Summary," "The Merger--Background of and Reasons for the Merger," "The Merger--Opinion of Coast Bancorp's Financial Advisor," "The Merger--Opinion of Greater Bay's Financial Advisor," and "Unaudited Pro Forma Condensed Combined Financial Information," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

   In particular, we have made statements in this document regarding expected cost savings from the merger, the anticipated accretive effect of the merger and Greater Bay's anticipated performance in future periods. With respect to estimated cost savings, Greater Bay has made assumptions regarding the extent of operational overlap between Greater Bay and Coast Bancorp, the amount of general and administrative expense consolidation, costs relating to converting Coast Commercial Bank's bank operations and data processing to Greater Bay's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies and the costs related to the merger. The realization of the expected cost savings are subject to the risk that the foregoing assumptions are inaccurate.

   Moreover, any statements in this document regarding the anticipated accretive effect of the merger and Greater Bay's anticipated performance in future periods are subject to risks relating to the following:

  . expected cost savings from the merger may not be fully realized or realized within the expected time-frame;

  . revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected;

  . competitive pressures among depository and other financial institutions may increase significantly;

  . costs of difficulties related to the integration of the businesses of Greater Bay and Coast Bancorp may be greater than expected;

  . changes in the interest rate environment may reduce margins;

  . general economic or business conditions, either nationally or in California, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

  . legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Greater Bay and Coast Bancorp are engaged;

  . changes may occur in the securities markets; and

  . competitors of Greater Bay and Coast Bancorp may have greater financial resources to develop products that enable such competitors to compete more successfully than Greater Bay and Coast Bancorp.

   Management of Greater Bay believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Greater Bay following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Greater Bay's and Coast Bancorp's ability to control or predict. For those statements, Greater Bay and Coast Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                         ADDITIONAL INFORMATION FOR THE
                           GREATER BAY ANNUAL MEETING

Why did you send me this document?

   This document is for use at the Greater Bay 2000 Annual Meeting of Shareholders. We sent you this document and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Shareholders. This document summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

   Along with this document, we are also sending you the Greater Bay 1999 Annual Report to Shareholders, which includes our financial statements.

Who is Entitled to Vote?

   We will begin sending this document, the attached Notice of Annual Meeting
and the enclosed proxy card on        , 2000 to all shareholders entitled to
vote. Shareholders who owned Greater Bay common stock at the close of business
on        , 2000 are entitled to vote. On this record date, there were shares of Greater Bay common stock outstanding. Greater Bay common stock is our only class of outstanding stock.

What Constitutes a Quorum?

   A majority of our shareholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

   Each share of Greater Bay common stock that you owned at the close of
business on         , 2000 entitles you to one vote. The proxy card indicates
the number of votes that you have.

How Do I Vote By Proxy?

   Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

   If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  . ""FOR'' the merger with Coast Bancorp

  . ""FOR'' the election of all four nominees for director

  . ""FOR'' the amendment of the Greater Bay 1996 Stock Option Plan to increase the number of shares reserved under that plan

  . ""FOR'' the amendment of Greater Bay's Articles of Incorporation to increase the number of authorized shares of common stock

  . ""FOR'' ratification of the selection of independent accountants for 2000

   If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his or her best judgment. Greater Bay shareholders may also vote upon a proposal to adjourn or postpone the Greater Bay annual meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from Greater Bay shareholders to approve the merger agreement. At the time this document went to press, we knew of no matters which needed to be acted on at the annual meeting, other than those discussed in this document.

   If you hold your shares of Greater Bay common stock in "street name" (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote such shares of common stock, your broker or nominee may, in its discretion, vote your shares "FOR" the election of the nominees for director set forth herein, "FOR" the amendment to the 1996 Stock Option Plan and "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2000.

   For the proposal to approve the merger with Coast Bancorp and to amend the Articles of Incorporation, you must provide your broker or nominee with instructions on how to vote. If you do not provide instructions to your broker or nominee, that will be a broker non-vote and will count as a vote against the proposals.

May I Change My Vote After I Return My Proxy?

   Yes. If you fill out and return the enclosed proxy card, you may change your vote at any time before the vote is conducted at the annual meeting. You may change your vote in any one of three ways:

  . You may send to Greater Bay's Corporate Secretary another completed proxy card with a later date.

  . You may notify Greater Bay's Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

  . You may attend the annual meeting and vote in person.

How Do I Vote in Person?

   If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the
shares on         , 2000, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1:
Approve merger with Coast      The affirmative vote of a majority of the
Bancorp......................  outstanding shares is required to approve this proposal. So, if you "ABSTAIN" from voting, it has the effect of a vote against this proposal.

Proposal 2:
Elect four directors.........  The four nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "WITHHOLD AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Our Articles of Incorporation do not permit cumulative voting.

Proposal 3:
Amend 1996 Stock Option
Plan.........................  The affirmative vote of a majority of the shares present and voting is required to approve this proposal. So, if you "ABSTAIN" from voting, it has no effect on the outcome of this proposal.

Proposal 4:
Amend Articles of              The affirmative vote of a majority of the
Incorporation................  outstanding shares is required to approve this proposal. So, if you "ABSTAIN" from voting, it has the effect of a vote against this proposal.

Proposal 5:
Ratify selection of
independent public
accountants..................  The affirmative vote of a majority of the shares present and voting is required to ratify this proposal. So, if you "ABSTAIN" from voting, it has no effect on the outcome of this proposal.

What are the Costs of Soliciting these Proxies?

   We will pay all the costs of soliciting proxies from our shareholders. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired Kissel-Blake, a division of Shareholder Communications Corporation, to seek the proxies of custodians, such as brokers, who hold shares which belong to other people. This service will cost Greater Bay approximately $2,500.

How Do I Obtain an Annual Report on Form 10-K?

   If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 1999 that we filed with the SEC, we will send you one without charge. Please write to:

                              Greater Bay Bancorp
                            2860 West Bayshore Road
                          Palo Alto, California 94303
                    Attention: Shawn E. Saunders, Controller

                 INFORMATION ABOUT GREATER BAY STOCK OWNERSHIP

Does Anyone Own 5% or More of Greater Bay's Common Stock?

   Yes. The following table shows, as of January 31, 2000 an individual who beneficially owns 5% or more of Greater Bay's common stock. As of January 31, 2000 Greater Bay did not know of any other individual or company which beneficially owned 5% or more of Greater Bay's common stock. The SEC has defined "beneficial ownership" to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares that a person has the right to acquire within 60 days. Two or more persons might count as beneficial owners of the same share.

                                                                 Shares
                                                           Beneficially Owned
                                                           ---------------------
                                                           Number
                                                             of       Percentage
            Name and Address of Beneficial Owner           Shares      of Class
            ------------------------------------           -------    ----------
   Leo K.W. Lum PRB Revocable Trust....................... 900,440(1)    7.01%
    48 Ironship Plaza
    Golden Gateway Center
    San Francisco, California 94111-2014

--------
(1) Includes 1,200 shares issuable upon the exercise of stock options held by Mr. Lum and exercisable within 60 days of January 31, 2000. Mr. Lum resigned from the Greater Bay Board of Directors on January 26, 2000, for personal reasons.

How Much of Greater Bay's Common Stock is Owned by Directors and Executive Officers?

   The following table shows, as of January 31, 2000, beneficial ownership of Greater Bay common stock by each of Greater Bay's directors, nominees for director and executive officers, and for directors and executive officers as a group. Unless otherwise indicated in the table below, no director or executive officer of Greater Bay shares beneficial ownership of the same Greater Bay common stock with anyone else.

                                                          Shares Beneficially
                                                                Owned(2)
                                                          --------------------
                                                                    Percentage
                                                          Number of     of
          Name and Address of Beneficial Owner(1)          Shares    Class(3)
          ---------------------------------------         --------- ----------
   Susan K. Black (4)....................................    29,794     .23%
   George R. Corey(5)....................................    86,200     .67
   John W. Gatto(6)......................................    42,978     .33
   David R. Hood(7)......................................    60,191     .47
   John J. Hounslow......................................   141,776    1.10
   James E. Jackson(8)...................................    76,828     .60
   Gregg A. Johnson(9)...................................     3,699     .03
   David L. Kalkbrenner(10)..............................   145,011    1.12
   Stanley A. Kangas(11).................................    15,729     .12
   Rex D. Lindsay(12)....................................    82,260     .64
   George M. Marcus(13)..................................    76,982     .60
   Duncan L. Matteson(14)................................   105,540     .82
   Glen McLaughlin(15)...................................    42,995     .33
   Rebecca Q. Morgan(16).................................     3,800     .03
   Dick J. Randall(17)...................................   205,388    1.60
   Donald H. Seiler(18)..................................   101,318     .79
   Steven C. Smith(19)...................................    96,337     .75
   Warren R. Thoits(20)..................................    72,268     .56
                                                          ---------   -----
   All directors and executive officers as a group (18
    persons)(21)......................................... 1,388,892   10.79

--------
 (1) The address for each of the beneficial owners is care of Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California 94303.
 (2) Includes shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

 (3) Shares of Greater Bay common stock issuable upon exercise of options exercisable within 60 days of January 31, 2000 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

 (4) Includes 13,034 shares held jointly by Ms. Black and her spouse and 16,760 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

 (5) Includes 1,200 shares issuable upon the exercise of options within 60 days of January 31, 2000.

 (6) Includes 33,378 shares held directly by Mr. Gatto and 9,600 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

 (7) Includes 11,052 shares held in an IRA for Mr. Hood, 16,780 shares held jointly by Mr. Hood and his spouse, 1,744 shares in a 401(k) plan for Mr. Hood and 30,126 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

 (8) Includes 56,520 shares held jointly by Mr. Jackson and his spouse, 2,982 shares held in an IRA for the benefit of Mr. Jackson's spouse and 14,126 shares held in an IRA for Mr. Jackson.

 (9) Includes 3,420 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(10) Includes 40,157 shares held directly by Mr. Kalkbrenner, 19,994 shares held in an IRA for Mr. Kalkbrenner, 3,935 shares in a 401(k) plan for Mr. Kalkbrenner and 80,300 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(11) Includes 10,214 shares held directly by Mr. Kangas and 5,515 shares held in an IRA for Mr. Kangas.

(12) Includes 63,506 shares held by the Rex D. and Leanor L. Lindsay Family Trust and 18,754 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(13) Includes 61,448 shares held directly by Mr. Marcus and 15,534 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(14) Includes 63,884 shares held jointly with Mr. Matteson's spouse as trustees of the Matteson Family Trust, 22,000 shares held by the Matteson Realty Services, Inc. Defined Benefit Employees' Retirement Trust and 19,456 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(15) Includes 11,380 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(16) Includes 1,800 shares issuable upon the exercise of options within 60 days of January 31, 2000.

(17) Includes 370 shares held directly by Mr. Randall, 194,982 shares held by the Dick J. and Carolyn L. Randall Trust and 10,036 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(18) Includes 95,738 shares held jointly with Mr. Seiler's spouse as trustees of the Seiler Family Trust and 5,578 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(19) Includes 5,467 shares held in a 401(k) Plan for Mr. Smith, 13,475 shares held jointly by Mr. Smith and his spouse, 7,532 shares held in an IRA for Mr. Smith, 740 shares held in an IRA for his spouse and 68,762 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(20) Includes 32,142 shares held by Mr. Thoits as trustee of the Warren R. Thoits Trust dated December 30, 1983, 11,678 shares held by Thoits Brothers, Inc., 13,992 shares for which Mr. Thoits is the record holding trustee, 4,500 shares held by Mr. Thoits and his spouse as Trustees of the WRT-VBT 1998 Trust dated September 1, 1988 and 9,956 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

(21) Includes 307,066 shares issuable upon the exercise of options exercisable within 60 days of January 31, 2000.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

   The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Co-Chairmen, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

   Greater Bay's Bylaws currently permit the number of Board members to range from 9 to 17, leaving the Board authority to fix the exact number of directors within that range. The Board has fixed the exact number of directors at 15.

   The Board met 14 times during 1999. Each incumbent director attended at least 75% of the total number of Board meetings plus meetings of the standing committees on which that particular director served, except for George M. Marcus.

The Committees of the Board

   The Board may delegate portions of its responsibilities to committees of its members. These "standing committees" of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has five standing committees: an Audit Committee, an Executive Committee, a Loan Committee, a Trust Oversight Committee and an Investment/Asset-Liability Management Committee ("Investment/ALCO Committee").

   The Audit Committee directs our external auditors to insure that they satisfy the legal and technical requirements necessary for the protection of our shareholders, employees and directors and oversees the internal audit function. The Audit Committee annually recommends a firm of public accountants to serve as external auditors to the Board. It also makes certain that the external auditors have the independence necessary to freely examine all of Greater Bay's books and records. The Audit Committee held four meetings during 1999. Mr. Seiler chairs the Audit Committee and Messrs. McLaughlin, Randall and Thoits also are members.

   Our Executive Committee also acts as our Executive Compensation Committee and Nominating Committee. In performing its duties as the Executive Compensation Committee, the Executive Committee determines the salary and bonus structure of Greater Bay's executive officers and supervises compensation for our other officers. In performing its duties as the Nominating Committee, the Executive Committee selects management nominees to stand for election as directors. It also considers nominations made to the Board by shareholders, provided such nominations comply with Greater Bay's Bylaws. The Executive Committee held 12 meetings during 1999. Mr. Matteson chairs the Executive Committee and Messrs. Gatto, Kalkbrenner, Lindsay, and Seiler also served as members during 1999.


Compensation Committee Interlocks and Insider Participation

   None of the members of the Executive Committee (which also acts as an Executive Compensation Committee) serves or has served as an officer or employee of Greater Bay or its subsidiaries, except for Mr. Kalkbrenner, who serves as the President and Chief Executive Officer of Greater Bay. In addition, Mr. Matteson has an interest in a building leased by Mid-Peninsula Bank. See "Certain Relationships and Related Transactions."

Section 16(a) Beneficial Ownership Reporting Compliance by Directors and Executive Officers

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports with the SEC and The Nasdaq Stock Market on changes in their beneficial ownership of Greater Bay common stock, and to provide Greater Bay with copies of the reports.

   Based solely on our review of these reports or of certifications to us that no report was required to be filed, we believe that all of our directors and executive officers, except Rebecca Q. Morgan, complied with all Section

16(a) filing requirements applicable to them during the 1999 fiscal year. Ms. Morgan failed to file on a timely basis one report on Form 4 required by
Section 16(a) regarding one transaction. Ms. Morgan filed the report on Form 4 on March 16, 1999.

How We Compensate Directors

   Greater Bay has a policy of compensating directors for their service on the Board and for their attendance at committee meetings. In 1999, Duncan Matteson, as the Co-Chairman of the Board, received an annual retainer of $29,000 and John Gatto, as Co-Chairman of the Board, received an annual retainer of $20,000. All other non-officer directors received annual retainers of $13,000. Mr. Kalkbrenner's compensation is discussed below in the section entitled "How We Compensate Executive Officers." The total compensation for the Greater Bay Board of Directors in 1999 was $288,750.

   In 1999, each committee member received annual retainers as follows: (i) Audit Committee, $2,000; (ii) Executive Committee, $6,000; (iii) Loan Committee, $6,000; (iv) Trust Oversight Committee, $3,000; and (v) Investment/ALCO Committee, $2,000. Each member of the Boards of Directors of Greater Bay's subsidiary banks received fees in 1999 as follows: (i) Cupertino National Bank, Mid-Peninsula Bank and Peninsula Bank of Commerce, $1,800; (ii) Bay Area Bank, $8,400; (iii) Bay Bank of Commerce, $21,200; and (iv) Golden Gate Bank, $5,500. In January 2000, directors of Bay Area Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank and Peninsula Bank of Commence began receiving annual retainers of $2,000. Beginning in November 2000, Bay Bank of Commerce directors will receive annual retainers of $2,000.

   In addition, directors are eligible to participate in Greater Bay's 1996 Stock Option Plan and the Greater Bay 1997 Elective Deferred Compensation Plan. All stock options granted to non-officer directors vest in equal annual installments over five-year periods beginning on the date of grant, subject to continued service on the Board of Directors. Directors are also entitled to the protection of certain indemnification provisions in Greater Bay's Articles of Incorporation and Bylaws and indemnification agreements.

Certain Relationships and Related Transactions

   Greater Bay, through its subsidiaries, has had and expects in the future to have banking transactions in the ordinary course of business with our directors and officers or associates of our directors and officers. We may also have banking transactions with corporations of which our directors or officers may own a controlling interest, or also serve as directors or officers. Such transactions have taken place and will take place on substantially the same terms, including interest and collateral, as those prevailing for comparable transactions with others. We believe that such transactions involving loans did not present more than normal risk of noncollectibility or present other unfavorable features. The Federal Reserve Act, as amended, limits the loans to our executive officers by amount and purpose.

   Mid-Peninsula Bank leases its offices at 420 Cowper Street, Palo Alto, California 94301 from MPB Associates, a tenant-in-common arrangement. Three directors of Greater Bay, Messrs. Matteson, Seiler and Thoits, and four other directors of Mid-Peninsula Bank, together own an approximately 51% interest in MPB Associates. The acquisition of Mid-Peninsula Bank's leased premises by MPB Associates did not result in a change in the terms of Mid-Peninsula Bank 's lease.

   The lease has been extended through January 2010. Mid-Peninsula Bank pays an annual rental of $613,000 for the entire leased space, subject to an annual rent adjustment of 3.5%. Additionally, Mid-Peninsula Bank pays real property taxes, utilities, and building insurance, to the extent they exceed, on an annual basis, $1.40 per rentable square foot, $1.60 per rentable square foot, and $0.17 per rentable square foot, respectively. The lease also contains a provision granting Mid-Peninsula Bank a right of first refusal to purchase the building during the term of the lease upon the same terms and conditions that the landlord is willing to accept from a third party.

   On January 31, 2000, Greater Bay entered into a term loan agreement with the Leo K.W. Lum PRB Revocable Trust, which owns 7.01% of Greater Bay's outstanding common stock. Under the loan agreement, Greater Bay made a fully collateralized one year term loan to the trust in the amount of $22,800,000 at a rate of 2% over prime. Additionally, Leo K.W. Lum has personally guaranteed this loan.

Executive Officers

   Set forth below are the names and five-year biographies of Greater Bay's executive officers.

        Name and Age            Principal Occupation and Business Experience
        ------------            --------------------------------------------
 David L. Kalkbrenner (60).. President, Chief Executive Officer and a director of Greater Bay since 1994. Mr. Kalkbrenner also
                             serves as a director of Bay Area Bank, Bay Bank of
                             Commerce, Cupertino National Bank and Mid-
                             Peninsula Bank. He was a founder of Mid-Peninsula
                             Bank and was appointed President and Chief
                             Executive Officer when the bank was chartered in
                             1987, positions he held through March 1998. He was
                             employed by Crocker National Bank from 1963 to
                             1986 and held positions as First Vice President,
                             Regional Manager and Regional Vice President. He
                             is currently a member of the Board of Directors of
                             the College of Notre Dame.

 Steven C. Smith (48)....... Executive Vice President, Chief Administrative
                             Officer and Chief Financial Officer of Greater Bay
                             since November 1996. Mr. Smith is a certified
                             public accountant who joined Cupertino National
                             Bancorp and Cupertino National Bank in December
                             1993 as Senior Vice President and Chief Financial
                             Officer, and in 1995 was named Executive Vice
                             President and Chief Operating Officer of Cupertino
                             National Bancorp and Cupertino National Bank.

 David R. Hood (55)......... Executive Vice President and Chief Lending Officer
                             of Greater Bay since November 1996. He has also
                             served as President and a director of Cupertino
                             National Bank since November 1998 and Chief
                             Executive Officer since January 2000. From April
                             1995 until November 1998, he served as Executive
                             Vice President and Chief Lending Officer of
                             Cupertino National Bank. From April 1985 to March
                             1995, he held the positions of Executive Vice
                             President, Senior Loan Officer, and President of
                             University Bank & Trust.

 Susan K. Black (50)........ Executive Vice President of Greater Bay since
                             November 1998. She has also served as President
                             and Chief Executive Officer of Mid-Peninsula Bank
                             since April 1998. Ms. Black joined Mid-Peninsula
                             Bank in October 1987 as Vice President and
                             Director of Marketing. In 1993, she became Senior
                             Vice President and in 1996 Executive Vice
                             President of Mid-Peninsula Bank. Ms. Black was one
                             of the organizers of Lenders for Community
                             Development and served two terms as Chairman of
                             the Board. She currently serves as a director of
                             that organization.

 Gregg A. Johnson (50)...... Executive Vice President, Business and Technology
                             Services of Greater Bay since April 1998. From
                             April 1997 to December 1997, Mr. Johnson was Vice
                             President of Development and Customer Service at
                             Computer Sciences Corporation. From April 1996 to
                             April 1997, Mr. Johnson was Vice President of
                             Information Systems at First Plus Financial.
                             Before joining First Plus, Mr. Johnson was
                             employed as Senior Vice President and Chief
                             Information Officer at San Francisco Federal Bank,
                             a federal savings bank, from February 1995 to
                             February 1996. Mr. Johnson also served as Senior
                             Vice President and Chief Information Officer at
                             Fidelity Federal from December 1990 to February
                             1995.

How We Compensate Executive Officers

   The following table summarizes information about compensation paid to or earned by our Chief Executive Officer, David L. Kalkbrenner. It also summarizes the compensation paid to or earned by our four other most highly compensated officers who earned salary and bonus compensation in excess of $100,000 during 1999. In all cases, the officers concerned earned all the compensation shown for their services, in all their capacities, to Greater Bay, its predecessors, or its subsidiaries during the years 1999, 1998 and 1997.

                           Summary Compensation Table

                                                               Long-Term
                                  Annual Compensation         Compensation
                          ----------------------------------- ------------
                                                               Securities
                                                 Other Annual  Underlying   All Other
   Name and Principal           Salary   Bonus   Compensation Options/SARs Compensation
        Position          Year (1) ($)  (2) ($)    (3) ($)      (4) (#)      (5) ($)
   ------------------     ---- -------- -------- ------------ ------------ ------------
David L. Kalkbrenner..... 1999 $353,870 $300,000   $12,000       30,000      $312,187
 President and CEO        1998  298,165  275,000     8,400       31,500         9,623
                          1997  261,028  225,000     8,400       30,000        13,901
Steven C. Smith ......... 1999  231,036  180,000     6,000       20,000       180,120
 Executive Vice
  President, CAO          1998  201,069  150,000     6,000       23,700         8,171
  and CFO                 1997  164,386  130,268     6,000       22,500         7,285
David R. Hood............ 1999  204,943  150,000     6,000       16,000       150,239
 Executive Vice President
  and Chief               1998  177,017  125,000     6,000       15,800         8,392
  Lending Officer         1997  150,823  110,000     6,000       15,000         7,566
Susan K. Black .......... 1999  189,931  150,000     7,800       16,000       110,042
 Executive Vice President 1998  156,598  110,000     6,000       15,800         7,915
                          1997  129,240   90,000     6,000       10,000         7,193
Gregg A. Johnson (6)..... 1999  160,259  122,000     6,000       16,000       108,889
 Executive Vice
  President, Business     1998  102,935   62,800     4,500       17,100         2,339
  and Technology Services 1997      --       --        --           --            --

--------
(1) Annual salary includes cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under Greater Bay's 401(k) Plan.

(2) Amounts indicated as bonus payments were earned for performance during 1999, 1998, and 1997 but paid in the first quarters of 2000, 1999, and 1998, respectively. Also included in amounts indicated as bonus payments are any amounts deferred at the election of those officers under Greater Bay's Deferred Compensation Plan.

(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1999, 1998 or 1997. Amounts shown are for automobile allowances.

(4) Under the Greater Bay Bancorp 1996 Stock Option Plan, options and restricted stock may be granted to directors and key, full-time salaried officers and employees of Greater Bay or its subsidiaries. Options granted under the 1996 Stock Option Plan are either incentive options or non-statutory options. Options granted under the 1996 Stock Option Plan become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options and restricted stock granted under the 1996 Stock Option Plan are adjusted to protect against dilution in the event of certain changes in Greater Bay's capitalization, including stock splits and stock dividends. All options granted to executive officers have an exercise price equal to the fair market value of Greater Bay's common stock on the date of grant.

(5) Includes special awards in 1999 based on the value of warrants exercised by Greater Bay. The persons named in the Summary Compensation Table received 3.6% of the total warrant exercise value of approximately $22 million at December 31, 1999. Under this program, the named executive officers received the following cash amounts: Mr. Kalkbrenner, $302,000; Mr. Smith, $172,000; Mr. Hood, $142,000; Ms. Black, $102,000; and Mr. Johnson,
    $102,000. See "Executive Committee's Report on Executive Compensation."

    Amounts shown for Mr. Kalkbrenner also include (a) for 1999, $6,250 in 401(k) plan matching contributions, $2,340 in long term disability insurance premiums and $1,597 in group term life insurance premiums; (b) for 1998, $6,185 in 401(k) plan matching contributions, $2,088 in long term disability insurance premiums and $1,350 in group term life insurance premiums; and (c) for 1997, $6,063 in 401(k) plan matching contributions, $6,544 in long term disability insurance premiums and $1,294 in group term life insurance premiums.

    Amounts shown for Mr. Smith also include (a) for 1999, $6,250 in 401(k) plan matching contributions, $1,485 in long term disability insurance premiums and $385 in group term life insurance premiums; (b) for 1998, $6,250 in 401(k) plan matching contributions, $1,399 in long term disability insurance premiums and $522 in group term life insurance premiums; and (c) for 1997, $6,063 in 401(k) plan matching contributions, $700 in long term disability insurance premiums and $522 in group term life insurance premiums.

    Amounts shown for Mr. Hood also include (a) for 1999, $6,250 in 401(k) plan matching contributions, $1,350 in long term disability insurance premiums and $639 in group term life insurance premiums; (b) for 1998, $6,250 in 401(k) plan matching contributions, $1,278 in long term disability insurance premiums and $864 in group term life insurance premiums; and (c) for 1997, $6,063 in 401(k) plan matching contributions, $639 in long term disability insurance premiums and $864 in group term life insurance premiums.

    Amounts shown for Ms. Black also include (a) for 1999, $6,250 in 401(k) plan matching contributions, $1,170 in long term disability insurance premiums and $622 in group term life insurance premiums; (b) for 1998, $6,250 in 401(k) plan matching contributions, $1,143 in long term disability insurance premiums and $522 in group term life insurance premiums; and (c) for 1997, $6,063 in 401(k) plan matching contributions, $651 in long term disability insurance premiums and $479 in group term life insurance premiums.

    Amounts shown for Mr. Johnson also include (a) for 1999, $6,250 in 401(k) plan matching contributions and $639 in group term life insurance premiums; and (b) for 1998, $1,969 in 401(k) plan matching contributions and $370 in group term life insurance premiums.

(6) Mr. Johnson joined Greater Bay in April 1998. Amounts shown for 1998 were earned during the period April 6, 1998 through December 31, 1998.

 Option Grants in 1999

   The following table sets forth information concerning stock options granted during the year ended December 31, 1999 to the persons named in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year

                                    Individual Grants in Fiscal 1999
                         --------------------------------------------------------
                                                                       Potential Realizable
                                                                         Value at Assumed
                          Number of                                    Annual Rates of Stock
                          Securities   % of Total                       Price Appreciation
                          Underlying  Options/SARs Exercise             for Option Term(1)
                         Options/SARs  Granted to  Price(3) Expiration ---------------------
   Name                   Granted(2)   Employees    ($/sh)     Date     @5% ($)   @10% ($)
   ----                  ------------ ------------ -------- ---------- ---------------------
David L. Kalkbrenner....    30,000        5.89%     $38.50   12/21/09  $ 726,373 $ 1,840,773
Steven C. Smith.........    20,000        3.93       38.50   12/21/09    484,249   1,227,182
David R. Hood...........    16,000        3.14       38.50   12/21/09    387,399     981,745
Susan K. Black..........    16,000        3.14       38.50   12/21/09    387,399     981,745
Gregg A. Johnson........    16,000        3.14       38.50   12/21/09    387,399     981,745

--------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1999 at $38.50 would yield profits of $24.21 per share at 5% appreciation over ten years, or $61.36 per share at 10% appreciation over the same period.

(2) Generally, options granted under the 1996 Stock Option Plan vest at the rate of 20% of the options granted for each full year of the optionee's continuous employment with Greater Bay and are exercisable to the extent vested. See also "Employment Agreement, Change in Control Arrangements and Termination of Employment."

(3)All options listed were granted at the estimated fair market value on the date of grant.

 Aggregated Option Exercises and Option Values

   The following table sets forth the specified information concerning exercises of options to purchase Greater Bay common stock in the fiscal year ended December 31, 1999 and unexercised options held as of December 31, 1999 by the persons named in the Summary Compensation Table.

   Aggregated Option Exercises in Fiscal Year 1999 and Fiscal Year-End Option
                                     Values

                                                        Number of Securities      Value of Unexercised
                                                       Underlying Unexercised     In-the-Money Options
                                                       Options at 12/31/99 (#)     at 12/31/99 ($)(1)
                         Shares Acquired    Value     ------------------------- -------------------------
Name                     on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ------------ ----------- ------------- ----------- -------------
David L. Kalkbrenner....      2,124        $49,733      75,300       86,200     $2,276,063   $1,126,750
Steven C. Smith.........        --             --       68,762       58,460      2,226,262      705,313
David R. Hood...........      7,400        200,688      30,126       42,040        886,831      494,675
Susan K. Black..........      6,324        156,866      15,200       38,540        373,575      427,300
Gregg A. Johnson........        --             --        3,420       29,680         40,313      231,250

--------
(1) Based on the closing price of Greater Bay common stock on December 31, 1999, the last trading day in 1999, which was $42.875.

Employment Agreement, Change in Control Arrangements and Termination of
Employment

   Employment Agreement. Effective January 1, 1999, Greater Bay entered into a five-year employment agreement with its President and Chief Executive Officer, David L. Kalkbrenner. The agreement, provides for, among other things (a) a base salary of $360,000 per year, which the Board may adjust annually at its discretion; (b) a discretionary annual bonus based upon Greater Bay's pre-tax net profits; (c) in the event that Mr. Kalkbrenner becomes disabled so that he cannot perform his duties, payment to him of his base salary for one year, reduced by any amounts received by him from state disability insurance, worker's compensation, or similar insurance provided by Greater Bay; (d) five weeks annual vacation; (e) a $500,000 life insurance policy; (f) an automobile allowance; (g) supplemental retirement benefits (see "Supplemental Executive Retirement Plan" below); and (h) reimbursement for ordinary and necessary expenses incurred by Mr. Kalkbrenner in connection with his employment. Greater Bay may terminate the agreement with or without cause.

   Upon Mr. Kalkbrenner's involuntary termination of employment for any reason, Mr. Kalkbrenner will be entitled to receive severance benefits equal to 36 months of salary at the rate in effect immediately preceding the termination and the amount of any bonus due him. In the event of a termination of his employment following a change in control of Greater Bay, Mr. Kalkbrenner will be entitled to receive severance pay equal to 2.99 times his average annual compensation for the five years immediately preceding the change in control. If any portions of this amount constitute "excess parachute payments" under the Internal Revenue Code of 1986, Greater Bay will increase the amount payable to Mr. Kalkbrenner to account for any excise tax that may be imposed on him.

   The benefits provided to Mr. Kalkbrenner under the agreement supersede any benefits to which he may otherwise be entitled under Greater Bay's Termination and Layoff Plan for Key Executives and Change in Control Plan for Key Executives (as described below) to the extent they exceed the benefits otherwise payable under these plans.

   Change in Control Plans. Effective January 1, 1998, the Greater Bay Board of Directors adopted the Greater Bay Bancorp Change in Control Pay Plan I and the Greater Bay Bancorp Change in Control Pay Plan II (collectively, the "Change in Control Plans") to provide eligible employees of Greater Bay and its subsidiaries and certain key executives of Greater Bay, respectively, with severance benefits upon their termination of employment on account of a change in control. The Change in Control Plans provide that a change in control occurs when Greater Bay is sold or otherwise transferred in ownership to new ownership.

   The Change in Control Plans generally provide each participant with a base benefit based on the participant's pay, full years of service with Greater Bay or a subsidiary, and his or her title or position at Greater Bay or the subsidiary as of the date he or she terminates employment, and an added benefit based on the participant's pay and his or her full years of service as of the date of his termination of employment. "Pay" for purposes of the Change in Control Plans means the total annual compensation paid to an employee, including base wages and average bonus paid to the employee in the three most recent years.

   Under the Change in Control Pay Plan II, Mr. Kalkbrenner would be entitled to receive a base benefit equal to 25 months of pay and an added benefit of 2 weeks of pay for each full year of service for a maximum severance of up to 3 years of pay (these benefits would be superseded to the extent the severance benefits under his employment agreement, discussed above, would exceed the benefits under this plan); Mr. Smith would be entitled to receive a base benefit equal to 20 months of pay and an added benefit of 2 weeks of pay for each full year of service, for a maximum severance of up to 2/1///2/ years of pay; and Mr. Hood, Ms. Black and Mr. Johnson would each be entitled to receive a base benefit equal to 18 months of pay and an added benefit of 2 weeks of pay for each full year of service, for a maximum severance benefit of up to 2 years of pay.

   Termination and Layoff Plans. The Greater Bay Board has also adopted the Greater Bay Bancorp Termination and Layoff Pay Plan I and the Greater Bay Bancorp Termination and Layoff Pay Plan II (collectively, the "Termination Plans"), effective January 1, 1998, to provide severance benefits to eligible employees of Greater Bay or its subsidiaries and certain key executives of Greater Bay, respectively, upon the termination of their employment because of circumstances which the Termination Plans define.

   The Termination Plans also provide each participant with a severance benefit based on the participant's pay, full years of service with Greater Bay or a subsidiary, and his or her title or position in Greater Bay or the subsidiary as of the date of his or her involuntary termination of employment or layoff. "Pay" for purposes of the Termination Plans means the total annual compensation paid to an employee, including base wages and average bonus paid to the employee in the three most recent years.

   Under the Termination and Layoff Pay Plan II, Mr. Kalkbrenner would be entitled to receive a severance benefit equal to 25 months of pay (the benefits payable under his employment agreement would supersede the benefits under this plan); Mr. Smith would be entitled to receive a severance benefit equal to 20 months of pay; and Mr. Hood, Ms. Black and Mr. Johnson would each be entitled to receive a severance benefit equal to 18 months of pay.

   Stock Option Plan. The Greater Bay Board of Directors adopted the Greater Bay Bancorp 1996 Stock Option Plan in 1996, as amended in 1998. The 1996 Stock Option Plan allows Greater Bay to offer selected employees, directors and consultants an opportunity to purchase Greater Bay common stock or to receive grants of restricted stock. Through this plan, the Board hopes to motivate such individuals by giving them an ownership interest in Greater Bay's success.

   Options granted under the 1996 Stock Option Plan contain a provision that takes effect upon a "change in control" of Greater Bay. Prior to the happening of any such change in control, all options granted under the plan will become immediately exercisable.

   Supplemental Executive Retirement Plan. In December 1997, the Greater Bay Board of Directors approved the implementation of the Greater Bay Bancorp Supplemental Executive Retirement Plan ("SERP"), which provides supplemental retirement benefits to a select group of management or highly compensated employees of Greater Bay and its subsidiaries who have titles of senior vice president or above. Greater Bay's management designates those employees who are eligible to participate in the SERP.

   Benefits under the SERP include income generally payable commencing upon a designated retirement date for the life of the participant and a death benefit for the participant's designated beneficiaries. The retirement benefits are derived from accruals to a benefit account during the participant's employment. The benefit account accruals are determined annually. A portion of the accrual is based on the annual earnings (or loss) and certain investment opportunity costs related to life insurance contracts owned by Greater Bay. The remainder of the annual expense accrual is based on an actuarial measurement of the value of post-retirement benefits earned during the current year.

   With respect to the persons named in the Summary Compensation Table, retirement benefits are also provided from contributions to the secular trusts are that were established in 1999. Greater Bay's annual contributions to the secular trusts are determined by calculating the amount that must be invested each year during the employee's working life, in order to provide retirement income equal to 50% of the after-tax total projected retirement benefits. Greater Bay will review the level of the contributions periodically to assure the trusts are adequately funded to provide the guaranteed benefits. Greater Bay has purchased life insurance policies on the participants in order to finance the cost of these benefits.

   SERP benefits for the persons named in the Summary Compensation Table vest at a rate of approximately 20% after 5 years of service and 20% each year thereafter. Vesting accelerates to 100% upon a change in control of Greater Bay to the extent any portion of such benefits remains unvested at such time. Upon a termination of employment for "cause", the participant forfeits all benefits. The participant is entitled to all vested benefits in the case of a termination without "cause"; however, if a participant voluntarily resigns prior to becoming 100% vested, his or her benefits are reduced by amounts ranging from a total forfeiture to approximately 40% of benefits.

   As of December 31, 1999, Mr. Kalkbrenner was credited with 12 years of service under the SERP; Mr. Smith was credited with 10 years of service under the SERP; Mr. Hood was credited with 9 years of service under the SERP; Ms. Black was credited with 9 years of service under the SERP; and Mr. Johnson was credited with 2 years of service under the SERP

   At retirement age of 62, Mr. Kalkbrenner will be entitled to receive a projected benefit under the SERP that is equal to 26% of his 1999 total compensation; Mr. Smith will be entitled to receive a projected benefit of 36% of his 1999 total compensation; Mr. Hood will be entitled to receive a projected benefit of 27% of his 1999 total compensation; Ms. Black will be entitled to receive a projected benefit of 41% of her 1999 total compensation; and Mr. Johnson will be entitled to receive a projected benefit of 42% of his 1999 annualized total compensation.

             EXECUTIVE COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

   Set forth below is a report of our Executive Committee addressing the compensation policies for 1999 applicable to our executive officers.

   The Report of the Executive Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Greater Bay specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Report

   The Executive Committee of the Board of Directors acts as our Executive Compensation Committee. The Executive Committee establishes our overall compensation and employee benefits and approves specific compensation levels for executive officers. It is a goal of the Executive Committee to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers. Currently, the members of the Executive Committee are John M. Gatto, Duncan L. Matteson, David L. Kalkbrenner, Rex D. Lindsay and Donald H. Seiler. Each member of the Executive Committee is a non-employee director, except for Mr. Kalkbrenner.

   Compensation Policies. Greater Bay's executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders' equity. The Executive Committee believes that this performance goal, and the long-term interests of our shareholders generally, are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Executive Committee believes that our executive officer compensation policies are consistent with this policy.

   In addition, the Executive Committee believes that while our compensation programs should reflect the philosophy that executive compensation levels be linked to Greater Bay's performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist Greater Bay in attracting and retaining qualified employees critical to Greater Bay's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize shareholder value.

   Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Executive Committee based primarily on its review and analysis of the following factors: (i) the responsibilities of the position, (ii) the performance of the individual and his or her general experience and qualifications, (iii) the overall financial performance (including return on equity, levels of general and administrative expense and budget variances) of Greater Bay for the previous year and the contributions to such performance measures by the individual or his or her department, (iv) the officers' total compensation during the previous year, (v) compensation levels paid by comparable companies in similar industries, (vi) the officer's length of service with Greater Bay, and (vii) the officer's effectiveness in dealing with external and internal audiences. The Executive Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

   In 1999, the Company awarded special compensation to all employees of Greater Bay, including the executive officers, as the result of income earned on the exercise of warrants granted by Greater Bay's borrowers. The Executive Committee recommended these awards in recognition of Greater Bay's outstanding financial results in 1999 and as additional incentive to retain our valued employees.

   Long-Term Compensation Programs. While the Executive Committee establishes salary and bonus levels based on the above described criteria, the Executive Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by Greater Bay pursuant to the 1996 Stock Option Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. Stock options have been granted to each of the executive officers and to other officers or key employees of Greater Bay. Through the 1996 Stock Option Plan, there will be an additional direct relationship between Greater Bay's performance and benefits to plan participants.

   In addition, through Greater Bay's Employee Stock Purchase Plan, eligible employees of Greater Bay and its subsidiaries who are scheduled to work at least 20 hours a week may acquire an interest in our growth and productivity. Under this plan, participants may purchase shares of Greater Bay common stock through payroll deductions. The purchase price per share generally equals 85% of the lesser of the fair market value of a share on the first or last day of the offering period. Offering periods are for three months, commencing the first day of each calendar quarter.

   Certain key employees participate in Greater Bay's Supplemental Executive Retirement Plan. This plan provides supplemental retirement benefits to a select group of management or highly compensated employees who have titles of senior vice president or higher. Upon vesting, participants in the plan receive lifetime retirement income benefits and death benefits.

   Eligible employees are also able to participate in Greater Bay's 401(k) Plan. The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of Greater Bay and its subsidiaries who are at least age 21 are eligible to participate in the 401(k) Plan on the first day of the month following their date of hire. Participants can contribute up to 15% of their pretax compensation to the 401(k) Plan annually, subject to certain legal limitations. The 401(k) Plan also provides that Greater Bay and its subsidiaries will make a matching contribution on behalf of each eligible participant equal to 62.5% of the 401(k) contributions made by such participants, up to 8% of their individual compensation.

   Finally, our Board of Directors adopted the Greater Bay Bancorp 1997 Elective Deferred Compensation Plan at its December 1997 meeting. The 1997 Elective Deferred Compensation Plan is an unfunded plan that provides deferred compensation benefits to directors and a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of Greater Bay and its subsidiaries.

   Through these various compensation programs, the Executive Committee believes that Greater Bay furthers its objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase Greater Bay's profitability and maximize shareholder value.

   Compensation of Chief Executive Officer. The base salary of our Chief Executive Officer was determined primarily on the terms of his employment agreement dated January 1, 1999 (see "Employment Agreement, Change in Control Arrangements and Termination of Employment"). The agreement provides for a base salary, subject to annual adjustments by the Board of Directors, and for a discretionary annual bonus based upon the pre-tax net profits of Greater Bay. In addition, the Chief Executive Officer's compensation for 1999 was based in part on his progress in achieving certain additional criteria. These criteria included completing the acquisitions of Bay Area Bank and Bay Bank of Commerce, signing definitive agreements for mergers with Mt. Diablo Bancshares and Coast Bancorp, results in meeting Greater Bay's strategic business plan, total return to shareholders and leadership abilities. Based on the foregoing, and a review of compensation paid to chief executive officers in Greater Bay's peer group (institutions with assets of $1-5 billion), in 1999

Mr. Kalkbrenner received a base salary of $353,870, a bonus of $300,000 and a special award of $302,000 based on warrant income. Mr. Kalkbrenner did not participate in the Executive Committee's deliberations concerning his compensation.

Dated: March 8, 2000                      EXECUTIVE COMMITTEE

                                          Duncan L. Matteson, Chairman
                                          John M. Gatto
                                          David L. Kalkbrenner
                                          Rex D. Lindsay
                                          Donald H. Seiler

                               PERFORMANCE GRAPH

   The following graph compares, for the period December 31, 1994 through December 31, 1999, the yearly percentage change in Greater Bay's cumulative total return on its common stock with the cumulative total return of (i) the NASDAQ--Total US (formerly called the "NASDAQ Total Return Index"), an index consisting of Nasdaq-listed U.S.-based companies; and (ii) the SNL $1B-$5B Bank Asset-Size Index, an index composed of a survey of banks and bank holding companies having between $1 billion and $5 billion in total assets.

   The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Greater Bay specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

[PERFORMANCE GRAPH OF GREATER BAY BANCORP]

                                             Period Ending
                         -----------------------------------------------------
         Index           12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
         -----           -------- -------- -------- -------- -------- --------
Greater Bay Bancorp.....  100.00   135.80   201.88   404.38   575.67   741.82
NASDAQ..................  100.00   141.33   173.89   213.07   300.25   542.43
SNL $1B-$5B Bank Asset-
 Size Index.............  100.00   134.48   174.33   290.73   290.06   266.58

SNL Securities LC
(C) 2000
*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999.
Used with permission. All rights reserved. crsp.com

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Approve Merger with Coast Bancorp

   For a discussion of the proposed merger with Coast Bancorp, see the information on pages (i) and (ii) and pages 1 through 74 of this document.

Proposal 2: Elect Four Directors

   The Board has nominated four persons for election as Class III Directors at the Annual Meeting. If you elect them, they will hold office until the election of their successors at the Annual Meeting in 2003, or until they resign.

   We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates. The Board has no reason to believe that its nominees would prove unable to serve if elected.

   The following table sets forth the names and five-year biographies of the four persons nominated by the Board to serve as Class III Directors. The table also sets forth the names and five-year biographies of our Class I Directors whose terms expire in 2001 and Class II Directors whose terms expire in 2002.

                                         Principal Occupation and Business
 Name and Age                                        Experience
 ------------                            ---------------------------------
 Class III Nominees
 David L. Kalkbrenner (59)........  President, Chief Executive Officer and a
                                    director of Greater Bay since 1994. Mr.
                                    Kalkbrenner also serves as a director of
                                    Bay Area Bank, Bay Bank of Commerce,
                                    Cupertino National Bank and Mid-Peninsula
                                    Bank. He was a founder of Mid-Peninsula
                                    Bank and was appointed President and Chief
                                    Executive Officer when the bank was
                                    chartered in 1987, positions he held
                                    through March 1998. He was employed by
                                    Crocker National Bank from 1963 to 1986 and
                                    held positions as First Vice President,
                                    Regional Manager and Regional Vice
                                    President. He is currently a member of the
                                    Board of Directors of the College of Notre
                                    Dame.

 Rex D. Lindsay (74)..............  Vice-Chairman of the Board of Directors of
                                    Greater Bay since November 1996. He served
                                    as a director of Cupertino National Bancorp
                                    from 1984 until November 1996 and has
                                    served as a director of Cupertino National
                                    Bank since 1984. For approximately the past
                                    seven years, Mr. Lindsay has been a rancher
                                    and a private investor.

 Glen McLaughlin (65).............  Director of Greater Bay since November
                                    1996. He served as a director of Cupertino
                                    National Bancorp from 1984 until November
                                    1996 and has served as a director of
                                    Cupertino National Bank since 1984. Mr.
                                    McLaughlin has also served as the President
                                    and Chief Executive Officer of Venture
                                    Leasing Associates, an equipment leasing
                                    company, since December 1986. Mr.
                                    McLaughlin also serves as a director of
                                    Resource Phoenix.com.

 Warren R. Thoits (77)............  Director of Greater Bay since 1994 and of
                                    Mid-Peninsula Bank since 1987. He is a
                                    member of the Palo Alto law firm of Thoits,
                                    Love, Hershberger & McLean. He is a native
                                    of Palo Alto and a graduate of Stanford
                                    University and its School of Law. Mr.
                                    Thoits has been very active in community
                                    and charitable organizations, having served
                                    as President of the Palo Alto Chamber of
                                    Commerce, the Palo Alto Rotary Club and as
                                    Chairman of the Palo Alto Area Chapter of
                                    the American Red Cross.

                                         Principal Occupation and Business
 Name and Age                                        Experience
 ------------                            ---------------------------------
 Class I Directors
 James E. Jackson (65)............  Director of Greater Bay since November
                                    1996. He served as a director of Cupertino
                                    National Bancorp from 1984 until November
                                    1996 and has served as a director of
                                    Cupertino National Bank since 1984. Mr.
                                    Jackson has been an attorney-at-law with
                                    the law firm of Jackson & Abdalah, a
                                    Professional Corporation, since 1963. He is
                                    a former mayor of the City of Cupertino and
                                    a director and Vice President of the
                                    Foothill De Anza Community Colleges
                                    Foundation.
 Stanley A. Kangas (62)...........  Director of Greater Bay since May 1999. He has served as a director of Bay Area Bank
                                    since 1996. Mr. Kangas retired in 1997 as
                                    chairman of the board of Brian Kangas
                                    Foulk, a 150 employee civil engineering
                                    firm with several offices in the San
                                    Francisco Bay Area. He was President and
                                    Chief Executive Officer of that firm from
                                    1975 to 1995. He currently serves as a
                                    civil engineering consultant specializing
                                    in engineering litigation. Mr. Kangas also
                                    serves on the Boards of Directors of the
                                    Redwood City Library Foundation, the San
                                    Carlos Youth Center Foundation and the Boys
                                    and Girls Club of the Peninsula.
 George M. Marcus (57)............  Director of Greater Bay since 1998. He has served as a director of Mid-Peninsula Bank
                                    since 1987. Mr. Marcus is the founder and
                                    Chairman of The Marcus & Millichap Company,
                                    the nation's fourth largest commercial real
                                    estate brokerage firm, and currently serves
                                    as a director of such firm. He also serves
                                    as director of Essex Property Trust, a real
                                    estate investment trust company. Mr. Marcus
                                    is an advisor to the University of
                                    California, Berkeley Center for Real Estate
                                    and Urban Economics, and serves on the
                                    Board of Trustees of the Fine Arts Museums
                                    of San Francisco.
 Duncan L. Matteson (65)..........  Co-Chairman of the Board of Directors of
                                    Greater Bay since November 1996. He served
                                    as Chairman of the Board of Mid-Peninsula
                                    Bancorp from 1994 until November 1996 and
                                    has served as Chairman of the Board of Mid-
                                    Peninsula Bank since 1987. Mr. Matteson has
                                    served as director of Golden Gate Bank
                                    since May 1998. Mr. Matteson also serves as
                                    Chairman of the Matteson Companies, a
                                    diversified group of real estate investment
                                    and property management corporations
                                    located in Redwood City. He has actively
                                    involved himself in the real estate
                                    investment and securities industries in the
                                    Palo Alto/Menlo Park Area since 1959. Mr.
                                    Matteson is a member of the Executive
                                    Committee of the Stanford Heart Council,
                                    and serves as Vice Chairman of the Palo
                                    Alto Medical Foundation. As an appointee of
                                    the Governor, Mr. Matteson is a member of
                                    the Board of Directors of the Cow Palace.
 Rebecca Q. Morgan (61)...........  Director of Greater Bay since July 1998. In
                                    December 1998, Ms. Morgan retired as
                                    President and Chief Executive Officer of
                                    Joint Venture: Silicon Valley Network, a
                                    non-profit organization devoted to regional
                                    economic and quality of life issues.
                                    Ms. Morgan served in that position since
                                    September 1993. She is a former California
                                    state senator and serves as a director of
                                    PG&E Corporation and as a trustee of
                                    Cornell University.

                                         Principal Occupation and Business
            Name and Age                             Experience
            ------------                 ---------------------------------
 Class II Directors
 George R. Corey (65).............  Director of Greater Bay since December
                                    1997. Mr. Corey served as Chairman of the
                                    Board of Peninsula Bank of Commerce, from
                                    September 1981 until December 1997 and
                                    continues to serve as a board member of
                                    Peninsula Bank of Commerce. Mr. Corey is an
                                    attorney and partner with the law firm of
                                    Corey, Luzaich, Manos & Pliska of Millbrae,
                                    California. Mr. Corey is also a former
                                    mayor of San Bruno, California.
 John M. Gatto (62)...............  Co-Chairman of Greater Bay since November
                                    1996. He was a director of Cupertino
                                    National Bancorp from 1984 until November
                                    1996 and has served as a director of
                                    Cupertino National Bank since 1984 and a
                                    director of Mid-Peninsula Bank from 1996 to
                                    2000. Mr. Gatto has been the sole
                                    proprietor of Maria Enterprises, a
                                    development consulting company, since
                                    December 1993. From 1984 to 1993, Mr. Gatto
                                    was an architect for Cypress Properties, a
                                    real estate development company.
 John J. Hounslow (68)............  Director of Greater Bay since February
                                    2000. Mr. Hounslow has also served as
                                    Chairman of Mt. Diablo National Bank since
                                    1992. From July 1998 to January 2000, Mr.
                                    Hounslow served as Chairman and Chief
                                    Executive Officer of Mt. Diablo Bancshares.
                                    He is also Chairman, President and Chief
                                    Executive Officer of J.L. Hall and Co., a
                                    cable and wire assembly company serving the
                                    telecommunications industry, and a director
                                    of Delicato Vineyards.
 Dick J. Randall (67).............  Director of Greater Bay since November
                                    1996. He served as a director of Cupertino
                                    National Bancorp from 1984 to November
                                    1996, and has served as a director of
                                    Cupertino National Bank since 1984. Mr.
                                    Randall has been a private investor and
                                    rancher since 1993. From 1962 until his
                                    retirement in 1993, Mr. Randall served as
                                    president of The William Lyon Co., a real
                                    estate development and construction
                                    company. Mr. Randall was one of the
                                    founding directors of the New Children's
                                    Shelter in San Jose, California.
 Donald H. Seiler (71)............  Vice Chairman of the Greater Bay Board
                                    since 1999 and a director since 1994. He
                                    also served as a director of Mid-Peninsula
                                    Bank from 1987 to 1998. He is the founding
                                    partner of Seiler & Company, LLP, Certified
                                    Public Accountants, in Redwood City and San
                                    Francisco. He has been a certified public
                                    accountant in San Francisco and the
                                    Peninsula area since 1952. He is presently
                                    a director of Ross Stores, Inc., the Jewish
                                    Community Federation of San Francisco,
                                    Marin and the Peninsula, and the Peninsula
                                    Community Foundation and serves on the
                                    executive committee of the Stanford Heart
                                    Council.

  The Board recommends that you vote "FOR" the election of all four Class III
                             Nominees for director.

Proposal 3: Approve Amendment to Option Plan

   We are seeking your approval of an amendment to Greater Bay's 1996 Stock Option Plan, as amended. The option plan was approved by the Board of Directors and by our shareholders in October 1996. In November 1997, our shareholders approved an increase in the number of shares reserved under the option plan from 1,503,128 to 2,415,780. In July 1998, the Board approved an amendment to the option plan to allow the grant of restricted stock awards. The Board adopted an amendment to further increase the number of shares of common stock
reserved for issuance under the option plan on       , 2000, subject to your
approval at the annual meeting. Approval of this proposal is a condition to completion of the Coast Bancorp merger.

   We propose to amend the option plan to increase the number of shares of common stock reserved for issuance by 2,500,000, from 2,415,780 to 4,915,780. As of March 2, 2000, of the shares reserved for issuance under the option plan, only 117,621 are available for future grant. Of the proposed 2,500,000 option share increase approximately 665,000 will be used to exchange Coast Bancorp options and Bank of Santa Clara options for Greater Bay options once these mergers are completed.We believe that in order to attract, retain and motivate officers, employees and non-employee directors, the number of shares available for issuance under the option plan must be increased. In addition, as we continue to pursue merger opportunities, additional shares under the option plan to exchange for options of the merged companies are needed for those transactions.

   While we recognize the possible dilutive effect on the shareholders, we believe, on balance, the incentive that is provided by the opportunity to participate in the growth and earnings of Greater Bay through the granting of awards to acquire Greater Bay common stock is important to our success and, accordingly, will benefit Greater Bay and its shareholders. We believe it is in the best interests of our shareholders to approve this amendment to the option plan. If the proposal is not approved by the shareholders, the option plan will continue with only 117,621 shares of common stock reserved for issuance.

   Summary of the Option Plan. The following summary of the option plan is qualified in its entirety by the specific language of the option plan, a copy of which is available to you upon request.

   The purpose of our option plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in our success, or to increase their proprietary interests, by granting them options to purchase shares of our common stock or to receive awards of restricted stock. Our Board administers the option plan but may delegate its administrative powers to one or more committees. Under the option plan, our Board or the committee appointed by our Board selects the individuals to whom options will be granted, the type of option to be granted, the exercise price of each option, the number of shares covered by the option and the other terms and conditions of each option.

   The option plan authorizes our Board or the committee appointed by our Board to grant non-qualified stock options, incentive stock option or restrictive stock grants. The incentive stock options are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. Options under the option plan may be granted to:

  . any individual who is a common law employee of Greater Bay or any subsidiary of Greater Bay,

  . any member of our Board, and

  . any independent contractor who performs services for Greater Bay or a subsidiary and who is not a member of our Board.

   The option price per share ordinarily may not be less than the fair market value of the common stock at the time the option is granted, provided that if an incentive stock option is granted to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of Greater Bay's stock, the option price may not be less than 110% of the fair market value of the common stock on the date of the grant. No person may be granted an option for more than 60,000 shares of common stock in any single calendar year.

   The option plan provides that the vesting of any option, or the lapse of restrictions on restricted stock grants, will be determined by the Board or a committee appointed by the Board, provided that

  . each option agreement must provide for immediate exercisability of the entire option in the event of a change in control of Greater Bay,

  . if an optionee's service as an employee, director or non-director consultant of Greater Bay terminates, then the option will be exercisable only to the extent it was vested as of the termination date, unless otherwise specified in the option agreement, and

  . if a restricted stock grantee's service terminates as a result of death, total and permanent disability or retirement, the term of the award expires and the restrictions immediately lapse.

   In order to obtain the shares, a participant must pay the full option price to Greater Bay at the time of exercise of the option. The purchase price may be paid in cash or, at the discretion of the Board or the committee appointed by the Board, may be paid as follows:

  . in shares of Greater Bay stock owned by the optionee for more than six months,

  . by the delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sales proceeds to Greater Bay to pay for the exercise price, or

  . by the delivery of an irrevocable direction to pledge shares to a securities broker or lender as security for a loan and to deliver all or part of the loan proceeds to Greater Bay to pay for the exercise price.

   The option plan also provides that if we succeed to the business of another corporation through merger or consolidation, or through the acquisition of stock or assets of that corporation, then options or restricted stock may be granted under the option plan in substitution of options or restricted stock previously granted by such corporation with respect to its common stock. In order to receive substitute options or restricted stock, the options or restricted stock granted by such corporation must be outstanding at the date of the succession and must be surrendered in exchange for the substitute options or restricted stock.

   The option plan provides that stock options may be granted with terms of no more than 10 years from the date of grant, provided that with respect to the grant of an incentive stock option to an optionee who is or would be the beneficial owner of more than 10% of the total combined voting power of all classes of Greater Bay's stock, the term of such option may not exceed five years. Options will survive for a limited period of time after the optionee's death or total and permanent disability. Options will expire in 30 days after an optionee is notified of his termination for cause. Any shares as to which an option expires, or is canceled or terminated may be subject to a new option. In addition, the exercise price, the number of shares covered by each outstanding option and the shares available for future grant may be adjusted in specific situations which include, among others, a recapitalization, spin off or declaration of a dividend payable in common stock.

   The option plan will terminate on November 27, 2006. Our Board may amend, suspend or terminate the option plan at any time and for any reason. An amendment of the option plan shall be subject to the approval of our shareholders only to the extent required by applicable laws or regulations.

   Federal Income Tax Consequences. The following discussion is only a summary of the principal federal income tax consequences of the options and rights to be granted under the option plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. State and local tax consequences may differ. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences discussed.

   Incentive stock options and non-qualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Non-qualified stock options need not comply with such requirements.

   The grant of a nonqualified stock option has no immediate federal income tax effect: the optionee will not recognize taxable income and Greater Bay will not receive a tax deduction at such time. When the optionee exercises the option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. In the case of employees, Greater Bay is required to withhold tax on the amount of income recognized. Greater Bay will receive a tax deduction equal to the amount of income recognized. The timing of such deduction is based upon the timing of the optionee's income inclusion. When the optionee sells common stock obtained from exercising a nonqualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the optionee.

   Only common law employees of Greater Bay or its subsidiaries may receive incentive stock options. When an employee is granted an incentive stock option, or when the employee exercises the option, the employee will generally not recognize taxable income (but may incur the alternative minimum tax upon exercise of the option) and Greater Bay will not receive a tax deduction. If the employee holds the shares of common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are sold or exchanged during this period, the disposition will be deemed to be a disqualifying disposition. The optionee would have taxable ordinary income at the time of the disposition equal to the lesser of the difference between the exercise price and the fair market value of the shares determined as of the date of exercise of the option or as of the date of the disqualifying disposition. Any additional gain on the disposition would be capital gain.

   The treatment of restricted stock awards is governed by Section 83 of the Internal Revenue Code of 1986, as amended. If a grantee does not make an election under Section 83(b) of the Internal Revenue Code, then the grantee's tax consequences will be governed by Section 83(a). Under that section, at the time of the grant, the grantee has no tax consequences. As the restrictions on the stock lapse or terminate and the grantee is entitled to receive the stock, then the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on that date over any amount paid by the grantee.

   However, under Section 83(b), the grantee can elect to recognize ordinary income at the time of grant in an amount equal to the excess of the fair market value of the stock at the time of grant over any amount to be paid by the grantee to purchase the stock. If a grantee makes a Section 83(b) election and the stock is subsequently forfeited, then the grantee does not have the right to claim a tax-loss deduction.

   In the case of employees, Greater Bay is required to withhold tax on the amount of income recognized by a grantee. Greater Bay will receive a tax deduction equal to the amount of income recognized. The timing of such deduction is based on the timing of the grantee's income inclusion.

            The Board of Directors recommends a vote "FOR" approval of the amendment to the 1996 Stock Option Plan, as amended.

Proposal 4: Approve Amendment to Articles of Incorporation

   We are currently authorized by our Articles of Incorporation to issue up to 24,000,000 shares of common stock. As of , 2000, a total of shares of
common stock were outstanding. On     , 2000, the Board of Directors
unanimously approved an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock, no par value, from 24,000,000 to 40,000,000.

   Article FOUR, subsection (a) of the Articles of Incorporation currently provides as follows:

     This corporation is authorized to issue only two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 4,000,000 and the number of shares of Common Stock authorized to be issued is 24,000,000.

   Article FOUR, subsection (a) of the Articles of Incorporation as proposed to be amended provides as follows:

     This corporation is authorized to issue only two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 4,000,000 and the number of shares of Common Stock authorized to be issued is 40,000,000.

   Only        shares of common stock currently remain available for issuance.
Of the shares of common stock currently available for issuance, (a) 2,190,508 shares are reserved for issuance under our option plan and, if you approve the amendment to the option plan discussed under Proposal 3, an additional 2,500,000 shares will be reserved for issuance under the option plan; (b) 262,993 shares are reserved for issuance under our Employee Stock Purchase Plan.(c) 331,882 shares are reserved for issuance under our 401(k) plan; (d) 292,781 shares are reserved for issuance under our Dividend Reinvestment Plan; (e) 3,260,000 shares are reserved for issuance under the Coast Bancorp merger agreement; and (f) 2,025,000 shares are reserved for issuance under the Bank of Santa Clara merger agreement.

   Consequently, under certain circumstances, we may not be able to issue additional shares of common stock to pursue merger transactions, to raise additional capital, for financing transactions, stock dividends, stock splits in the form of stock dividends or for other corporate purposes without first obtaining the approval of the stockholders. The proposed increase in the number of authorized shares of common stock will afford us additional flexibility to take advantage of business and financial needs and opportunities without the delay and expense of seeking stockholder approval for the authorization of additional stock.

   The additional shares of common stock authorized by the proposed amendment would have the same rights and privileges as the shares of common stock currently authorized and issued. Our stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of common stock. Except for certain transactions requiring shareholder approval under the California Corporations Code, the Board of Directors may approve the issuance of authorized shares of common stock at such times, to such persons and for all such consideration as it determines without prior approval of or ratification by the shareholders.

   Other than for the possibility of issuing new shares of common stock under our stock option or benefit plans and in connection with pending or proposed mergers or possible future mergers and acquisitions, we have no present arrangements, commitments or understandings for the issuance of additional shares of newly authorized common stock. The increase in the number of authorized shares of common stock is not intended to deter or to prevent a change in control, however, under certain circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of Greater Bay. We could also privately place the additional shares with purchasers who might side with our Board of Directors in opposing a hostile takeover bid although we have no present intention to do so. Although our Board of Directors is required to make any determination to issue shares of common stock based on its judgment as to the best interests of our shareholders, the Board could act in a manner that could discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your shares above the then current market price of your shares.

           The Board of Directors recommends a vote "FOR" approval of the amendment to the Articles of Incorporation.

Proposal 5: Ratify Selection of Independent Public Accountants for 2000

   The Board of Directors has appointed PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2000, and shareholders are being asked to ratify the appointment. The appointment was recommended by the Audit Committee. PricewaterhouseCoopers LLP, our accountants for the year ended December 31, 1999, performed audit services for 1999 which included the examination of the consolidated financial statements and services related to filings with the SEC. All professional services rendered by PricewaterhouseCoopers LLP during 1999 were furnished at customary rates and terms. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will be available to respond to appropriate questions from shareholders.

       The Board recommends a vote "FOR" ratification of the selection of PricewaterhouseCoopers LLP as Independent Public Accountants for 2000.

                                 OTHER BUSINESS

   We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

                    INFORMATION ABOUT SHAREHOLDER PROPOSALS

   Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2001 proxy statement, we must receive it, in a form which complies with the
applicable securities laws, on or before      , 2000. Please address your
proposals to: Greater Bay Bancorp, 400 Emerson Street, Palo Alto, California 94301, Attention: Corporate Secretary.

   In addition, in the event a shareholder proposal is not submitted to Greater
Bay prior to      , 2001, the proxy to be solicited by the Board of Directors for the 2001 Annual Meeting of Shareholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2001 Annual Meeting of Shareholders without any discussion of the proposal in the proxy statement for such meeting.

                                                                         ANNEX A
                      Agreement and Plan of Reorganization
                                 by and between
                     Greater Bay Bancorp and Coast Bancorp

                               December 14, 1999

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 14th day of December, 1999, by and between GREATER BAY BANCORP, a California corporation ("GBB"), and COAST BANCORP, a California corporation ("Coast").

     WHEREAS, the Boards of Directors of GBB and Coast deem advisable and in the best interests of their respective shareholders the merger of Coast with and into GBB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (GBB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of GBB and Coast have approved the Merger pursuant to this Agreement and the Agreement of Merger by and between GBB and Coast (the "Agreement of Merger"), in substantially the form of Exhibit A
                                                                ---------
attached hereto, pursuant to which Coast will merge with and into GBB and each outstanding share of Coast common stock, no par value ("Coast Stock"), excluding any Coast Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, as an inducement to GBB to enter into this Agreement, Coast desires to, and immediately after the execution and delivery hereof will, enter into a stock option agreement (the "Stock Option Agreement") dated as of the date hereof with GBB, pursuant to which Coast shall grant to GBB an option to purchase shares of Coast Stock; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                  ARTICLE 1.

                                  DEFINITIONS
                                  -----------

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

     "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

     "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger (as defined herein).

     "BAB" means Bay Area Bank, a California state chartered bank and wholly owned subsidiary of GBB.

     "BBC" means Bay Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

     "Banks" means BAB, BBC, CNB, GGB, MPB and PBC.

     "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "CCB" means Coast Commercial Bank, a California state chartered bank and wholly owned subsidiary of Coast.

     "Certificates" has the meaning set forth in Section 2.5(b).

     "CFC" means California Financial Code.

     "CGCL" has the meaning set forth in the second recital of this Agreement.

     "Classified Credits" has the meaning set forth in Section 6.7.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 400 Emerson Street, Palo Alto, California, or at such other place as the parties may agree upon.

     "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of Coast and GBB, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law,
(iv) the expiration of the 30 day period following the mailing by Coast to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, or such other date as the parties may agree upon.

     "Coast 401(k) Plan" means the Coast Commercial Bank Employee Stock Ownership Plan with 401(k) Provisions.

     "Coast Adjusted Book Value" means the total stockholders' equity of Coast as reflected on the consolidated financial statements to be provided by Coast to GBB pursuant to Section 11.14, as adjusted (a) to eliminate all amounts received by Coast in connection with the exercise of any Coast Stock Options (as defined herein) since September 30, 1999, (b) to eliminate any amount related to accumulated other comprehensive income and including instead on such financial statements the amount of Coast's consolidated accumulated other comprehensive income as of September 30, 1999, (c) to deduct any dividends to be paid pursuant to Section 6.1(b) hereof after the date of such financial statements and (d) to eliminate amounts paid or accrued for Merger-related expenses, including but not limited to, legal, accounting and financial advisory fees.

     "Coast Conflicts and Consents List" has the meaning set forth in Section
4.6.

     "Coast Contract List" has the meaning set forth in Section 4.16.

     "Coast Derivatives List" has the meaning set forth in Section 4.32.

     "Coast Dissenting Shares" means any shares of Coast Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "Coast Employee Plan List" has the meaning set forth in Section 4.20.

     "Coast Environmental Compliance List" has the meaning set forth in Section 4.12(b).

     "Coast Filings" has the meaning set forth in Section 4.5.

     "Coast Filings List" has the meaning set forth in Section 4.5.

     "Coast Indemnification List" has the meaning set forth in Section 4.30.

     "Coast Insurance List" has the meaning set forth in Section 4.7.

     "Coast Intellectual Property List" has the set forth in Section 4.35.

     "Coast Investment Securities List" has the meaning set forth in Section
4.26.

     "Coast List" means any list required to be furnished by Coast to GBB herewith.

     "Coast Litigation List" has the meaning set forth in Section 4.10.

     "Coast Loan List" has the meaning set forth in Section 4.25.

     "Coast Offices List" has the meaning set forth in Section 4.23.

     "Coast Operating Losses List" has the meaning set forth in Section 4.24.

     "Coast Perfected Dissenting Shares" means Coast Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as Coast Dissenting Shares.

     "Coast Personal Property List" has the meaning set forth in Section 4.8.

     "Coast Property" has the meaning set forth in Section 4.12(b).

     "Coast Real Property List" has the meaning set forth in Section 4.9.

     "Coast Shareholders' Meeting" means the meeting of Coast's shareholders referred to in Section 6.6.

     "Coast Stock" has the meaning set forth in the second recital of this Agreement.

     "Coast Stock Option" means any option issued pursuant to the Coast Stock Option Plan.

     "Coast Stock Option Plan" means the Coast Bancorp 1995 Amended and Restated Stock Option Plan.

     "Coast Supplied Information" has the meaning set forth in Section 4.34.

     "Coast Tax List" has the meaning set forth in Section 4.11.

     "Coast Undisclosed Liabilities List" has the meaning set forth in Section 4.19.

     "CNB" means Cupertino National Bank, a national banking association and wholly owned subsidiary of GBB.

     "Code" has the meaning set forth in the fourth recital of this Agreement.

     "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

     "Competing Transaction" has the meaning set forth in Section 6.1(n).

     "Conversion Ratio" has the meaning set forth in Section 2.2(a).

     "Covered Person" has the meaning set forth in Section 4.30.

     "Deloitte & Touche" means Deloitte & Touche LLP, Coast's independent auditors and accountants.

     "DFI" means the Department of Financial Institutions of the State of California.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State.

     "Employee Plans" has the meaning set forth in Section 4.20(a).

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliates" has the meaning set forth in Section 4.20(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Norwest Bank Minnesota, N.A.

     "Exchange Fund" has the meaning set forth in Section 2.5(a) hereof.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated balance sheets as of December 31, 1996, 1997 and 1998, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated balance sheets and consolidated statement of operations and cash flows as of and for the nine month period ended September 30, 1999.

     "Financial Statements of Coast" means the consolidated financial statements of Coast consisting of the consolidated balance sheets as of December 31, 1996, 1997 and 1998, the related statements of income, stockholders' equity and cash flows for the years then ended and related notes thereto and related opinions thereon for the years then ended and Coast's unaudited consolidated balance sheet and consolidated statement of income and cash flows as of and for the nine month period ended September 30, 1999.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

     "GBB Acquisition Transaction" has the meaning set forth in Section 2.2(a)(iv).

     "GBB Conflicts and Consents List" has the meaning set forth in Section 5.5.

     "GBB Dissenting Shares" means any shares of GBB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "GBB Environmental Compliance List" has the meaning set forth in Section 5.9(b).

     "GBB Filings" has the meaning set forth in Section 5.4.

     "GBB Perfected Dissenting Shares" means any GBB Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as GBB Dissenting Shares.

     "GBB Property" has the meaning set forth in Section 5.12(b).

     "GBB Shareholders' Meeting" means the meeting of GBB's shareholders referred to in Section 7.12.

     "GBB Stock" has the meaning set forth in the second recital of this Agreement.

     "GBB Stock Option" means any option issued pursuant to the GBB Stock Option Plan.

     "GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan, as amended.

     "GBB Subsidiaries" means each of the Banks, Pacific Business Funding Corporation and Peninsula Real Estate Corporation.

     "GBB Supplied Information" has the meaning set forth in Section 5.14.

     "GBB Undisclosed Liabilities List" has the meaning set forth in Section
5.12.

     "GGB" means Golden Gate Bank, a California state chartered bank and wholly owned subsidiary of GBB.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.12(b).

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

     "IRS" means the Internal Revenue Service.

     "Joint Proxy Statement and Prospectus" means the Joint Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the Coast Shareholders' Meeting and the GBB Shareholders' Meeting and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

     "MPB" means Mid-Peninsula Bank, a California state chartered bank and wholly-owned subsidiary of GBB.

     "Operating Loss" has the meaning set forth in Section 4.24.

     "PBC" means Peninsula Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "PwC" means PricewaterhouseCoopers LLP, GBB's independent public accountants.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act and to clear use of the Joint Proxy Statement and Prospectus in connection with the Coast Shareholders' Meeting and the GBB Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

     "Sandler O'Neill Agreement" means the letter agreement dated June 1, 1999 between Coast and Sandler O'Neill & Partners, L.P.

     "Scheduled Contracts" has the meaning set forth in Section 4.16.

     "SEC" means the Securities and Exchange Commission.

     "Secretary of State" means the Secretary of State of the State of California.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stock Option Agreement" has the meaning set forth in the third recital of this Agreement.

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Tanks" has the meaning set forth in Section 4.12(b).

     "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "Top Up Option" means, in the event that the Average Closing Price is less than $32.84, the right of GBB to elect to issue that number of shares of GBB Stock equal to the quotient obtained by dividing $22.17 by the Average Closing Price.

     "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.

                                TERMS OF MERGER
                                ---------------

     2.1. Effect of Merger and Surviving Corporation.  At the Effective Time
          ------------------------------------------
of the Merger, Coast will be merged with and into GBB pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Coast and GBB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of Coast and GBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of Coast and GBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either Coast or GBB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Coast and GBB shall be preserved unimpaired and all debts, liabilities and duties of Coast and GBB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2. Stock of Coast.  Subject to Section 2.4, each share of Coast Stock
          --------------
issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of Coast or the holders of such shares, be treated on the basis set forth herein.

          (a)   Conversion of Coast Stock.  At the Effective Time of the Merger,
                -------------------------
pursuant to the Agreement of Merger, each outstanding share of Coast Stock excluding any Coast Perfected Dissenting Shares shall, without any further action on the part of Coast or the holders of any such shares, be automatically canceled and cease to be an issued and outstanding share of Coast Stock and be converted into shares of GBB Stock (the "Conversion Ratio") as follows:

          (i) If the Average Closing Price is greater than or equal to $32.84 or less than or equal to $38.16, 0.675 shares of GBB Stock;

          (ii) If the Average Closing Price is greater than $38.16, a number of shares of GBB Stock equal to the quotient obtained by dividing (x) $25.76 plus the product of 0.333 times the difference between the Average Closing Price and $38.16, by (y) the Average Closing Price; or

          (iii) If the Average Closing Price is less than $32.84, GBB may, but shall not be required to, elect the Top Up Option. GBB shall notify Coast in writing, within one Business Day of the calculation of the Average Closing Price, whether GBB will elect the Top Up Option. If GBB does not elect the Top Up Option, Coast may terminate the Agreement pursuant to Section 13.1(m) within one Business Day from the date of receipt of written notice from GBB of its decision not to elect the Top Up Option. If Coast does not give GBB written notice of its decision to so terminate the Agreement within such one Business Day period, the Conversion Ratio will be 0.675 shares of GBB Stock. If GBB elects the Top Up Option, the Conversion Ratio will equal that number of shares of GBB Stock equal to the quotient obtained by dividing $22.17 by the Average Closing Price.

          (iv) In the event that, prior to the Closing Date, GBB publicly announces the signing of a definitive agreement with a third party with respect to a business combination, tender offer or similar transaction which if consummated would result in the GBB shareholders as of the date of such announcement owning less than 51% of the outstanding shares of common stock of the surviving corporation, the price to be paid to GBB shareholders in such transaction would exceed $38.16 and such transaction is not terminated or abandoned prior to the Closing Date (a "GBB Acquisition Transaction"), the Conversion Ratio shall be 0.675 shares of GBB Stock. If such GBB Acquisition Transaction is terminated or abandoned during the period for determining the Average Closing Price, GBB can elect to either set the Conversion Ratio at 0.675 shares of GBB Stock or unilaterally delay the Closing Date to a date which is 25 trading days after the date of the public announcement of the termination or abandonment of such GBB Acquisition Transaction. To preserve the rights of holders of shares of Coast Stock pursuant to this Section 2.2(a)(iv), GBB and Coast agree to coordinate the closing of any GBB Acquisition Transaction with the Closing and to cooperate with such third party in otherwise accomplishing the purpose hereof. In no event shall GBB close any GBB Acquisition Transaction that does not result in the purposes of this Section 2.2(a)(iv) being accomplished, subject to the provisions of Section 14.1(b).

          (b)   Coast Perfected Dissenting Shares.  Coast Perfected Dissenting
                ---------------------------------
Shares shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of Coast Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

          (c) Dividends, Etc.  If,  prior to the Effective Time of the Merger,
              --------------
GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

     2.3. Effect on GBB Stock.  At the Effective Time of the Merger, each
          -------------------
outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger. GBB Perfected Dissenting Shares shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his or her shares of GBB Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

     2.4. Fractional Shares.  No fractional shares of GBB Stock shall be issued
          -----------------
in the Merger. In lieu thereof, each holder of Coast Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest cent) obtained by multiplying (a) the closing price of GBB Stock reported on the Nasdaq National Market System on the Business Day immediately preceding the Closing Date times (b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     2.5. Exchange Procedures.
          -------------------

          (a) As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the holders of shares of Coast Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to Section
2.2 in exchange for shares of Coast Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section
2.4 of this Agreement (collectively, the "Exchange Fund").

          (b) GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Coast Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to Section
2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and Coast may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of GBB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing Coast Stock, the transfer of ownership of which is not registered in the transfer records of Coast, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such Coast Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Coast should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.4 hereof.

          (c) No dividends or other distributions declared or made with respect to GBB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

          (d) All shares of GBB Stock issued upon the surrender for exchange of Coast Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Coast Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Coast Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

          (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of Coast following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of Coast who have not theretofore complied with this Section 2.5 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

          (f) Neither GBB nor Coast shall be liable to any holder of shares of Coast Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          (h) Certificates surrendered for exchange by any Person constituting an "Affiliate" of Coast for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of GBB Stock until GBB has received a written agreement from such person as provided in
Section 6.9.

     2.6. Directors of Surviving Corporation and CCB.  Commencing with the
          ------------------------------------------
first meeting of the GBB Board of Directors after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger, and James C. Thompson, or if he is unable or unwilling to serve, such other member of Coast's Board of Directors designated by Coast and reasonably acceptable to GBB. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly
elected and qualified.   Immediately after the Effective Time of the Merger,
David L. Kalkbrenner, or such other person designated by GBB and reasonably acceptable to Coast, shall be appointed to the Board of Directors of CCB. Commencing with the first calendar quarter after the Effective Time of the Merger, the CCB Board of Directors will meet on a quarterly basis and the CCB director fees will be revised to equal the amount of director fees paid to members of the Boards of Directors of the Banks.

     2.7  Executive Officers of Surviving Corporation.  Immediately after the
          --------------------------------------------
Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of GBB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

                                   ARTICLE 3.

                                  THE CLOSING
                                  -----------

     3.1. Closing Date.  The Closing shall take place on the Closing Date.
          ------------

     3.2. Execution of Agreements.  As soon as practicable after execution of
          -----------------------
this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State as required by applicable law and regulations.

     3.3  Further Assurances.  At the Closing, the parties hereto shall
          ------------------
deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                   ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES OF COAST
                    ---------------------------------------

          Coast represents and warrants to GBB as follows:

     4.1. Incorporation, Standing and Power.  Coast has been duly organized, is
          ---------------------------------
validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. CCB is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. CCB's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of Coast and CCB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Coast or CCB nor the location of any of their respective properties requires that either Coast or CCB be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis. Coast has delivered to GBB true and correct copies of its and CCB's Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof.

     4.2. Capitalization.
          --------------

          (a) As of the date of this Agreement, the authorized capital stock of Coast consists of 40,000,000 shares of Coast Stock, of which 4,818,578 shares are outstanding, and 10,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of Coast Stock are duly authorized, validly issued, fully paid and nonassessable. Except for Coast Stock Options covering 301,660 shares of Coast Stock granted pursuant to the Coast Stock Option Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Coast Stock nor any securities convertible into such stock, and Coast is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Coast has furnished GBB a list (the "Coast Option List") setting forth the name of each holder of a Coast Option, the number of shares of Coast Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such option.

          (b) As of the date of this Agreement, the authorized capital stock of CCB consists of 3,000,000 shares of common stock, no par value per share, of which 2,277,999 shares are outstanding. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by Coast. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and CCB is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

     4.3. Subsidiaries.   Other than CCB, Coast does not own, directly or
          ------------
indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

     4.4. Financial Statements.  Coast has previously furnished to GBB a copy
          --------------------
of the Financial Statements of Coast. The Financial Statements of Coast: (a) present fairly in all material respects the consolidated financial condition of Coast as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of Coast and CCB.

     4.5. Reports and Filings.  Except as set forth in a list (the "Coast
          -------------------
Filings List"), since January 1, 1996, each of Coast and CCB has filed all reports, returns, registrations and statements (collectively, "Coast Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI, (c) the FRB, (d) the SEC and (e) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis. No administrative actions have been taken or orders issued in connection with such Coast Filings. As of their respective dates, each of such Coast Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such Coast Filings fairly presented the financial position of Coast on a consolidated basis, Coast alone or CCB alone, as the case may be, and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. Coast has furnished or made available to GBB true and correct copies of all Coast Filings filed by Coast since January 1, 1996.

     4.6. Authority of Coast.  The execution and delivery by Coast of this
          ------------------
Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of Coast of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Coast. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of Coast enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by Coast to GBB (the "Coast Conflicts and Consents List"), neither the execution and delivery by Coast of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by Coast with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or CCB's Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Coast or CCB is a party, or by which Coast or CCB or any of their respective properties or assets are bound;
(c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Coast or CCB; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Coast or CCB or any of their respective properties or assets. Except as set forth in the Coast Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Coast or CCB, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Coast of this Agreement and the Agreement of Merger or the consummation by Coast of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of Coast; (ii) such approvals as may be required by the FRB and the DFI; (iii) the filing of the Joint Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State.

     4.7. Insurance.  Each of Coast and CCB has policies of insurance and bonds
          ---------
with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by Coast to GBB (the "Coast Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the Coast Insurance List, neither Coast nor CCB is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the Coast Insurance List is a list of all policies of insurance carried and owned by either Coast or CCB showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

     4.8. Personal Property.  Each of Coast and CCB has good and marketable
          -----------------
title to all its material properties and assets, other than real property, owned or stated to be owned by Coast or CCB, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of Coast; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Coast or CCB; or (e) as set forth in a list furnished by Coast to GBB (the "Coast Personal Property List.")

     4.9. Real Estate.  Coast has furnished GBB a list of real property,
          -----------
including leaseholds and all other interests in real property (other than security interests), owned by Coast or CCB (the "Coast Real Property List"). Except as set forth on the Coast Real Property List, each of Coast and CCB has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the Coast Real Property List. Either Coast or CCB has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the Coast Real Property List, free and clear of all Encumbrances, except (a) with respect to leasehold interests of Coast and CCB, for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease or Encumbrances not created by Coast or CCB; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the Coast Real Property List. Coast has furnished GBB with true and correct copies of all leases included in the Coast Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the Coast Real Property List.

     4.10.  Litigation.  Except as set forth in a list furnished by Coast to
            ----------
GBB (the "Coast Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to Coast's knowledge threatened, against Coast or CCB or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Coast or CCB which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of Coast on a consolidated basis, or the transactions contemplated hereby, or which may involve a judgment against Coast or CCB in excess of $50,000. Also, except as disclosed in the Coast Litigation List, there are no material judgments, decrees, stipulations or orders against Coast or CCB or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     4.11.  Taxes.
            -----

            (a) Except as set forth in a list furnished by Coast to GBB (the "Coast Tax List"), (i) all Tax Returns required to be filed by or on behalf of Coast, CCB or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes due and payable by or on behalf of Coast or CCB, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the Coast balance sheet, and adequate reserves or accruals for Taxes have been provided in the Coast balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of Coast, CCB or any Affiliated Group(s) of which any of them is or was a member.

            (b) Coast and CCB have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (c) GBB has received complete copies of (i) all income or franchise Tax Returns of Coast and CCB relating to the taxable periods since January 1, 1995 and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to Coast or CCB with respect to their respective income, assets or operations.

            (d) Except as set forth in the Coast Tax List, no written claim has been made by a taxing authority in a jurisdiction where Coast or CCB do not file an income or franchise Tax Return such that Coast or CCB are or may be subject to taxation by that jurisdiction.

            (e) Except as set forth in the Coast Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including Coast or CCB have been fully paid, and, to the best of Coast's knowledge, there are no other audits or investigations by any taxing authority in progress, nor have Coast or CCB received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against Coast or CCB for any subsequent taxable period that could be material.

            (f) Except as set forth in the Coast Tax List, neither Coast or CCB nor any other Person on behalf of Coast or CCB has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Coast or CCB (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Coast or CCB or has any knowledge that the Internal Revenue Service has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Coast or CCB or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Coast or CCB.

            (g) Except as set forth in the Coast Tax List, no property owned by Coast or CCB is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

            (h) Neither Coast (except with CCB) nor CCB (except with Coast) is a party to any tax sharing agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

            (i) Except as set forth in the Coast Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Coast or CCB or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

            (j) There are no liens as a result of any due and unpaid Taxes upon any of the assets of Coast or CCB.

            (k) Except as set forth in the Coast Tax List, neither Coast nor CCB has any elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

            (l) Except as set forth in the Coast Tax list, none of the members of Coast's Affiliated Group has any net operating loss carryovers.

            (m) Coast agrees, and agrees to cause CCB, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of Section 368(a) of the Code as contemplated in Section 9.6 hereof. Coast acknowledges that its, CCB's inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

     4.12.  Compliance with Laws and Regulations.
            ------------------------------------

            (a) Neither Coast nor CCB is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis or CCB, as the case may be.

            (b) Except as set forth on a list furnished by Coast to GBB (the "Coast Environmental Compliance List"), to the best of Coast's knowledge without further investigation, (i) each of Coast and CCB is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about Coast Property;
(iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Coast Property; (iv) neither Coast nor CCB has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section
4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against Coast or CCB or concerning property securing Coast or CCB loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Coast Property or property securing Coast or CCB loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "Coast Property" shall mean real estate currently owned, leased, or otherwise used by Coast or CCB, or in which Coast or CCB has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by Coast or CCB in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C.
Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

            (c) Coast has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the Coast Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of Coast or CCB. The Coast Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of Coast or CCB.

     4.13.  Performance of Obligations.  Each of Coast and CCB has performed in
            --------------------------
all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis. Except for loans and leases made by Coast or CCB in the ordinary course of business, to the best of Coast's knowledge, no party with whom Coast or CCB has an agreement that is of material importance to the business of Coast or CCB is in default thereunder.

     4.14.  Employees.  There are no controversies pending or, to the best of
            ---------
Coast's knowledge, threatened between either Coast or CCB and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis. Neither Coast nor CCB is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

     4.15.  Brokers and Finders.  Except for the obligation to Sandler O'Neill
            -------------------
& Partners, L.P set forth in the Sandler O'Neill Agreement, a copy of which has been delivered to GBB, neither Coast nor CCB is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     4.16.  Material Contracts.  Except as set forth in a list furnished by
            ------------------
Coast to GBB (the "Coast Contract List") hereto (all items listed or required to be listed in such Coast Contract List being referred to herein as "Scheduled Contracts"), neither Coast nor CCB is a party or otherwise subject to:

            (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of Coast or CCB and is not terminable by Coast or CCB within one year without penalty or (ii) requires payment by Coast or CCB of $50,000 or more per annum;

            (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by Coast or CCB of $50,000 or more per annum;

            (c) any contract or agreement that restricts Coast or CCB (or would restrict any Affiliate of Coast or CCB or the Surviving Corporation (including GBB and the GBB Subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

            (d) any lease of real or personal property providing for annual lease payments by or to Coast or CCB in excess of $50,000 per annum other than
(A) financing leases entered into in the ordinary course of business in which Coast or CCB is lessor and (B) leases of real property presently used by CCB as banking offices;

            (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of Coast or CCB (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $50,000 or more;

            (f) other than as described in the Coast Filings or as set forth in the Coast Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of Coast or CCB;

            (g) any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more;

            (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which Coast or CCB has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

            (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of Coast or CCB);

            (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by Coast or CCB (as lessee) that materially restricts the use, transferability or value of such property;

            (k) any guarantee or indemnification which involves the sum of $50,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

            (l) any supply, maintenance or landscape contracts not terminable by Coast or CCB without penalty on 30 days' or less notice and which provides for payments in excess of $50,000 per annum;

            (m) any material agreement which would be terminable other than by Coast or CCB as a result of the consummation of the transactions contemplated by this Agreement;

            (n) any contract of participation with any other bank in any loan in excess of $50,000 or any sales of assets of Coast or CCB with recourse of any kind to Coast or CCB except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

            (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

            (p) any contract relating to the provision of data processing services to Coast or CCB; or

            (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by Coast or CCB other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

     True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

     4.17.  Certain Material Changes.  Except as specifically required,
            ------------------------
permitted or effected by this Agreement, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

            (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of Coast or CCB or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of Coast on a consolidated basis;

            (b) any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Coast on a consolidated basis or that may involve a loss of more than $50,000 in excess of applicable insurance coverage;

            (c) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Coast on a consolidated basis;

            (d) any disposition by Coast or CCB of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of Coast on a consolidated basis; or

            (e) any direct or indirect redemption, purchase or other acquisition by Coast or CCB of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of Coast Stock whether consisting of money, other personal property, real property or other things of value (except for the payment of quarterly cash dividends of $0.08 per share to shareholders of record as of February 5, 1999, May 7, 1999, August 6, 1999 and November 4, 1999.

     4.18.  Licenses and Permits.  Each of Coast and CCB has all material
            --------------------
licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis. Except with respect to properties classified as other real estate owned, the respective properties, assets, operations and businesses of Coast and CCB are and have been maintained and conducted, in all material respects, in compliance with all applicable (a) licenses and permits; and (b) laws and regulations.

     4.19.  Undisclosed Liabilities.  Neither Coast nor CCB has any
            -----------------------
liabilities or obligations, either accrued or contingent, that are material to Coast and that have not been: (a) reflected or disclosed in the Financial Statements of Coast; (b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by Coast to GBB (the "Undisclosed Liabilities List") or on any other Coast List. Coast does not know of any basis for the assertion against it or CCB of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of Coast on a consolidated basis that is not fairly reflected in the Financial Statements of Coast or otherwise disclosed in this Agreement.

     4.20.  Employee Benefit Plans.
            ----------------------

            (a) Except as disclosed in a list furnished by Coast to GBB (the "Coast Employee Plan List"), all Employee Plans were in effect for substantially all of 1999, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1999. Except as provided in the Coast Employee Plan List, Coast has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which Coast or any member of the same controlled group of corporations, trades or businesses as Coast within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which Coast or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of Coast or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and a summary of material modifications and all material employee communications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." Coast does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws which are required to have been made as of the date hereof have been made.

            (b) Coast has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by Coast or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of Coast or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the Coast Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1999 and to date. Except as disclosed in the Coast Employee Plan List, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998. Except as set forth in the Coast Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of Coast since December 31, 1998, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1998.

            (c) With respect to all Employee Plans and Benefit Arrangements, Coast and its ERISA Affiliates are in compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. Except as provided in the Coast Employee Plan List, all government reports and filings required by law have been properly and timely filed, all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan and Coast and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the best of Coast's knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan, Coast or its ERISA Affiliates. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Coast or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom Coast is not directly or indirectly responsible) to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code. No Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has Coast failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither Coast nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its Affiliates (including Coast and CCB) at or after the Effective Time of the Merger.

            (d) Neither Coast nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and neither Coast nor CCB knows of any fact which could adversely affect the qualified status of any such

Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of Coast properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. The fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable law, equals or exceeds the liabilities, including the present value of benefit obligations, of such Employee Plan or Benefit Arrangement.

            (e) Except for Scheduled Contracts set forth in the Coast Contract List or as set forth in the Coast Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by Coast within a period of 30 days following the Effective Time of the Merger, without payment of any specified amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

            (f) Except as provided in the Coast Employee Plan List, all group health plans of Coast have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and with the group health plan portability, access and renewability requirements of Sections 9801 through 9833 of the Code, and corresponding provisions of ERISA, in all material respects.

            (g) Neither Coast nor CCB has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (iii) individuals who have provided services to Coast or CCB as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

            (h) Except as set forth in the Coast Employee Plan List, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of Coast or CCB, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

     4.21.  Corporate Records.  The minute books of each of Coast and CCB
            -----------------
accurately reflect all material actions taken to this date by the respective shareholders, board of directors and committees of each of Coast and CCB.

     4.22.  Accounting Records.  Each of Coast and CCB maintains accounting
            ------------------
records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to Coast or CCB which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     4.23.  Offices and ATMs.  Coast has furnished to GBB a list (the "Coast
            ----------------
Offices List") setting forth the headquarters of each of Coast and CCB (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Coast or CCB (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the Coast Offices List, neither Coast nor CCB maintains any other office or ATM or conducts business at any other location, and neither Coast nor CCB has applied for or received permission to open any additional branch or operate at any other location.

     4.24.  Operating Losses.  Coast has furnished to GBB a list (the "Coast
            ----------------
Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at Coast during the period after December 31, 1998 to the date of the Agreement. To the best of Coast's knowledge, no action has been taken or omitted to be taken by any employee of Coast that has resulted in the incurrence by Coast of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $50,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

     4.25.  Loan Portfolio.  Coast has furnished to GBB a list (the "Coast
            --------------
Loan List") that sets forth (a) as of September 30, 1999, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by Coast or CCB; (b) sets forth as of September 30, 1999, by type and classification, all loans, leases, other extensions and commitments to extend credit of Coast or CCB that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to Coast or CCB as to which any payment of principal, interest or any other amount is 90 days or more past due.

     4.26.  Investment Securities.  Coast has furnished to GBB a list (the
            ---------------------
"Coast Investment Securities List") setting forth a description of each Investment Security held by Coast or CCB on September 30, 1999. The Coast Investment Securities List sets forth, with respect to each such Investment
Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither Coast nor CCB has any Investment Security classified as trading.

     4.27.  Power of Attorney.  Neither Coast nor CCB has granted any Person a
            -----------------
power of attorney or similar authorization that is presently in effect or outstanding.

     4.28.  Facts Affecting Regulatory Approvals.  To the best knowledge of
            ------------------------------------
Coast, there is no fact, event or condition applicable to Coast or CCB which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     4.29.  Accounting and Tax Matters.  To the best of Coast's knowledge,
            --------------------------
neither Coast nor CCB has through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     4.30.  Indemnification.  Other than pursuant to the provisions of their
            ---------------
respective Articles of Incorporation or Bylaws, and the Sandler O'Neill Agreement, neither Coast nor CCB is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Coast or CCB (a "Covered Person"), and to the best knowledge of Coast, there are no claims for which any Covered Person would be entitled to indemnification by Coast or CCB if such provisions were deemed in effect, except as set forth in a list furnished by Coast to GBB (the "Coast Indemnification List").

     4.31.  Community Reinvestment Act.  CCB has received a rating of
            --------------------------
"outstanding" in its most recent examination or interim review with respect to the Community Reinvestment Act. CCB has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

     4.32.  Derivative Transactions.   Except as set forth in a list furnished
            -----------------------
by Coast to GBB (the "Coast Derivatives List"), neither Coast nor CCB is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

     4.33.  Trust Administration.  Neither Coast nor CCB presently maintains
            --------------------
trusts or exercises trust powers, including, but not limited to, trust administration, and neither of them nor any predecessor has maintained any trusts or exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and Coast or CCB or any of their predecessors, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where Coast or CCB or any of their predecessors is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where Coast or CCB or any of their predecessors is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which Coast or CCB or any of their predecessors is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

     4.34.  Disclosure Documents and Applications.  None of the information
            -------------------------------------
supplied or to be supplied by or on behalf of Coast ("Coast Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Joint Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.35.  Intellectual Property.  Except as set forth in a list furnished by
            ---------------------
Coast to GBB (the "Coast Intellectual Property List"), Coast and CCB own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither Coast nor CCB has received any notice with respect thereto that asserts the rights of others. Coast and CCB have in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

     4.36.  Year 2000.  The mission critical computer software operated by Coast
            ---------
and CCB is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis. Neither Coast nor CCB has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC). Coast has disclosed to GBB a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in all Federal Financial

Institutions Examination Council Interagency Statements as such issues affect Coast and CCB. Between the date of this Agreement and the Effective Time, Coast shall use commercially practicable efforts to implement such plan.

     4.37.  Insider Loans; Other Transactions.  Coast has previously provided
            ---------------------------------
GBB or its agent with a listing, current as of September 30, 1999, of all extensions of credit made by Coast and CCB to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. Neither Coast nor CCB owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of Coast or CCB (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the Coast Stock Option Plans or any amounts due pursuant to Coast's Employee Plans).

     4.38.  Registration Obligation.  Neither Coast nor CCB is under any
            -----------------------
obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

     4.39.  Accuracy and Currentness of Information Furnished.  The
            -------------------------------------------------
representations and warranties made by Coast hereby or in the Coast Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF GBB
                     -------------------------------------

     GBB represents and warrants to Coast as follows:

     5.1. Incorporation, Standing and Power.  GBB has been duly organized, is
          ---------------------------------
validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. GBB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. GBB is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of GBB have been delivered to Coast. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

     5.2. Capitalization.     As of the date of this Agreement, the authorized
          --------------
capital stock of GBB consists of 24,000,000 shares of common stock, of which 12,268,381 shares are outstanding as of December 8, 1999, and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except for GBB Stock Options granted pursuant to the GBB Stock Option Plan, rights to acquire shares of GBB Stock pursuant to GBB's Employee Stock Purchase Plan, GBB 401(k) Plan, GBB dividend reinvestment plan and the Agreement and Plan of Reorganization, dated as of September 15, 1999, between GBB and Mt. Diablo Bancshares, and preferred share purchase rights issued pursuant to the Rights Agreement, dated as of November 17, 1998, between GBB and Norwest Bank Minnesota, N.A., there are no outstanding options, warrants or other rights in or with respect to the unissued shares of GBB Stock nor any securities convertible into such stock, and GBB is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

     5.3. Financial Statements.  GBB has previously furnished to Coast a copy
          --------------------
of the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly in all material respects the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and
(d) are based upon the books and records of GBB and the GBB Subsidiaries.

     5.4. Reports and Filings.  Since January 1, 1996, GBB and each of the GBB
          -------------------
Subsidiaries have filed all reports, returns, registrations and statements (collectively, "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, (c) the DFI, and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such GBB Filings.
As of their respective dates, each of such GBB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     5.5. Authority.  The execution and delivery by GBB of this Agreement and
          ---------
the Agreement of Merger, and, subject to the approval of the shareholders of GBB of this

Agreement, the increase in the number of shares reserved for issuance under the GBB Stock Option Plan and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of GBB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties hereto, valid and binding obligations of GBB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to Coast (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any of the GBB Subsidiaries is a party, or by which GBB or any of the GBB Subsidiaries or any of its properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the respective properties or assets of GBB or any of the GBB Subsidiaries; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any of the GBB Subsidiaries or any of its respective properties or assets. Except as set forth in the GBB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB or any of the GBB Subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the FRB and the DFI;
(ii) the filing of the Joint Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC and the issuance by the SEC of an order declaring the Registration Statement on Form S-4 effective; (iii) the approval of this Agreement and the transactions contemplated hereby by the shareholders of GBB (including the increase of the shares of GBB Stock reserved under the GBB Stock Option Plan); (iv) the filing of the Agreement of Merger with the Secretary of State; and (v) such approvals as may be required to approve for inclusion on the Nasdaq National Market System of the GBB Stock to be issued in the Merger.

     5.6. Subsidiaries.  As of the date of this Agreement, GBB owns 100% of
          ------------
the outstanding stock of each of the GBB Subsidiaries. As of the date of this Agreement, and except for its investments in the GBB Subsidiaries, GBB Capital I and GBB Capital II, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person. GBB and Mt. Diablo Bancshares entered into an Agreement and Plan of Reorganization, dated as of September 15, 1999, pursuant to which Mt. Diablo Bancshares will merge with and into GBB and Mt. Diablo National Bank, a wholly owned subsidiary of Mt. Diablo Bancshares, will become a wholly owned subsidiary of GBB.

     5.7. Insurance.  Each of GBB and the GBB Subsidiaries has policies of
          ---------
insurance and bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Neither GBB nor any GBB Subsidiaries is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion.

     5.8. Litigation.  There is no private or governmental suit, claim, action
          ----------
or proceeding pending, nor to GBB's knowledge threatened, against GBB or any of the GBB Subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of GBB or any of the GBB Subsidiaries which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of GBB on a consolidated basis, or the transactions contemplated hereby.

     5.9. Compliance with Laws and Regulations.
          ------------------------------------

          (a) Neither GBB nor any of the GBB Subsidiaries is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause
(ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis.

          (b) Except as set forth on a list furnished by GBB to Coast (the "GBB Environmental Compliance List"), to the best of GBB's knowledge without further investigation, (i) each of GBB and the GBB Subsidiaries is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about GBB Property;
(iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from GBB Property; (iv) neither GBB nor any of the GBB Subsidiaries has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section 5.8 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against GBB or any of the GBB Subsidiaries or concerning property securing GBB's or any of the GBB Subsidiaries' loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting GBB Property or property securing GBB's or any of the GBB Subsidiaries' loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. "GBB Property" shall mean real estate currently owned, leased, or otherwise used by GBB or any of the GBB Subsidiaries, or in which GBB or any of the GBB Subsidiaries has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by GBB or any of the GBB Subsidiaries in its capacity as a trustee or otherwise.

     5.10.  Performance of Obligations.  Each of GBB and the GBB Subsidiaries
            --------------------------
has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. Except for loans and leases made by GBB or any of the GBB Subsidiaries in the ordinary course of business, to the best of GBB's knowledge, no party with whom GBB or any of the GBB Subsidiaries has an agreement that is of material importance to the business of GBB or any of the GBB Subsidiaries is in default thereunder.

     5.11.  Material Contracts. Neither GBB nor any of the GBB Subsidiaries is a
            ------------------
party or otherwise subject to any material agreement which would be terminable other than by GBB or one of the GBB Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement where such termination would have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis.

     5.12.  Undisclosed Liabilities.  As of the date of this Agreement,
            -----------------------
neither GBB nor any of the GBB Subsidiaries has any liabilities or obligations, either accrued or contingent, that are material to GBB and that have not been:
(a) reflected or disclosed in the Financial Statements of GBB; (b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by GBB to Coast (the "GBB Undisclosed Liabilities List") or on any other GBB List. GBB does not know of any basis for the assertion against it or any of the GBB Subsidiaries of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of GBB on a consolidated basis that is not fairly reflected in the Financial Statements of GBB or otherwise disclosed in this Agreement.

     5.13.  Community Reinvestment Act.  Each of the Banks has received a
            --------------------------
rating of either "outstanding" or "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. None of the Banks has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

     5.14.  Brokers and Finders.  Except for the obligation to First Security
            -------------------
Van Kasper, as set forth in a letter agreement dated September 22, 1999, a copy of which has been delivered to Coast, GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     5.15.  Certain Material Changes.  Except as specifically required,
            ------------------------
permitted or effected by this Agreement or as disclosed in any GBB Filings, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

            (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or the GBB Subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

            (b) any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

            (c) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

            (d) any disposition by GBB or any of the GBB Subsidiaries of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis.

     5.16.  Licenses and Permits.  GBB and each of the GBB Subsidiaries have
            --------------------
all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. The properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     5.17.  Corporate Records.  The minute books of GBB and each of the GBB
            -----------------
Subsidiaries reflect all material actions taken to this date by its shareholders, boards of directors and committees.

     5.18.  Accounting Records.  GBB and the GBB Subsidiaries maintain
            ------------------
accounting records which fairly and accurately reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to GBB and the GBB Subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     5.19.  Facts Affecting Regulatory Approvals.  To the best knowledge of
            ------------------------------------
GBB, there is no fact, event or condition applicable to GBB or any of the GBB Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     5.20.  Accounting and Tax Matters.  To the best knowledge of GBB, GBB has
            --------------------------
not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     5.21.  Disclosure Documents and Applications.  None of the information
            -------------------------------------
supplied or to be supplied by or on behalf of GBB or any of the GBB Subsidiaries ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus to be mailed to the shareholders of Coast in connection with obtaining the approval of the shareholders of Coast of this Agreement, the Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Joint Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.22.  Nasdaq Listing.  As of the date hereof, GBB Stock is listed on the
            --------------
Nasdaq National Market System.

     5.23.  Year 2000.  The mission critical computer software operated by GBB
            ---------
and the GBB Subsidiaries is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. Neither GBB nor any of the GBB Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC).

     5.24.  Derivative Transactions.   As of the date of this Agreement,
            -----------------------
except as set forth in a list furnished by GBB to Coast (the "GBB Derivatives List"), neither GBB nor any of the Banks is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

     5.25.  Investment Securities.  GBB has furnished to Coast a list (the
            ---------------------
"GBB Investment Securities List") setting forth a description of the Investment Securities held by GBB or any of the Banks on October 29, 1999.

     5.26.  Accuracy and Currentness of Information Furnished.  The
            -------------------------------------------------
representations and warranties made by GBB hereby or in the GBB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                  ARTICLE 6.

                              COVENANTS OF COAST
                              -------------------
                     PENDING EFFECTIVE TIME OF THE MERGER
                     ------------------------------------

     Coast covenants and agrees with GBB as follows:

     6.1. Limitation on Conduct Prior to Effective Time of the Merger.
          -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, Coast agrees to conduct its business (and to cause CCB to conduct its business) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and Coast and CCB shall not, without the prior written consent of GBB, which consent GBB shall not unreasonably withhold or delay:

          (a) issue, sell or grant any Coast Stock (except pursuant to the exercise of Coast Options outstanding as of the date hereof), any other securities (including long term debt) of Coast or CCB, or any rights, stock appreciation rights, options or securities to acquire any Coast Stock, or any other securities (including long term debt) of Coast or CCB;

          (b) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of Coast or CCB, provided, however, that subject to Section 6.10, Coast may pay to its shareholders its regular cash dividend in amounts and in a manner consistent with past practices;

          (c) purchase, redeem or otherwise acquire any capital stock or other securities of Coast or CCB or any rights, options, or securities to acquire any capital stock or other securities of Coast or CCB;

          (d) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

          (e) grant any general or uniform increase in the rate of pay of employees or employee benefits;

          (f) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits; except that Coast and CCB may grant such increases and pay bonuses to employees at the vice president level or below in a manner and in amounts consistent with past practices without obtaining GBB's prior written consent;

          (g) make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate, except for ordinary repairs, renewals and replacements;

          (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          (i) grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $500,000 on an unsecured basis, or $1,000,000 if secured by a lien on real estate or cash and if such real estate secured extension of credit is in compliance with Coast's or CCB's underwriting guidelines in effect on the date hereof (consent shall be deemed granted if within two Business Days of written notice, together with a copy of the applicable loan write-up report and any other relevant documents, delivered to GBB's Chief Credit Officer, written notice of objection is not received by Coast);

          (j) change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

          (k) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding Coast Stock, or any Affiliate of such Person, if such credit would exceed $50,000;

          (l) close any offices at which business is conducted or open any new offices;

          (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its or CCB's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and Coast shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Coast or CCB: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Coast or CCB representing 10% or more of the consolidated assets of Coast; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of Coast or CCB; a tender offer or exchange offer for at least 10% of the outstanding shares of Coast; a solicitation of proxies in opposition to approval of the Merger by Coast's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Coast and CCB will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than GBB) conducted heretofore with respect to any of the foregoing. Coast and CCB shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. Coast and CCB agree that they shall notify GBB immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Coast and CCB. Coast and CCB also agree that they shall promptly request each other person, other than GBB, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring Coast and CCB to return all confidential information heretofore furnished to such person by or on behalf of Coast and CCB and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.1(n), nothing in this Agreement shall prevent Coast from (i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written proposal concerning a Competing Transaction by any such Person or (ii) recommending such an unsolicited bona fide written proposal concerning a Competing Transaction to the holders of Coast Stock if and only if, prior to participating in any of the foregoing, (A) the Board of Directors of Coast concludes in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to holders of Coast Stock than the transaction contemplated by this Agreement (any such more favorable Competing Transaction being referred to in this Agreement as a "Superior Proposal"); (B) the Board of Directors of Coast determines in good faith based upon the advice of outside counsel that participating in any such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law; and (C) at least forty-eight (48) hours prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Board of Directors of Coast notifies GBB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with Coast and CCB;

          (o) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of Coast's or CCB's business or operations, except such changes as may be required in the opinion of Coast's or CCB's management to respond to economic or market conditions or as may be required by any Governmental Entity;

          (p) grant any Person a power of attorney or similar authority;

          (q) make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, and mortgage-backed securities that are investment grade, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading (consent shall be deemed granted if within two Business Days of written notice together with all relevant documents delivered to GBB's Chief Financial Officer or Controller, written notice of objection is not received by Coast);

          (r) amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.16;

          (s) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          (t) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or Coast to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Coast's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or Coast's obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied;

          (u) make any special or extraordinary payments to any Person;

          (v) reclassify any Investment Security from held-to-maturity or available for sale to trading;

          (w) sell any security other than in the ordinary course of business, or engage in gains trading;

          (x) take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

          (y) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (z) settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          (aa) make, acquire a participation in, or voluntarily reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

          (bb) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

          (cc) agree or make any commitment to take any actions prohibited by this Section 6.1.

     6.2  Affirmative Conduct Prior to Effective Time of the Merger  .  Between
          ---------------------------------------------------------
the date hereof and the Effective Time of the Merger, Coast shall (and shall cause CCB to):

          (a) use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Coast or CCB;

          (b) use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Coast and CCB;

          (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;

          (d) perform its material contractual obligations and not become in material default on any such obligations;

          (e) duly observe and conform in all material respects to all lawful requirements applicable to its business;

          (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (g) promptly upon learning of such information, advise GBB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding Coast Stock prior to the record date fixed for the Coast Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

          (h) promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of Coast, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Coast;

          (i) make available to GBB monthly unaudited balance sheets and income statements of Coast within 25 days after the close of each calendar month;

          (j) not later than the 30th day of each calendar month, amend or supplement the Coast Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the Coast Lists accurately reflects the then-current status of Coast and CCB;

          (k) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of Coast or CCB or that is contemplated in this Agreement as required in connection with the Merger;

          (l) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement; and

          (m) furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 9.6 hereof.

     6.3  Access to Information.
          ---------------------

          (a) Coast will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of Coast and CCB and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Coast and CCB and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Coast and CCB. Upon the request of GBB, Coast will request Deloitte & Touche to provide reasonable access to representatives of PwC working on behalf of GBB to auditors' work papers with respect to the business and properties of Coast and CCB, including tax accrual work papers prepared for Coast and CCB during the preceding 36 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that Coast or CCB is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by Coast herein; provided, that GBB shall disclose to Coast any fact or circumstance it may discover which GBB believes renders any representation or warranty made by Coast hereunder incorrect in any respect. GBB covenants and agrees that it, the GBB Subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning Coast and CCB so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Joint Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to Coast.

          (b) A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by Coast or CCB after the date hereof, and all information associated with such loan, lease or other credit, such review to take place, if possible, on Coast's premises.

          (c) A representative of GBB, selected by GBB in its sole discretion, shall be permitted by Coast and CCB to attend all regular and special Board of Directors' and committee meetings of Coast and CCB from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of Coast under this Agreement.

     6.4  Filings.  Coast agrees that through the Effective Time of the
          -------
Merger, each of Coast's or CCB's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     6.5  Notices; Reports.  Coast will promptly notify GBB of any event of
          ----------------
which Coast obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of Coast on a consolidated basis, or in the event that Coast determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein, and Coast will furnish GBB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of Coast or CCB or committees thereof, any report by Coast or CCB for submission to the Board of Directors of Coast or CCB or committees thereof, provided, however, that Coast need not furnish to GBB communications of Coast's legal counsel regarding Coast's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by Coast to its shareholders or other security holders, and all reports filed by Coast or CCB with the FRB, the FDIC or the DFI, and
(iii) such other existing reports as GBB may reasonably request relating to Coast or CCB.

     6.6  Coast Shareholders' Meeting.  Promptly after the execution of this
          ---------------------------
Agreement, Coast will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of Coast shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of Coast shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding Coast Stock to approve this Agreement and the transactions contemplated hereby.

     6.7  Certain Loans and Other Extensions of Credit.  Coast will promptly
          --------------------------------------------
inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of Coast or CCB or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). Coast will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by Coast or CCB to any Coast or CCB director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of Coast, including with respect to each such loan or lease the identity and, to the knowledge of Coast, the relation of the borrower to Coast or CCB, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month

(including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

     6.8  Applications.  Subject to Section 7.5, Coast will promptly prepare
          ------------
or cause to be prepared the portions of the Joint Proxy Statement and Prospectus as it pertains to Coast or CCB and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. Coast shall afford GBB a reasonable opportunity to review the portions of the Joint Proxy Statement and Prospectus pertaining to Coast or CCB and all such applications and all amendments and supplements thereto before the filing thereof. Coast covenants and agrees that, with respect to the information relating to Coast or CCB, the Joint Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Coast will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

     6.9  Affiliate Agreements.  Concurrently with the execution of this
          --------------------
Agreement, (a) Coast shall deliver to GBB a letter identifying all persons who are then "affiliates" of Coast for purposes of ASR 130 and 135 and Rule 145 under the Securities Act and (b) Coast shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit
                                                                        -------
B.  Coast shall use reasonable efforts to obtain from any person who becomes an
-
affiliate of Coast after Coast's delivery of the letter referred to above, and on or prior to the date of the Coast Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B
                                                                     ---------
hereto as soon as practicable after obtaining such status.

     6.10 Coordination of Dividends.  Coast shall coordinate with GBB the
          -------------------------
declaration of any dividends that may be allowed pursuant to Section 6.1(b) hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of Coast Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of Coast Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

     6.11 D&O Coverage.  In the event that GBB is unable to have Coast's and
          ------------
CCB's directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 7.2(d) hereof and upon GBB's request, Coast shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of Coast and CCB under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations than now possessed by GBB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations than now possessed by Coast and CCB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

                                  ARTICLE 7.

                               COVENANTS OF GBB
                               ----------------
                     PENDING EFFECTIVE TIME OF THE MERGER
                     ------------------------------------

     GBB covenants and agrees with Coast as follows:

     7.1. Limitation on Conduct Prior to Effective Time of the Merger.
          -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of GBB and the GBB Subsidiaries shall not, without the prior written consent of Coast, which consent Coast shall not unreasonably withhold or delay:

          (a) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

          (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (c) amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock;

          (d) enter into a GBB Acquisition Transaction that includes as a condition precedent to such GBB Acquisition Transaction that GBB terminate this Agreement; provided, however, notwithstanding the foregoing, nothing in this Agreement shall prevent GBB from entering into such a GBB Acquisition Transaction if the Board of Directors of GBB determines in good faith based upon the advice of counsel that taking such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law; provided, however, that nothing herein shall prohibit Coast from terminating this Agreement pursuant to Section 13.1(l); or

          (e) agree or make any commitment to take any actions prohibited by this Section 7.1.

     7.2. Affirmative Conduct of GBB and Subsidiaries Prior to Effective Time of
          ----------------------------------------------------------------------
the Merger  .  Between the date hereof and the Effective Time of the Merger, GBB
----------
shall:

          (a) duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

          (b) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger;

          (c) not later than the 30th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and the GBB Subsidiaries. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists; and

          (d) use its commercially reasonable efforts to have Coast's and CCB's directors and officers added to GBB's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

     7.3. Access to Information.  Upon reasonable request by Coast, GBB shall
          ---------------------
(i) make its Chief Executive Officer, Chief Administrative Officer/Chief Financial Officer, Chief Credit Officer and Controller available to discuss with Coast and its representatives GBB's operations; and (ii) shall provide Coast with written information which is (a) similar to the written information that Coast reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of Coast of the right to rely upon the representations and warranties made by GBB herein; provided, that Coast shall disclose to GBB any fact or circumstance it may discover which Coast believes renders any representation or warranty made by GBB hereunder incorrect in any respect. Coast covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Joint Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

     7.4. Filings.  GBB agrees that through the Effective Time of the Merger,
          -------
each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     7.5. Applications.  GBB will promptly prepare and file or cause to be
          ------------
prepared and filed (i) an application for approval of the Merger with the FRB;
(ii) an application for approval of the Merger with the DFI; (iii) in conjunction with Coast, the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus as it pertains to GBB; and (iv) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford Coast a reasonable opportunity to review the Joint Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB covenants and agrees that the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to GBB or the GBB Subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     7.6. Blue Sky.  GBB agrees to use commercially reasonable efforts to have
          --------
the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of Coast reside.

     7.7. Notices; Reports.  GBB will promptly notify Coast of any event of
          ----------------
which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of Coast's obligations hereunder, as set forth in Articles 9 or 10 herein.

     7.8. Removal of Conditions.  In the event of the imposition of a
          ---------------------
condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome, GBB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

     7.9. Stock Options.
          -------------

          (a) At and as of the Effective Time of the Merger, GBB shall assume each and every outstanding option to purchase shares of Coast Stock ("Coast Stock Option") and all obligations of Coast under the Coast Stock Option Plan. Each and every Coast Stock Option so assumed by GBB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Coast Stock Option Plan and in the other documents governing such Coast Stock Option immediately prior to the Effective Time of the Merger, except that:
(i) such Coast Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of Coast Stock that were purchasable under such Coast Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, with such product rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such Coast Stock Option shall be equal to the quotient determined by dividing
(A) the exercise price per share of Coast Stock at which such Coast Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. As soon as reasonably practicable after the Effective Time of the Merger, GBB shall issue to each holder of an outstanding Coast Stock Option a document evidencing the assumption of such Coast Stock Option by GBB pursuant to this Section 7.9.

          (b) GBB shall use its commercially reasonable efforts to comply with the terms of the Coast Stock Option Plans and insure, to the extent required by, and subject to the provisions of, such Plans, that Coast Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of GBB after the Effective Time of the Merger.

          (c) At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of GBB Stock Options assumed by it in accordance with this Section 7.9. At the Effective Time of the Merger, or as soon as practicable thereafter, GBB shall, if necessary, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of GBB Stock (as increased in accordance with this Agreement) subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     7.10  Reservation, Issuance and Registration of GBB Stock.  GBB shall
           ---------------------------------------------------
reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the shareholders of Coast in the Merger pursuant to
Article 2 hereof.

     7.11  Nasdaq Listing.  GBB shall use its commercially reasonable efforts to
           --------------
cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

     7.12 GBB Shareholders' Meeting.  Promptly after the execution of this
          -------------------------
Agreement, GBB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby and an increase in the number of shares of GBB Stock reserved for issuance under the GBB Stock Option Plan so as to permit the consummation of the transactions hereby. The Board of Directors of GBB shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby and the increase in such shares, and the Board of Directors of GBB shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding GBB Stock to approve this Agreement and the transactions contemplated hereby and the increase in such shares.

                                  ARTICLE 8.
                             ADDITIONAL COVENANTS
                             --------------------

     The parties hereto hereby mutually covenant and agree with each other as follows:

     8.1. Commercially Reasonable Efforts.  Subject to the terms and
          -------------------------------
conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2. Public Announcements.  No press release or other public disclosure
          --------------------
of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or Coast unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

     8.3. Environmental Assessment and Remediation.  GBB may cause to be
          ----------------------------------------
prepared at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the Coast Real Property List. In the event any such phase I environmental investigation report, or any such report which Coast or CCB has already obtained on any of the Real Property set forth on Coast's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to Coast, and Coast shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by Coast to conduct such investigation and provide such report shall be reasonably acceptable to GBB. GBB shall have 10 days from the receipt of such investigation report to reasonably object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant reasonably satisfactory to Coast who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its sole discretion, and, unless the estimated cost of such Remediation is in excess of $500,000 or is not reasonably determinable by such consultant (and written notice thereof provided by Coast to GBB) Coast shall immediately commence such Remediation, all at the sole cost and expense of Coast. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $500,000 or is not reasonably determinable, GBB shall have the right to terminate the Agreement pursuant to Section 13.1(k) hereof before the expiration of 21 days from the date of such written notice.

     GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the Coast Real Property List, except as required by law.

     8.4  Appointment of Director.  GBB agrees to take all necessary action,
          -----------------------
including, if necessary, increasing the authorized number of it directors, to appoint as contemplated by Section 2.6 hereof one member of Coast's Board of Directors to the Board of Directors of GBB effective at Effective Time of the Merger, or as soon thereafter as practicable.

                                  ARTICLE 9.

                      CONDITIONS PRECEDENT TO THE MERGER
                      ----------------------------------

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1. Shareholder Approval.  The Agreement and the transactions
          --------------------
contemplated hereby, including the increase of shares reserved for issuance under the GBB Stock Option Plan, shall have received all requisite approvals of the shareholders of Coast and GBB.

     9.2. No Judgments or Orders.  No judgment, decree, injunction, order or
          ----------------------
proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     9.3. Regulatory Approvals.  To the extent required by applicable law or
          --------------------
regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4. Securities Laws.  The Registration Statement on Form S-4 shall have
          ---------------
been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. GBB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the GBB Stock to consummate the Merger.

     9.5. Listing.  The GBB Stock issuable in the Merger shall have been
          -------
included for listing on the Nasdaq National Market System.

     9.6. Tax Opinion.  GBB and Coast shall have received from Manatt, Phelps
          -----------
& Phillips, LLP an opinion reasonably satisfactory to GBB and Coast to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB or Coast, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of Coast Stock who receive such stock, nor shall the substitution of options under Section 7.9 result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the Merger, dated prior to the date the Joint Proxy Statement and Prospectus is first mailed to the shareholders of Coast and GBB and such opinions shall not have been withdrawn or modified in any material respect.

     9.7. Pooling of Interests.   Prior to the Effective Time of the Merger,
          --------------------
GBB shall have received from PwC a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. Additionally, prior to the Effective Time of the Merger, Deloitte & Touche LLP shall have delivered a letter to Coast to the effect that, as of the Effective Time of the Merger, no conditions exist with respect to either Coast or CCB that would preclude accounting for the Merger as a pooling-of-interests. In making their determinations that the Merger will qualify for such treatment, PwC and Deloitte & Touche LLP shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.

                                  ARTICLE 10.

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COAST
               ------------------------------------------------

     All of the obligations of Coast to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Coast:

     10.1.  Legal Opinion.  Coast shall have received the opinion of Linda M.
            -------------
Iannone, General Counsel of GBB, dated as of the Closing Date, and in form and substance satisfactory to the counsel of Coast and CCB, to the effect that: (a) GBB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (b) all corporate proceedings on the part of GBB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (c) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of GBB and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of GBB; and
(d) the shares of GBB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

     10.2.  Representations and Warranties; Performance of Covenants.  All the
            --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with Section 7.2(c).

     10.3.  Authorization of Merger.  All actions necessary to authorize the
            -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by GBB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of GBB, as required by applicable law, and GBB shall have full power and right to merge pursuant to the Agreement of Merger.

     10.4.  Absence of Certain Changes.  Between the date of this Agreement
            --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement. Without limiting the generality of the foregoing, any failure of GBB's or the Banks' mission critical computer systems or software to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical systems and software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, shall constitute such a material adverse effect.

     10.5 Third Party Consents.  GBB shall have obtained all consents of other
          --------------------
parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     10.6 Officers' Certificate.  There shall have been delivered to Coast on
          ---------------------
the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3, 10.4 and 10.5.

     10.7 Fairness Opinion.  Coast shall have received a letter from Sandler
          ----------------
O'Neill & Partners, L.P., dated as of a date within five Business Days of the mailing of the Joint Proxy Statement and Prospectus to the shareholders of Coast, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of Coast.

                                  ARTICLE 11.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF GBB
                  -------------------------------------------

     All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

     11.1.  Legal Opinion.  GBB shall have received the opinion of Lillick &
            -------------
Charles LLP, attorneys for Coast, and in form and substance satisfactory to the counsel of GBB, to the effect that: (a) Coast is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (b) all corporate proceedings on the part of Coast necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; and
(c) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of Coast, and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of Coast.

     11.2.  Representations and Warranties; Performance of Covenants.  All the
            --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by Coast at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Coast contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the Coast Lists in accordance with Section 6.2(j).

     11.3.  Authorization of Merger.  All actions necessary to authorize the
            -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by Coast and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of Coast, and Coast shall have full power and right to merge pursuant to the Agreement of Merger.

     11.4.  Third Party Consents.  Coast shall have obtained all consents of
            --------------------
other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     11.5.  Absence of Certain Changes.  Between the date of this Agreement
            --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Coast on a consolidated basis whether or not such event, change or effect is reflected in the Coast Lists as amended or supplemented after the date of this Agreement. Without limiting the generality of the foregoing, any failure of Coast's or CCB's mission critical computer systems or software to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical systems and software records, stores, processes and presents such calendar dates falling on or before December 31, 1999, shall constitute such a material adverse effect.

     11.6.  Officers' Certificate.  There shall have been delivered to GBB on
            ---------------------
the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Coast certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

     11.7.  Fairness Opinion.  GBB shall have received a letter from First
            ----------------
Security Van Kasper dated as of a date within five Business Days of the mailing of the Joint Proxy Statement and Prospectus to the shareholders of GBB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of GBB.

     11.8.  Shareholder's Agreements.  Concurrently with the execution of this
            ------------------------
Agreement, each director of Coast and CCB shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.
                                            ---------

     11.9.  Agreements Not to Compete.  Concurrently with the execution of
            -------------------------
this Agreement, the directors of Coast and CCB shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.
                                               ---------

     11.10.  Affiliates Agreements.  Concurrently with the execution of this
             ---------------------
Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.9 an executed copy of an agreement substantially in the form on Exhibit B hereto.
                             ---------

     11.11.  Employee Benefit Plans. GBB shall have received satisfactory
             ----------------------
evidence that all of Coast's employee benefit plans, programs and arrangements, including, without limitation, the Coast 401(k) Plan, have been treated as provided in Article 12 of this Agreement.

     11.12.  Dissenting Shares.  The number of shares of Coast Stock and GBB
             -----------------
Stock for which demand is made to be Coast Perfected Dissenting Shares and GBB Perfected Dissenting Shares shall not exceed an amount which, when combined with other amounts payable in connection with the Merger, would result in the Merger being disqualified from pooling of interest accounting treatment.

     11.13.  Remediation.  All remediation of environmental contamination or
             -----------
conditions on any Coast Property shall have been completed to the satisfaction of GBB.

     11.14.  Coast Adjusted Book Value.  At least five Business Days prior to
             -------------------------
the Effective Time of the Merger, Coast shall provide GBB with Coast's consolidated financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, the Coast Adjusted Book Value shall be not less than:

          (a) $33,330,000 if the Merger occurs in March 2000;

          (b) $34,000,000 if the Merger occurs in April 2000;

          (c) $34,417,000 if the Merger occurs in May 2000;

          (d) $34,834,000 if the Merger occurs in June 2000; and

          (e) $35,251,000 if the Merger occurs in July 2000.

     11.15.  Termination of Coast Stock Option Plan.  GBB shall have received
             --------------------------------------
satisfactory evidence that the Coast Stock Option Plan has been terminated prior to the Effective Time of the Merger.

     11.16  Allowance for Loan Losses.  Coast's allowance for loan and lease
            -------------------------
losses, as reflected on the consolidated financial statements referred to in
Section 11.14, shall equal the greater of:

          (a) 1.65% of Coast's total gross loans or $3,467,000 if the Merger occurs in March 2000;

          (b) 1.65% of Coast's total gross loans or $3,500,000 if the Merger occurs in April 2000;

          (c) 1.65% of Coast's total gross loans or $3,533,000 if the Merger occurs in May 2000;

          (d) 1.65% of Coast's total gross loans or $3,567,000 if the Merger occurs in June 2000; and

          (e) 1.65% of Coast's total gross loans or $3,600,000 if the Merger occurs in July 2000.

     11.17  Regulatory Approvals.  Any and all approvals or consents of any
            --------------------
Governmental Entity which are necessary to consummate the Merger and the transactions contemplated hereby shall have been granted without the imposition of (a) any conditions which would, in the reasonable opinion of GBB, be unduly burdensome on the business and operations of GBB as conducted and as anticipated by GBB to be conducted subsequent to the Effective Time of the Merger, or (b) any condition or requirement which, in the reasonable opinion of GBB so materially and adversely affects the anticipated economic and business benefits to GBB of the transactions contemplated by this Agreement as to render consummation of such transaction inadvisable (in which case GBB shall promptly notify Coast).

                                  ARTICLE 12.

                               EMPLOYEE BENEFITS
                               -----------------

     12.1 Employee Benefits.   Prior to the Effective Time of the Merger,
          -----------------
Coast shall do any of the following at the direction of GBB: (a) continue to maintain the Coast 401(k) Plan, (b) discontinue one or more types of contributions to the Coast 401(k), or (c) divide the Coast 401(k) Plan into separate employee stock ownership and 401(k) component plans and continue or discontinue contributions to any or all of such component plans or, with respect to the 401(k) component, terminate such component plan. If GBB determines in its sole discretion that the 401(k) component of the Coast 401(k) Plan should be terminated prior to the Effective Time of the Merger, Coast agrees to use its best efforts to have that component terminated prior to the Effective Time of the Merger, provided that any such termination shall be expressly conditioned upon consummation of the Merger and shall provide, by its terms, that such termination shall automatically be rescinded without the necessity of any action by Coast in the event that the Merger is not consummated, and to obtain an IRS determination that such component continues to be qualified upon termination.
If Coast continues to maintain the Coast 401(k) Plan, or any portion of it, through the Effective Time of the Merger, GBB may elect, thereafter, to continue, modify or merge the Coast 401(k), to discontinue contributions to the Coast 401(k) Plan as GBB determines in its sole discretion or terminate the 401(k) component of the Coast 401(k) Plan, in each case in a manner consistent with the pooling accounting rules.

     As soon as practicable after the Effective Time of the Merger, all other Employee Plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of Coast and CCB shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and the Banks in comparable positions with GBB or the Banks. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees' years of service with Coast or CCB beginning on the date such employees commenced employment with Coast or CCB through the Effective Time of the Merger.

                                  ARTICLE 13.

                                  TERMINATION
                                  -----------

     13.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time of the Merger upon the occurrence of any of the following:

          (a) By mutual agreement of the parties, in writing;

          (b) By Coast (unless Coast's Board of Directors shall have withdrawn or modified in a manner adverse to GBB in any respect its recommendation of the Merger to the holders of Coast Stock) or GBB (unless GBB's Board of Directors shall have withdrawn or modified in a manner adverse to Coast in any respect its recommendation of the Merger to the holders of GBB Stock) upon the failure of the shareholders of Coast or GBB to give the requisite approval of this Agreement;

          (c) By Coast promptly following the expiration of 20 days from delivery of written notice by Coast to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by Coast from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Coast or cured by GBB prior to expiration of such 20 day period);

          (d) By GBB promptly following the expiration of 20 days from delivery of written notice by GBB to Coast of Coast's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by Coast prior to expiration of such 20 day period);

          (e) By Coast or GBB upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

          (f) By Coast or GBB if any conditions set forth in Article 9 shall not have been met by July 31, 2000; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

          (g) By Coast if any of the conditions set forth in Article 10 shall not have been met by July 31, 2000, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of Coast;

          (h) By GBB if any of the conditions set forth in Article 11 shall not have been met by July 31, 2000, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of GBB;

          (i) By GBB if Coast or CCB shall have breached any of the obligations contained in Section 6.1(n);

          (j) By GBB if (i) Coast shall have exercised a right specified in the last sentence of Section 6.1(n) with respect to any Superior Proposal and shall, directly or through agents or representatives, continue any discussions with any third party concerning such Superior Proposal for more than ten (10) Business Days after the date of receipt of such Superior Proposal; or (ii) a Superior Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to Coast which contains a proposal as to price (without regard to the specificity of such price proposal) and Coast shall not have rejected such proposal within ten (10) Business Days of receipt of the date its existence first becomes publicly disclosed, if earlier;

          (k) By GBB under the circumstances set forth in Section 8.3;

          (l) By Coast if GBB shall have entered into a GBB Acquisition Transaction that includes as a condition precedent to such GBB Acquisition Transaction that GBB terminate this Agreement; or

          (m) By Coast under the circumstances set forth in Section 2.2(a)(iii).

     13.2.  Effect of Termination.  In the event of termination of this
            ---------------------
Agreement by either Coast or GBB as provided in Section 13.1, neither Coast nor GBB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3(a), Section 7.3 and
Section 8.3, (b) with respect to Section 14.1; (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder; and (d) as provided in the Stock Option Agreement, the form of which is attached hereto as Exhibit E and which is governed by its own terms as to termination.

     13.3.  Force Majeure.  Coast and GBB agree that, notwithstanding anything
            -------------
to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                  ARTICLE 14.

                                 MISCELLANEOUS
                                 -------------

     14.1.  Expenses.
            --------

          (a) GBB hereby agrees that if this Agreement is terminated by Coast or GBB pursuant to Section 13.1(b) with respect to the failure of GBB shareholders to approve the Agreement an the transactions contemplated hereby, or pursuant to
Section 13.1(c), GBB shall promptly and in any event within 10 days after such termination pay Coast all Expenses (as defined in Section 14.1(e) below) of Coast, but not to exceed $175,000.

          (b) Coast hereby agrees that if the Agreement is terminated by GBB or Coast pursuant to Section 13.1(b) with respect to the failure of Coast shareholders to approve the Agreement and the transactions contemplated hereby, or by GBB pursuant to Section 13.1(d), 13.1(i) 13.1(j), Coast shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $250,000.

          (c) As an inducement to Coast to enter into this Agreement, (i) in the event this Agreement is terminated by Coast pursuant to Section 13.1(l) or (ii) if GBB consummates a GBB Acquisition Transaction within 12 months following termination by Coast of this Agreement pursuant to Section 13.1(c), (g) or (m), GBB shall wire to Coast within three Business Days of the date of termination in the case of clause (i) and concurrent with the consummation of the GBB Acquisition Transaction in the case of clause (ii), an amount equal to the lesser of $2,700,000 or 2% of the assumed value of the Merger on the date the Agreement is terminated, calculated by multiplying the amount the Conversion Ratio would have been on that date times the Average Closing Price (for purposes of this Section 14.1(c), determined based on the 20 consecutive trading days immediately prior to the date of termination of the Agreement) times the number of shares of Coast Stock outstanding on the date of this Agreement (plus any outstanding shares resulting from the exercise of Coast Stock Options between the date of this Agreement and the termination thereof), which amount the parties acknowledge as representing (x) Coast's Expenses incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including Coast's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (y) Coast's indirect expenses incurred in connection with the transactions contemplated by this Agreement; and
(z) Coast's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by GBB pursuant to Section 14.1(a) hereof shall be credited against any amount due under this Section 14.1(c). If any payment is made to Coast pursuant to this Section 14.1(c), GBB shall have no further obligation to make any payment pursuant to Section 14.1(a).

          (d) Except as otherwise provided herein, all Expenses incurred by GBB and Coast in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and Coast shall share equally the cost of printing the Joint Proxy Statement and Prospectus.

          (e) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

     14.2 Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

          To GBB:             Greater Bay Bancorp
                              2860 West Bayshore Road
                              Palo Alto, California  94303
                              Attention: Steven C. Smith
                              Facsimile Number:  (415) 494-9220

          With a copy to:     Greater Bay Bancorp
                              400 Emerson Street, 3/(rd)/ Floor
                              Palo Alto, California 94301
                              Attention: Linda M. Iannone, Esq.
                              Facsimile Number: (650) 473-9419

          To Coast:           Coast Bancorp
                              740 Front Street, Suite 240
                              Santa Cruz, California 95060
                              Attention:  Harvey J. Nickelson
                              Facsimile Number:  (831) 458-0460

          With a copy to:     Lillick & Charles LLP
                              Two Embarcadero Center, Suite 2700
                              San Francisco, California  94111
                              Attention:  Steven  M. Plevin, Esq.
                              Facsimile Number:  (415) 984-8300

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

     14.3.  Successors and Assigns.  All terms and conditions of this
            ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     14.4.  Counterparts.  This Agreement and any exhibit hereto may be
            ------------
executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     14.5.  Effect of Representations and Warranties.  The representations and
            ----------------------------------------
warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

     14.6.  Third Parties.  Each party hereto intends that this Agreement
            -------------
shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB and Coast as the context may require.

     14.7.  Lists; Exhibits; Integration.  Each List, exhibit and letter
            ----------------------------
delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.8.  Knowledge.  Except as otherwise provided herein, whenever any
            ---------
statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

     14.9 Governing Law.  This Agreement is made and entered into in the State
          -------------
of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.10.  Captions.  The captions contained in this Agreement are for
             --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     14.11.  Severability.  If any portion of this Agreement shall be deemed
             ------------
by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.12.  Waiver and Modification; Amendment.  No waiver of any term,
             ----------------------------------
provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB and Coast without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.13  Attorneys' Fees.  If any legal action or any arbitration upon
            ---------------
mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.


ATTEST:                       GREATER BAY BANCORP



/s/ Linda M. Iannone          By:  /s/ David L. Kalkbrenner
--------------------               ------------------------
Secretary                          David L. Kalkbrenner
                                   President and Chief Executive Officer


ATTEST:                       COAST BANCORP



/s/ Bruce H. Kendall          By:  /s/ Harvey J. Nickelson
--------------------               -----------------------
Assistant Secretary                Harvey J. Nickelson
                                   President and Chief Executive Officer

                                                                         ANNEX B
                             Stock Option Agreement
                                 by and between
                     Greater Bay Bancorp and Coast Bancorp

                               December 14, 1999

                       THE TRANSFER OF THIS AGREEMENT IS
                    SUBJECT TO CERTAIN PROVISIONS CONTAINED
                  HEREIN AND TO RESALE RESTRICTIONS UNDER THE
                    SECURITIES ACT OF 1933, AS AMENDED, AND
                       APPLICABLE STATE SECURITIES LAWS

                            STOCK OPTION AGREEMENT

     This Stock Option Agreement, dated as of December 14, 1999 (the "Agreement"), is made by and between Coast Bancorp, a California corporation ("Issuer"), and Greater Bay Bancorp, a California corporation ("Grantee").

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Reorganization dated December 14, 1999 (the "Reorganization Agreement"), providing for, among other things, the merger of Issuer with and into Grantee (the "Merger"), with Grantee being the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Reorganization Agreement, Issuer has agreed to grant to Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1.  Defined Terms.  Capitalized terms which are used but not defined herein
         -------------
shall have the meanings ascribed to such terms in the Reorganization Agreement. As used in this Agreement, the following terms shall have the meanings indicated:

         (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         (c) "Holder" means Grantee and, to the extent Grantee has assigned its rights and obligations under this Agreement as permitted herein, any subsidiary or direct or indirect transferee of Grantee.

         (d) "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder.

         (e)  "Securities Act" means the Securities Act of 1933, as amended.

     2.  Grant of Option.  Subject to the terms and conditions set forth herein,
         ---------------
Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 958,897shares (the "Option Shares") of common stock, no par value ("Issuer Common Stock"), of Issuer at a purchase price per Option Share of $21.25 (the "Purchase Price"), but in no event shall the number of Option Shares exceed 19.9% of the issued and outstanding shares of Issuer Common Stock. The Purchase Price and the number of Option Shares that may be received upon the exercise of the Option are subject to adjustment as set forth below.

     3.  Exercise of Option.
         ------------------
         (a) The Holder may exercise the Option, in whole or in part, at any time and from time to time but only following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (such earliest date the "Expiration Date"):

              (i)      the Effective Time of the Merger; or

              (ii)     15 months after the first occurrence of a Purchase Event;
or

              (iii) 15 months after the termination of the Reorganization Agreement on or following (x) the occurrence of a Preliminary Purchase Event (as defined below) or Purchase Event or (y) a termination by Grantee pursuant to
Section 13.1(d), 13.1(i) or 13.1(j) of the Reorganization Agreement; or

              (iv) termination of the Reorganization Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination by Grantee pursuant to
Section 13.1(d), 13.1(i) or 13.1(j) of the Reorganization Agreement.

Notwithstanding anything to the contrary contained herein, any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended.

         (b) As used herein, a "Purchase Event" means any of the following events:

              (i) The Board of Directors of Issuer shall have approved, or recommended to the Issuer's shareholders that they approve, a proposal received by Issuer from a person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below), Tender Offer (as defined below) or Exchange Offer (as defined below); or

              (ii) Issuer, without having received Grantee's prior written consent, shall have entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction; or

              (iii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of twenty percent (20%) or more of the then outstanding shares of Issuer Common Stock.

As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only Issuer and/or existing subsidiaries and other than a merger, consolidation or similar transaction in which the common shareholders of Issuer immediately prior thereto in the aggregate own at least seventy-five percent (75%) of the common stock of the surviving or successor corporation immediately after the consummation thereof), (B) the disposition, by sale, lease, exchange or otherwise, of twenty (20%) or more of the consolidated assets or deposit liabilities of Issuer and its subsidiaries, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction), other than by Issuer or its subsidiaries, of securities representing twenty percent (20%) or more of the voting power of Issuer or any of its subsidiaries.

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

              (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, or any "group" (as defined under the Exchange Act and the rules and regulations thereunder) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of Issuer Common Stock; or

              (ii) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control ten percent (10%) or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

              (iii) Issuer, without having received Grantee's prior written consent, shall have entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) with respect to, or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept, a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction), other than by Issuer or its subsidiaries, representing ten percent (10%) or more of the voting power of Issuer or any of its subsidiaries; or

              (iv) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with the Federal Reserve Board or other federal or state regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; or

              (v) the holders of Issuer Common Stock shall not have approved the Reorganization Agreement at the meeting of such shareholders held for the purpose of voting on the Reorganization Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Reorganization Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Reorganization Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made or disclosed an intention to make a proposal to engage in an Acquisition Transaction or (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Purchase Event or Preliminary Purchase Event; provided, however, such notice shall not be a condition to the right of the Holder to exercise the Option.

         (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (dated the date on which it is sent to Issuer, which date is referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). The Closing shall be held at the Issuer's principal office or at such other place as Issuer and Holder may agree. If prior notification to or approval of the Federal Reserve Board or any other regulatory authority is required as a condition precedent to such purchase, then (A) Holder shall promptly file and process the required notice or application for approval; (B) Issuer shall cooperate with Holder in the filing of the required notice or application for approval and the obtaining of any such approval; and (C) the Closing Date shall be subject to extension for such period of time, not to exceed six (6) months, as may be necessary to permit the Holder to submit such filing to, and, if necessary, to obtain such approval from, the Federal Reserve Board or other applicable regulatory authority; provided, however, that the notice of Option exercise and such governmental filing must be made, and the Notice Date must be, no later than the date on which the Option would otherwise terminate. Any exercise of the Option shall be deemed to have occurred on the Notice Date.

     4.  Payment and Delivery of Certificates.
         ------------------------------------
         (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(g) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder; and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such

Option Shares in violation of the provisions of this Agreement or applicable state and federal securities laws.

         (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE SECURITIES EVIDENCED BY THIS CERT1FICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED OR REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNTIL THEY HAVE BEEN QUALIFIED OR REGISTERED UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF DECEMBER 14, 1999, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF THE ISSUER.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws.

     5.  Representations and Warranties and Covenants of Issuer.  Issuer hereby
         ------------------------------------------------------
represents and warrants to Grantee as follows:

         (a)  Due Authorization.  Issuer has all requisite corporate power and
              -----------------
authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a binding agreement of Issuer enforceable against Issuer in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

         (b)  Authorized Stock. Issuer has taken all necessary corporate action
              ----------------
to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

          (c) No Conflict  The execution and delivery by Issuer of this
              -----------
Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with Issuer's Articles of Incorporation or Bylaws, or any statute, regulation, judgment, order, writ, decree or injunction applicable to Issuer (other than as may be effected by Grantee's ownership of Issuer Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Issuer under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which Issuer is a party, or by which Issuer or any of its properties or assets may be bound or affected.

          (d) Observance of Covenants.  Issuer agrees that it will not, by
              -----------------------
amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid, or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer.

          (e) Compliance.  Issuer shall promptly take all action as may from
              ----------
time to time be required (including, complying with all premerger notification, reporting and waiting period requirements of any federal or state regulatory authority, as necessary, before the Option may be exercised, and cooperating fully with Holder in preparing such applications or notices and providing such information to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Department of Financial Institutions or any other regulatory authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and to protect the rights of Grantee against dilution.

         6.   Representations and Warranties of Grantee. Grantee hereby
              -----------------------------------------
represents and warrants to Issuer that this Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and applicable state securities laws.

         7.   Adjustment Upon Changes in Capitalization, etc.
              -----------------------------------------------
              (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the documentation pertaining to such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (whether upon exercise of stock options or otherwise but excluding any issuance pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, such number of shares, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option (with any fractional share being rounded up to the next full share). Issuer agrees that in no event shall the number of shares of Issuer Common Stock issued after the date of this Agreement pursuant to the preceding sentence, together with the number of shares of Issuer Common Stock subject to the Option, adjusted as aforesaid, exceed the number of available authorized but unissued and unreserved shares of Issuer Common Stock. Nothing contained in this Section 7(a) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Reorganization Agreement.

              (b) In the event that Issuer shall, prior to the occurrence of an event set forth in Section 3(a) terminating the Holder's right to exercise the Option, enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its consolidated assets or deposit liabilities to any person other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the, election of Grantee, of either (A) the Acquiring Corporation (as defined below), (B) any person that controls the Acquiring Corporation, (such person being referred to as the "Substitute Option Issuer"), or (C) in the case of a merger described in clause (ii), Issuer.

              (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The

Substitute Option Issuer shall also enter into an agreement with the then holder or holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purposes to the provisions of this Agreement), which shall be applicable to the Substitute Option.

              (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the Assigned Value (as is hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

              (e) As used herein, the following terms have the meanings indicated:

                      (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or any substantial part of the Issuer's assets (or the assets of its subsidiaries).

                      (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                      (iii) "Assigned Value" shall mean the highest of (A) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee or a subsidiary of Grantee), (B) the price per share of the Issuer Common Stock to be paid by any person (other than Grantee or a subsidiary of Grantee) pursuant to an agreement with Issuer, and (C) the highest closing price per share of Issuer Common Stock as quoted on The Nasdaq Stock Market (or if Common Stock is not quoted on The Nasdaq Stock Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee and reasonably acceptable to Issuer) within the six-month period immediately preceding the agreement governing the transaction described in Section 7(b) which gave rise to the Substitute Option; provided, however, that in the event of a sale of less than all of Issuer's consolidated assets or deposit liabilities, the Assigned Value shall be the sum of the price paid in such sale for such assets or deposit liabilities and the current market value of the remaining consolidated net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder (or by a majority in interest of the Holders if there shall be more than one Holder (a "Holder Majority")) and reasonably acceptable to Issuer, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder (or a Holder Majority) and reasonably acceptable to Issuer.

                      (iv) "Average Price" shall mean the average closing price of the Substitute Common Stock for the one year immediately preceding the effective date of the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merging person, as Holder may elect.

              (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option (with any fractional share being rounded up to the next full share). In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). The difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to the Substitute Option Issuer, whose determination shall be conclusive and binding on the parties.

              (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

              (h) At the written request of Holder delivered to the Substitute Option Issuer prior to the occurrence of an event set forth in
Section 3(a) above terminating the Substitute Option, the Substitute Option Issuer shall repurchase from Holder (i) the Substitute Option and/or (ii) all Substitute Common Stock theretofore purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 7 (h) is referred to as the "Substitute Option Request Date." Such repurchase shall be at an aggregate price (the "Substitute Option Repurchase Consideration") equal to the sum of (A) the excess, if any, of (1) the Highest Closing Price (as defined below) for each share of Substitute Common Stock over (2) the Substitute Purchase Price per share of Substitute Common Stock, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised and as to which Holder has exercised its repurchase right hereunder, plus (B) the Highest Closing Price for each share of Substitute Common Stock, multiplied by the number of shares of Substitute Common Stock previously acquired by Holder upon exercise of the Option or Substitute Option and as to which Holder has exercised its repurchase right hereunder. The term "Highest Closing Price" shall mean the highest closing price per share of Substitute Common Stock on the Nasdaq National Market (or, if Substitute Common Stock is not quoted on The Nasdaq Stock Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee and reasonably acceptable to Issuer) or, if such shares are not traded in a trading market or listed on an exchange, as quoted by the brokerage firms acting as market makers for the Substitute Common Stock prior to the trading or listing of the Substitute Common Stock on any national securities exchange and thereafter as reported by the principal trading market or securities exchange on which such shares are traded, during the 60 business days preceding the Substitute Option Request Date.

              (i) The provisions of Sections 8(b), 8(c), 11 and 12 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and as applicable, references in such sections to "Issuer", "Option", "Purchase Price", "Issuer Common Stock", "Repurchase Consideration", and "Request Date" shall be deemed to be references to "Substitute Option Issuer", "Substitute Option", "Substitute Purchase Price", "Substitute Common Stock", "Substitute Option Repurchase Consideration", and "Substitute Option Request Date", respectively.

     8.  Repurchase at the Option of Grantee.
         -----------------------------------
         (a) At any time after the first occurrence of a Repurchase Event (as defined in Section 8(e) below), at the written request of Holder delivered to Issuer prior to the occurrence of an event set forth in Section 3(a) above terminating the Option, Issuer shall repurchase from Holder (i) the Option and
(ii) all Option Shares theretofore purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to the sum of:

              (i) the aggregate Purchase Price paid by Holder for any Option Shares acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

              (ii) the excess, if any, of (A) the Applicable Price (as defined below) for each Option Share over (B) the Purchase Price per Option Share (subject to adjustment pursuant to Section 7(a)), multiplied by the number of Option Shares with respect to which the Option has not been exercised; and

              (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7(a)) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each Option Share with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

         (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Repurchase Consideration to Holder in immediately available funds, and Holder shall surrender to Issuer the Option and the certificates evidencing the Option Shares purchased thereunder with respect to which Holder then has beneficial ownership and has designated to be repurchased, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

         (c) Notwithstanding the provisions hereof to the contrary, to the extent that Issuer is prohibited under applicable law, regulation or administrative policy from repurchasing all or any portion of the Option or Option Shares, then (i) Issuer shall promptly give notice of such fact to Holder; (ii) Issuer shall, from time to time subject to the last sentence of this Section 8(c), deliver to Holder that portion of the Repurchase Consideration that it is not then so prohibited from paying; (iii) at Holder's request, Issuer shall promptly file any required notice or application for approval and expeditiously process the same. After Holder's receipt of such notice from Issuer, Issuer shall not be in breach of its repurchase obligation hereunder to the extent it is or remains, despite reasonable efforts to obtain any required approvals, legally prohibited from repurchasing the Option or Option Shares. Holder shall have the right (A) to revoke its request for repurchase with respect to the portion of the Option or Option Shares that Issuer is prohibited from repurchasing, (B) to require Issuer to deliver to Holder the Option and/or Option Shares Issuer is prohibited from repurchasing, and (C) to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of such Option Shares in respect of which the Repurchase Consideration has been lawfully paid. Notwithstanding anything herein to the contrary, Issuer shall not be obligated to repurchase all or any part of the Option or Option Shares pursuant to more than one written request from Holder, except that Issuer shall be obligated to repurchase, pursuant to more than one written request, any Option or Option Shares in the event that Holder (1) has revoked its request for repurchase in accordance with the provisions of this Section 8 prior to the occurrence of an event set forth in Section 3(a) terminating the Holder's right to exercise the Option and (2) has delivered, prior to such event, a new written notice requesting a repurchase. If an event set forth in Section 3(a) terminating the Holder's right to exercise the Option occurs prior to, or is scheduled to occur within, 60 days after the date of the notice by Issuer described in clause 8(c)(i) above, then, notwithstanding the occurrence of such terminating event, Holder shall have the right to receive the Repurchase Consideration to the extent Issuer is or becomes, within a 60 day period from the date of such notice by Issuer, legally permitted to repurchase. Except as set forth in the preceding sentence, Holder's repurchase rights under this Agreement shall terminate concurrently with the termination of Holder's right to exercise the Option, pursuant to Section 3(a).

         (d) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(e)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest bid price per share of Issuer Common Stock on The Nasdaq Stock Market or other principal trading market or securities exchange on which such shares are traded as reported by a recognized source selected by Holder during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets or deposit liabilities and the current market value of the remaining consolidated net assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder (or the Holder Majority) and reasonably acceptable to Issuer, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by

Holder (or the Holder Majority) and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (e) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, fifty percent (50%) or more of the then outstanding shares of Issuer Common Stock or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

     9.  Registration Rights.
         --------------------
         (a) Demand Registration Rights. Issuer shall, subject to the conditions
             --------------------------
of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), after exercise of the Option and prior to an Expiration Date, expeditiously prepare and file, a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws. Issuer shall not be obligated to effect more than one (1) registration pursuant to this Section 9(a).

         (b)  Additional Registration Rights. If Issuer at any time after the
              ------------------------------
exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Holders of its intention to do so and, upon the written request of any Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Holder), Issuer will cause all such shares for which a Holder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause all of such shares to be so registered (i) if the managing underwriter imposes a limitation on the number of shares of Issuer Common Stock that may be included in the registration because, in such underwriter's judgment, such limitation would be necessary to effect an orderly public distribution, then Issuer will be obligated to include only such limited portion, if any, of the Issuer Common Stock with respect to which the Holders have requested inclusion hereunder, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor form, in which case Issuer shall not be required to include any of Holder's shares in the registration; provided, further, however, that an election pursuant to (i) may be only made one time. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Holders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale. Issuer shall not be obligated to effect more than one (1) registration pursuant to this Section 9(b).

         (c)  Conditions to Required Registration. Issuer shall use all
              -----------------------------------
reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding 90 days if Issuer determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide financing plans of Issuer or would require disclosure of information, the premature disclosure of which could adversely affect Issuer or any transaction under active consideration by Issuer. Notwithstanding anything to the contrary stated herein, Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) above:

              (i)     on more than one occasion during any calendar year;

              (ii) within 90 days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Holders concerned were afforded the opportunity to register or qualify such shares under the Securities Act and such shares were registered or qualified as requested, and

              (iii) unless a request therefor is made to Issuer by Holders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months
from the effective date of such registration statement.   Issuer shall use all
reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to the general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (d)  Expenses.  Except where applicable state law prohibits such
              --------
payments, Issuer will pay the costs of such registration or qualification expenses, including without limitation registration fees, qualification fees, blue sky fees and expenses, Issuer's legal expenses, costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions, and the reasonable fees and expenses of any necessary special experts in connection with each registration pursuant to Section 9(a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications, or exemptions pursuant to Section 9(a) or 9(b) above.

         (e)  Indemnification.  In connection with any registration under
              ---------------
Section 9(a) or 9(b) above, Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party or any underwriter expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or
(iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnified party that may be contrary to the interest of the indemnifying party. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim, provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

         In connection with any registration pursuant to Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

              (f)     Miscellaneous Reporting. Issuer shall comply with all
                      -----------------------
reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     10. Listing.  If Issuer Common Stock or any other securities to be acquired
         -------
upon exercise of the Option are not then authorized for quotation on The Nasdaq Stock Market or any securities exchange, Issuer, upon the request of Holder, will promptly file an application to authorize for quotation the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq Stock Market and will use its commercially reasonable efforts to obtain approval of such listing as soon as practicable.

     11. Division of Option.  This Agreement (and the Option granted hereby) are
         ------------------
exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other agreements providing for other options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "other agreements" and "other options" as used in the preceding sentence mean any other agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.  Limitation on Total Profit and Notional Total Profit.
              -----------------------------------------------------
              (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 12(c) hereof) exceed $5,500,000 and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer common stock subject to the Option, (ii) pay cash to Issuer, or (iii) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $5,500,000 after taking into account the foregoing actions.

              (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 12(d) hereof) of more than $5,500,000; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date on which the Notional Total Profit would be less than $5,500,000.

              (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof, (ii) (x) the amount received by Grantee or any affiliate of Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less (y) Grantee's or any affiliate of Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee or any affiliate of Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's or any affiliate of Grantee's purchase price of such Option Shares, and (iv) any equivalent amounts with respect to the Substitute Option.

              (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee or any affiliate of Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee or any affiliate of Grantee as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

              (e) Grantee agrees, promptly following any exercise of all or any portion of the Option, and subject to its rights under Section 8 hereof, to use and cause any wholly owned Subsidiary of Grantee to use commercially reasonable efforts promptly to maximize the value of Option Shares purchased taking into account market conditions, the number of Option Shares, the potential negative impact of substantial sales on the market price for Issuer Common stock, and the availability of an effective registration statement to permit public sale of Option Shares.

         13.  Miscellaneous.
              -------------
              (a)  Expenses.  Except as otherwise provided in Section 9, each of
                   --------
the parties hereto and any Holder shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including, without limitation, fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

              (b)  Waiver and Amendment. Any provision of this Agreement may be
                   --------------------
waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

              (c)  Entire Agreement; No Third-Party Beneficiary. This Agreement,
                   --------------------------------------------
together with the Reorganization Agreement and the other documents and instruments referred to herein and therein (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto, and their respective successors and assigns, any rights or remedies hereunder, except as expressly provided in this Agreement.

              (d)  Severability. If any term, provision, covenant or restriction
                   ------------
of this Agreement is held by a court or a federal or state regulatory authority of competent jurisdiction to be invalid, void or unenforceable, such invalid, void or unenforceable term, provision, covenant or restriction shall, if it is so susceptible, be deemed modified to the minimum extent necessary to render the same valid and enforceable and, in all events, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Without limiting the foregoing, if for any reason such court or regulatory authority determines that Holder may not legally acquire, or Issuer may not legally repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase the maximum number of shares as may be legally permissible without any amendment or modification hereof.

              (e)  Governing Law. This Agreement shall be governed and construed
                   -------------
in accordance with the laws of the State of California without regard to any applicable conflicts of law rules.

              (f)  Descriptive Headings. The descriptive headings contained
                   --------------------
herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

              (g)  Notices.  All notices, requests, claims, demands and other
                   -------
communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by personal delivery, by telecopy (provided that copy is concurrently sent by first class U.S. mail, postage prepaid), or by mail (registered or certified mail, postage prepaid, return receipt requested) to the parties as follows:

            To Grantee:  Greater Bay Bancorp
                         2860 West Bayshore Road
                         Palo Alto, California  94303
                         Attention: Steven C. Smith
                         Facsimile Number:  (415) 494-9220

        With a copy to:  Greater Bay Bancorp
                         400 Emerson Street, 3rd Floor
                         Palo Alto, California 94301
                         Attention: Linda M. Iannone, Esq.
                         Facsimile Number: (650) 473-9419

          To Issuer:     Coast Bancorp
                         740 Front Street, Suite 240
                         Santa Cruz, California 95060
                         Attention:  Harvey J. Nickelson
                         Facsimile Number:  (831) 458-0460

        With a copy to:  Lillick & Charles LLP
                         Two Embarcadero Center, Suite 2700
                         San Francisco, California  94111
                         Attention:  Steven  M. Plevin, Esq.
                         Facsimile Number:  (415) 984-8300

or to such other address as a party may have furnished to the others in writing in accordance with this paragraph, except that notices of change of address shall only be effective upon receipt. Any notice, demand or other communication given pursuant to the provisions of this Section 11(g) shall be deemed to have been given on the date actually delivered or on the third day following the date mailed, whichever first occurs.

              (h)  Counterparts.  This Agreement and any amendments hereto may
                   ------------
be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

              (i)  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly-owned subsidiary of Grantee and at any time after a Purchase Event occurs, Holder may assign or transfer its rights and obligations hereunder, in whole or in part, to any Person or Persons, subject to compliance with applicable laws. In order to effectuate the foregoing, Grantee shall be entitled to surrender this Agreement to Issuer in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and permitted assigns.

              (j)  Further Assurances. In the event of any exercise of the
                   ------------------
Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

              (k)  Specific Performance. The parties hereto agree that this
                   --------------------
Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

GREATER BAY BANCORP                     COAST BANCORP

By:      /s/ David L. Kalkbrenner       By:      /s/ Harvey J. Nickelson
         ------------------------               -----------------------
         David L. Kalkbrenner                   Harvey J. Nickelson
         President and Chief                    President and Chief
         Executive Officer                      Executive Officer

                                                                         ANNEX C
                  Fairness Opinion of Sandler O'Neill Partners
                               Dated       , 2000

______________, 2000



Board of Directors
Coast Bancorp, Inc.
740 Front Street
Suite 240
Santa Cruz, CA  95060

Ladies and Gentlemen:

     Coast Bancorp ("Coast") and Greater Bay Bancorp ("GBB") have entered into an Agreement and Plan of Reorganization, dated as of December 14, 1999 (the "Agreement"), pursuant to which Coast will be merged with and into GBB (the "Merger"). Upon consummation of the Merger, each share of Coast common stock, no par value, issued and outstanding immediately prior to the Merger (the "Coast Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive 0.675 shares (the "Exchange Ratio") of GBB common stock, no par value. The Exchange Ratio is subject to decrease in the event that the Average Closing Price of GBB common stock (as defined in the Agreement) is greater than $38.16 and subject to increase at the election of GBB in the event that the Average Closing Price of GBB common stock is less than $32.84. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Coast Shares.

     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of December 14, 1999, by and between Coast and GBB; (iii) certain publicly available financial statements of Coast and other historical financial information provided by Coast that we deemed relevant; (iv) certain publicly available financial statements of GBB and other historical financial information provided by GBB that we deemed relevant; (v) certain internal financial analyses and forecasts of Coast prepared by and/or reviewed with Coast's management and the views of senior management of Coast, based on certain limited discussions with certain members of senior management, regarding Coast's past and current business, financial condition, results of operations and future prospects; (vi) certain internal financial analyses and forecasts of GBB prepared by and/or reviewed with GBB's management and the views of senior management of GBB, based on certain limited discussions with certain members of senior management, regarding GBB's past and current business, financial condition, results of operations and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for Coast's and GBB's common stock, including a comparison of certain financial and stock market information for Coast and GBB with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

     In performing our review, we have assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for independently verifying the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Coast or GBB or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Coast or GBB nor have we reviewed any individual credit files relating to Coast or GBB and, with your permission, we have assumed that the respective allowances for loan losses for both Coast and GBB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the financial projections prepared by or reviewed with the respective managements of Coast and GBB, we have assumed that they reflect the best currently available estimates and judgments of the respective managements of Coast and GBB of the respective future financial performances of their respective institutions and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Coast's or GBB's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Coast and GBB will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of GBB common stock will be when issued to Coast's shareholders pursuant to the Agreement or the prices at which Coast's or GBB's common stock will trade at any time.

     We have acted as Coast's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for Coast and have received compensation for such services. As we have previously advised you, in the past we have also provided, and expect to continue to provide, certain investment banking services for GBB and have received, and will receive, compensation for such services.

     In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Coast and GBB. We may also actively trade the debt and equity securities of Coast and GBB for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion is directed to the Board of Directors of Coast in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of Coast as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to Coast's and GBB's Joint Proxy Statement/Prospectus dated the date hereof and to the references to this opinion therein.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of Coast Shares.


                                    Very truly yours,

                                                                         ANNEX D
                 Fairness Opinion of First Security Van Kasper
                               Dated       , 2000

        , 2000


Members of the Board of Directors
Greater Bay Bancorp
400 Emerson Street, 3rd Floor
Palo Alto, CA  94301

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Greater Bay Bancorp ("Greater Bay") of the Conversion Ratio as defined in Section 2.2(a) of the Agreement and Plan of Reorganization dated December 14, 1999 (the "Agreement") of the proposed merger of Coast Bancorp ("Coast") with Greater Bay. Pursuant to the Agreement and subject to the terms and conditions therein, each share of Coast Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger be exchanged for and converted into the right to receive shares of Greater Bay Stock equal to the Conversion Ratio. The Conversion Ratio shall be 0.675 if the Average Closing Price of Greater Bay Common Stock, as defined in the Agreement, shall be less than $38.16 and greater than $32.84. The Conversion Ratio is modified pursuant to a calculation contained in the Agreement if the Average Closing Price of Greater Bay Common Stock is greater than $38.16. If the Average Closing Price of Greater Bay Common Stock is less than $32.84, Greater Bay may elect a top up option in which the Conversion Ratio will adjust according to a calculation contained in the Agreement. If Greater Bay does not elect the top up option, the Board of Directors of Coast may terminate the merger agreement or agree to a Conversion Ratio of 0.675.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available financial and other data with respect to Greater Bay and Coast, including consolidated financial statements for recent years and interim periods to September 30, 1999;
(iii) certain other publicly available financial and other information concerning Greater Bay and Coast and the trading markets for the publicly traded securities of Greater Bay and Coast; (iv) publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believed relevant to our inquiry; and (v) evaluations and analyses prepared and presented to the Board of Directors of Greater Bay or a committee thereof in connection with the Merger. We have held discussions with senior management of Greater Bay and Coast concerning the companies' past and current operations, financial condition and prospects.

We have reviewed with the senior management of Coast earnings projections for Coast as a stand-alone entity, assuming the Merger does not occur. We have also reviewed earnings projections for Greater Bay as a stand-alone entity, assuming the Merger does not occur as well as securities industry consensus estimates of projected earnings per share from published sources for Greater Bay as a stand-alone entity. Certain financial projections for the combined companies and for Greater Bay and Coast as stand-alone entities were derived by us based partially upon the projections and information described above, as well as our own assessment of general economic, market and financial conditions.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied on advice of counsel and independent accountants as to all legal and financial reporting matters with respect to Greater Bay, Coast, the Merger and the Agreement. We have relied upon the managements of Greater Bay and Coast as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts, projections and projected operating cost savings reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for Greater Bay and Coast are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Greater Bay or Coast, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the Merger will have the tax, accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Merger Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of the Common Stock of Greater Bay of the Conversion Ratio in the Merger and does not address Greater Bay's underlying business decision to proceed with the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Greater Bay and Coast, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Greater Bay and for Coast; (ii) the assets and liabilities of Greater Bay and Coast, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

It is understood that this letter is for the information of the Board of Directors of Greater Bay. This letter does not constitute a recommendation to the Board of Directors or to any shareholder of Greater Bay with respect to any approval of the Merger.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Conversion Ratio in the Merger is fair, from a financial point of view, to the holders of the Greater Bay Stock.

Very truly yours,


First Security Van Kasper

                                                                         ANNEX E
         Selected Provisions of the California General Corporation Law

                          Regarding Dissenters' Rights

   CALIFORNIA CORPORATIONS CODE, SECTIONS 1300--1304

Section 1300. Right to Require Purchase--"Dissenting Shares" and "Dissenting Shareholder" Defined.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

      (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

      (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

      (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

      (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Demand for Purchase.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Endorsement of Shares.

   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Agreed Price--Time for Payment.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Dissenter's Action to Enforce Payment.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Article Five of Greater Bay's articles of incorporation provides that Greater Bay shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Article Five also provides for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of Greater Bay. If agents of Greater Bay breach a duty to Greater Bay and its shareholders, then Article Five authorizes Greater Bay, to the extent permissible under California Law, to indemnify such agents in excess of the indemnification expressly permitted by such Section 317.

   Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of Greater Bay in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise.
Section 317 mandates Greater Bay's indemnification of agents where the agent's defense is successful on the merits. In other cases, Section 317 allows Greater Bay to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action) if the indemnification is authorized by (1) a majority vote of a quorum of Greater Bay's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, Greater Bay can indemnify an agent even when the agent is found liable. Section 317 also allows Greater Bay to advance expenses to its agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse Greater Bay if the agent is found liable. Greater Bay has entered into indemnification agreements with its directors and certain of its officers substantially to the foregoing effect. Greater Bay also maintains directors and officers liability insurance.

   To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greater Bay, pursuant to the foregoing provisions or otherwise, Greater Bay understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by Greater Bay of expenses incurred or paid by a director, officer or controlling person of Greater Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Greater Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statement Schedules

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Coast Bancorp dated December 14, 1999./1/

  2.2        Stock Option Agreement by and between Greater Bay Bancorp and
             Coast Bancorp dated December 14, 1999./1/

  4.1        Rights Agreement./2/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./3/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./3/

  4.4        Certificate of Trust of GBB Capital I./4/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./4/


 Exhibit No. Exhibit
 ----------- -------
  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31,
             1997./3/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./1/

  4.7        Trust Preferred Certificate of GBB Capital I./3/

  4.8        Common Securities Certificate of GBB Capital I./3/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./3/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./3/

  4.11       Form of Subordinated Debentures./5/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./4/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./4/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./3/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./6/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./6/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./6/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./6/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./1/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

  4.24       Securities Purchase Agreement, dated December 21, 1999, between
             Greater Bay Bancorp and the investors identified therein.

  4.25       Registration Rights Agreement, dated December 22, 1999, between
             Greater Bay Bancorp and the investors identified therein.

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.

  8.1 Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters.

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of Deloitte & Touche LLP for Coast Bancorp.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).

 23.4        Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
             8.1).

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.

 99.1 Form of Coast Bancorp Proxy.

 99.2 Form of Greater Bay Bancorp Proxy.

--------
1. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 16, 1999.
2. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
3. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.
4. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
5. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K filed with the SEC on October 25, 1995.
6. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.
7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.
8. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 28, 1999.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes as follows:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

      (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on March 8, 2000.

                                          Greater Bay Bancorp

                                               /s/ David L. Kalkbrenner
                                          By: _________________________________
                                                   David L. Kalkbrenner
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints David L. Kalkbrenner and Steven C. Smith his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                          Title                  Date
             ----------                          -----                  ----

    /s/ David L. Kalkbrenner         President and Chief             March 8, 2000
____________________________________  Executive Officer
        David L. Kalkbrenner          (Principal Executive
                                      Officer)

      /s/ Steven C. Smith            Executive Vice President,       March 8, 2000
____________________________________  Chief Administrative
          Steven C. Smith             Officer and Chief Financial
                                      Officer (Principal
                                      Financial and Accounting
                                      Officer)

       /s/ George R. Corey           Director                        March 8, 2000
____________________________________
          George R. Corey

                                     Director
____________________________________
           John M. Gatto

                                     Director
____________________________________
          John J. Hounslow

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ James E. Jackson          Director                        March 8, 2000
____________________________________
          James E. Jackson

      /s/ Stanley A. Kangas          Director                        March 8, 2000
____________________________________
         Stanley A. Kangas

        /s/ Rex D. Lindsay           Director                        March 8, 2000
____________________________________
           Rex D. Lindsay

       /s/ George M. Marcus          Director                        March 8, 2000
____________________________________
          George M. Marcus

      /s/ Duncan L. Matteson         Director                        March 8, 2000
____________________________________
         Duncan L. Matteson

      /s/ Rebecca Q. Morgan          Director                        March 8, 2000
____________________________________
         Rebecca Q. Morgan

       /s/ Glen McLaughlin           Director                        March 8, 2000
____________________________________
          Glen McLaughlin

       /s/ Dick J. Randall           Director                        March 8, 2000
____________________________________
          Dick J. Randall

                                     Director
____________________________________
          Donald H. Seiler

       /s/ Warren R. Thoits          Director                        March 8, 2000
____________________________________
          Warren R. Thoits

                                 Exhibit Index

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Coast Bancorp Bancshares dated December 14, 1999./1/

  2.2        Stock Option Agreement by and between Greater Bay Bancorp and
             Coast Bancorp dated December 14, 1999./1/

  4.1        Rights Agreement./2/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./3/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./3/

  4.4        Certificate of Trust of GBB Capital I./4/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./4/

  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31, 1997./3/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./1/

  4.7        Trust Preferred Certificate of GBB Capital I./3/

  4.8        Common Securities Certificate of GBB Capital I./3/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./3/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./3/

  4.11       Form of Subordinated Debentures./5/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./4/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./4/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./3/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./6/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./6/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./6/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./6/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./1/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

  4.24       Securities Purchase Agreement, dated December 21, 1999, between
             Greater Bay Bancorp and the investors identified therein.8

 Exhibit No. Exhibit
 ----------- -------
  4.25       Registration Rights Agreement, dated December 22, 1999, between
             Greater Bay Bancorp and the investors identified therein.8

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.

  8.1 Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters.

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of Deloitte & Touche LLP for Coast Bancorp.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).

 23.4        Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
             8.1).

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.

 99.1        Form of Coast Bancorp Proxy.

 99.2        Form of Greater Bay Bancorp Proxy.

--------
1. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 16, 1999.
2. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
3. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.
4. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
5. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K, filed with the SEC on October 25, 1995.
6. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.
7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.
8. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on December 28, 1999.